UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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FTI CONSULTING, INC.
(Name of Registrant as Specified In Its Charter)

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FTI CONSULTING

Notice of Annual Meeting of Shareholders and **2025 Proxy Statement**

EXPERTS WITH IMPACT™

555 12th Street NW
Suite 700
Washington, D.C. 20004
+1.202.312.9100
April 21, 2025
DEAR FELLOW SHAREHOLDERS:
You are invited to join us at the annual meeting of shareholders of FTI Consulting, Inc., a Maryland corporation, on Wednesday, June 4, 2025 (the “Annual Meeting”), at 9:30 a.m., Eastern Time, at our principal executive office located at 555 12th Street NW, Suite 700, Washington, D.C. 20004.
Attached you will find a Notice of Meeting and our Proxy Statement, each of which contains information regarding the proposals that the Board of Directors is submitting to a vote of the shareholders, as well as instructions on how to vote your shares of common stock.
If you plan to attend the Annual Meeting in person, you must register in advance by no later than May 14, 2025 and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received a paper copy of the proxy materials. You will be asked to present your admission ticket and a valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Whether or not you attend the Annual Meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly authorizing a proxy to vote your shares by telephone or the Internet or, if you requested a printed copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting instruction card in the return envelope provided to you. Instructions on how to vote your shares or authorize a proxy to vote your shares begin on page 2 of the Proxy Statement.
Sincerely,

Gerard E. Holthaus
Chairman of the Board

FTI CONSULTING, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: June 4, 2025	Meeting Place: 555 12th Street NW Suite 700 Washington, D.C. 20004	Meeting Time: 9:30 a.m. (Eastern Time)	Record Date: Close of Business on March 6, 2025

ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:

PROPOSAL NUMBER	PROPOSAL	BOARD OF DIRECTORS’ VOTING RECOMMENDATION
No. 1	Consider and vote upon the election as directors of the nine nominees named in the Proxy Statement	FOR each nominee
No. 2	Consider and vote upon the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2025	FOR
No. 3	Consider and vote upon an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2024 as described in the Proxy Statement	FOR
No. 4
Approve the amendment to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan to (i) increase the number of authorized shares of common stock issuable by an additional 676,000 shares and (ii) extend the expiration date to June 4, 2035
FOR
The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof
Postponements and Adjournments:
Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above or at any other time and date to which the meeting may be properly postponed or adjourned.

In-Person Meeting Admission:
Admission will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Information About The Annual Meeting And Voting — How Do I Attend the Annual Meeting?” beginning on page 5 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined beginning on page 5, you will not be admitted to the annual meeting of shareholders to be held on June 4, 2025 (the “Annual Meeting”). Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, we hope you will authorize a proxy to vote on your behalf as soon as possible. For specific instructions on how to authorize a proxy to vote your shares, please refer to the section titled “Information About The Annual Meeting And Voting” beginning on page 2 of the Proxy Statement. Make sure to have your proxy card or voting instruction form in hand to authorize a proxy to vote your shares. You may vote or authorize a proxy to vote your shares as follows:

In person at the Annual Meeting	By telephone at +1.800.690.6903	Over the Internet at www.ProxyVote.com	By mailing your completed proxy card in the envelope provided

By Order of the Board of Directors, Michael Rosenthall Associate General Counsel and Corporate Secretary April 21, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2024 Annual Report on or about April 21, 2025. Our Proxy Statement and 2024 Annual Report are available online at www.ProxyVote.com.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF SHAREHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	6

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	7
THE DIRECTOR NOMINATION PROCESS	7
INDEPENDENCE OF DIRECTORS	11
PROPOSAL NO. 1 — ELECT AS DIRECTORS THE NINE NOMINEES NAMED IN THE PROXY STATEMENT	12
INFORMATION ABOUT THE NOMINEES FOR DIRECTOR	13
DIRECTOR ATTENDANCE AT MEETINGS	18
COMMITTEES OF THE BOARD OF DIRECTORS	18
COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP	22

CORPORATE GOVERNANCE	25
GOVERNANCE PRINCIPLES	25
OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES	25
BOARD LEADERSHIP STRUCTURE	26
OVERSIGHT OF RISK MANAGEMENT	29
CYBERSECURITY OVERSIGHT	29
COMPENSATION-RELATED RISKS	30
BOARD AND COMMITTEE SELF-ASSESSMENTS	30
CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT	31
SUCCESSION PLANNING	31
CODE OF CONDUCT	31
SHAREHOLDER NOMINEES FOR DIRECTOR	31
COMMUNICATIONS WITH DIRECTORS	32

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS	33
PROPOSAL NO. 2 — RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025	33
PROPOSAL NO. 3 — VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2024 AS DESCRIBED IN THE PROXY STATEMENT	34
PROPOSAL NO. 4 — APPROVE THE AMENDMENT TO THE FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE AND EXTEND THE EXPIRATION DATE AS DESCRIBED IN THE PROXY STATEMENT	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION	45
NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES	45
COMPENSATION DISCUSSION AND ANALYSIS	46
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	76
SUMMARY COMPENSATION TABLE	77
EQUITY COMPENSATION PLANS	79
EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS	84
PAY VS. PERFORMANCE DISCLOSURE	89
CEO PAY RATIO	92

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	93
REVIEW AND APPROVAL OF RELATED-PARTY TRANSACTIONS	93
2024 RELATED-PARTY TRANSACTIONS	93

PRINCIPAL ACCOUNTANT FEES AND SERVICES	94

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	95

PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS	97

APPENDIX A — DEFINITIONS AND RECONCILIATIONS OF NON-GAAP TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES	A-1

APPENDIX B — DEFINITIONS OF ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2024 AND RECONCILIATIONS TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES
B-1

APPENDIX C — RECONCILIATIONS OF THE NUMBER OF “EMPLOYEES,” INCLUDING INDEPENDENT CONTRACTORS, TO THE NUMBER OF “EMPLOYEES,” EXCLUDING INDEPENDENT CONTRACTORS, FOR THE CALENDAR YEARS ENDED DECEMBER 31, 2024, DECEMBER 31, 2023, DECEMBER 31, 2022, DECEMBER 31, 2021, DECEMBER 31, 2020 AND DECEMBER 31, 2019
C-1

APPENDIX D — FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN (INCORPORATING AMENDMENT NO. 2)	D-1

APPENDIX E — AMENDMENT NO. 2 TO FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN (ADOPTED EFFECTIVE AS OF JUNE 4, 2025)	E-1

PROXY SUMMARY
This Proxy Summary highlights certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the annual meeting of shareholders to be held on June 4, 2025 (the “Annual Meeting”). This Proxy Summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting or authorizing a proxy to vote on your behalf.
GENERAL INFORMATION

Date:	June 4, 2025
Time:	9:30 a.m., Eastern Time
Location:	FTI Consulting, Inc. 555 12th Street NW Suite 700 Washington, D.C. 20004
Record Date:	Close of business on March 6, 2025
Stock Symbol:	FCN
Exchange:	New York Stock Exchange (the “NYSE”)
Common Stock Outstanding as of the Close of Business on the Record Date Entitled to Vote at the Annual Meeting:	35,380,246 shares of common stock, par value $0.01 per share (“Common Stock”)
Registrar and Transfer Agent:	Equiniti, LLC
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com

FORWARD-LOOKING STATEMENTS
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial uncertainties and risks and are based on estimates and assumptions. All statements other than statements of historical or current facts, including statements regarding the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization, environmental, social and governance (“ESG”)-related matters and other sustainability plans, initiatives, projections, goals, commitments, expectations or prospects, made in this document are forward-looking. We use words such as anticipates, believes, commits, expects, future, goal, intends, plans, projects, seeks, aspires and similar expressions to identify forward-looking statements. Any references to standards of measurement and performance made regarding our ESG- or other sustainability-related plans, goals, commitments, intentions, aspirations, forecasts or projections, or expectations are developing and based on assumptions and beliefs. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our annual report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2025. No assurance can be given that any plan, goal, commitment, intention, aspiration, forecast, or projection or expectation can or will be achieved. The inclusion of any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, forecasts or projections, intentions, aspirations, beliefs or expectations contemplated by us will be achieved. Given these risks, uncertainties and other factors, you should not place undue reliance on any forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law. Website references and references to policies and reports throughout this document are provided for convenience only, and the content of referenced websites, policies and reports is not incorporated by reference into this document.
i

ABOUT FTI CONSULTING
Our Purpose
We are one company with five business segments that are united by one purpose: to help our clients when they are facing major moments of crisis and transformation.
Our Values
Integrity | Creativity | Achievement | Respect | Empathy

FTI Consulting at a Glance

1982

Year founded

8,370+

Employees worldwide

800+

Senior Managing Directors

34

Offices in 34 countries and territories around the globe

817

Ranked 817 on the Fortune 1000

100

Advisor to all 100 of the world's top 100 law firms as ranked by *The American Lawyer* Global 100 list

90

Advisor to 90 of the Fortune 100 companies

71

Advisor to 71 of the top 100 private equity firms as ranked by the Private Equity International 300 list

2024 Awards & Recognition
FTI Consulting is a leading global expert firm for organizations facing crisis and transformation. Below are select awards and recognitions FTI Consulting received in 2024.

Most Professionals Named to the Lexology Index Arbitration Expert Witnesses List Lexology Index [1]	Consulting Firm of the Year Lexology Index [1]	Global PR Firm of the Year Global M&A Network	#1 U.S. Restructuring Advisor *The Deal*
Competition Economics Firm of the Year Lexology Index [1]	Named a Leader in the Litigation Support, Crisis & Risk Management, NewLaw and Fintech Guides *Chambers and Partners*	Among the Top Three Expert Witness Firms on GAR 100 Expert Witness Firms' Power Index *Global Arbitration Review*	Restructuring & Insolvency Advisors Firm of the Year Lexology Index [1]
Elite Competition Economics Firm *Global Competition Review*	Most Prestigious Consulting Firms in North America Vault	Most Professionals Named to the Lexology Index Restructuring & Insolvency List Lexology Index [1]	UK Top 150 Consultancies *PRWeek*
Top Consulting Firms in the UK and Middle East *Consultancy UK* and *Consultancy Middle East*	Most Professionals Named to the Lexology Index Competition List Lexology Index [1]	Top Change Management Consulting Firms in the USA *Consulting U.S.*	Investigations Digital Forensics and Investigations Forensic Accounting Firm of the Year Lexology Index [1]

(1)	Lexology Index was formerly known as Who’s Who Legal until changing its name in 2024.

2024 Achievements

$3.7 Billion

Global revenues of $3.7 billion, reflecting 6% growth compared with 2023.

$7.81 and $7.99

Record Earnings per Diluted Share ("EPS") of $7.81 and Adjusted EPS [1] of $7.99.

Diverse Revenue Growth

All five business segments delivered record revenues in 2024.

Global Platform

Revenues outside of the U.S. represented 36% of company revenues in 2024.

$660.5 Million

Cash and cash equivalents of $660.5 million for the year ended December 31, 2024.

$516.3 Million

Returned $516.3 million to shareholders through share repurchases since 2020.

(1)
See Appendix A for the definitions of earnings per diluted share (“EPS”), as adjusted (“Adjusted EPS”), and other financial measures for financial reporting purposes referred to in this Proxy Statement that have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and are considered not in conformity with GAAP (“non-GAAP”) under the rules promulgated by the SEC and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish annual incentive pay (“AIP”) of our named executive officers (“NEO”) for the year ended December 31, 2024 (“2024 AIP”). See the section of this Proxy Statement titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics” beginning on page 61 and Appendix B for the definitions of similarly named non-GAAP financial measures for determining 2024 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Our Strategy for Sustainable Growth
We believe that the fundamental strength of this Company is our people’s unrelenting commitment to deliver for their clients when they are facing moments of crisis and transformation.
v

Sustainable growth in professional services comes from attracting, developing, promoting and retaining great professionals with ambitions to grow their business and deepen their client relationships. Our financial results have shown that if we do the right things for our business over any medium-term period, even though market conditions and quarterly results can fluctuate, through those efforts we can build a powerful growth engine that delivers for our people, clients and shareholders.
This focus means not overreacting to temporary factors that are out of management’s control and being willing to support our strong segments, practices and professionals, even in the face of short-term market headwinds, because we believe over any multiyear period, the financial performance of great professional services firms is dictated by components of the business that can be influenced by management, such as:
◼	Attracting, developing, promoting and retaining talented professionals who can strengthen and build leading positions in areas of critical client needs.
◼	Investing EBITDA behind key growth areas in which we have a right to win.
◼	Leveraging investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions.
◼	Actively evaluating and considering opportunistic acquisitions but committing on a day-in, day-out basis to growth by organic means.
◼	Maintaining a strong balance sheet and committing to using our robust cash flow generation to enhance shareholder returns.
◼	Creating an inclusive and high-performing culture where our professionals can grow their career and achieve their full potential.
◼	Being a responsible corporate citizen that drives positive change in the communities in which we do business.
While we achieved record revenues and Adjusted EPS in 2024, it is our multiyear performance that we measure our success against. We believe if we continue to have the confidence to not overreact to short-term factors, over the medium term, we can build businesses that great people want to be a part of — businesses that attract great people, support their ambitions and foster their professional development, and allow them to build teams and client relationships that, through the short-term headwinds and tailwinds, become sustainable, powerful, durable and resilient growth engines over time.

Our Strategy in Action – A Powerful Platform for Sustainable Growth

(1)
See Appendix A for the definitions of Adjusted EBITDA, Adjusted EPS, organic revenue growth and other non-GAAP financial measures for financial reporting purposes referred to in this Proxy Statement and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish 2024 AIP of our NEOs. See the section of this Proxy Statement titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics” beginning on page 61 and Appendix B for the definitions of similarly named financial measures for determining 2024 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
ESG-RELATED PRACTICES, POLICIES, PROGRESS AND ACHIEVEMENTS
FTI Consulting believes proactively identifying and addressing Environmental, Social and Governance risks and opportunities are important to both sustaining our strong growth trajectory and maintaining our operations. The below section discusses key ESG-related initiatives and progress the Company made in 2024.
For further information on these disclosures and to learn more about FTI Consulting’s ESG Program, please review our Governance page on the FTI Consulting website. More information on the calculation of FTI Consulting’s environmental impact is available in our Environmental Responsibility & Climate Change Disclosure Policy, which is available on our Governance page.
Environmental
The ongoing consequences of climate change, such as extreme weather events and biodiversity loss, are made more apparent every year. As a global company with widespread operations, FTI Consulting and its professionals are committed to doing our part in addressing climate change and reducing our emissions intensity per employee (1) as we grow.

◼
Set forward-looking targets toward our ambition of reaching net-zero greenhouse gas (“GHG”) emissions by 2030 — including the following reductions against our 2019 baseline — and submitted our letter of intent to the Science Based Targets initiative (SBTi) to validate our emissions reduction targets:

◼	Reduce our Scope 1 emissions by 50% by 2030, excluding HFCs. (2)
◼	Reduce our Scope 2 emissions by 50% per employee (1) by 2030.
◼	Reduce our Scope 3 emissions from business travel by 50% per employee (1) by 2030.
◼	Reduced emissions intensity per employee (1) by 43% from 4.90 MT CO2e in 2019 to 2.77 MT CO2e in 2024.
◼	Increased percentage of real estate portfolio, as measured by square footage, powered or offset by 100% renewable energy from 44% in 2023 to 56% in 2024.
◼	Reduced square footage per employee (1) by 45% in 2024 compared with 2019.
For more information about FTI Consulting’s environmental practices and the methodology used to calculate our environmental impact, please review the Company’s Environmental Responsibility & Climate Change Disclosure Policy, which is available on our Governance page.
(1)
“Per employee” refers to FTI Consulting’s total employee headcount (excluding independent contractors) as reported in our annual reports on Form 10-K filed with the SEC plus independent contractors. “Independent contractors” are defined as temporary resources who at times may travel on behalf of FTI Consulting for business purposes. See Appendix C for the reconciliations of “employees, excluding independent contractors,” to “employees, including independent contractors,” for each applicable calendar year ended December 31.

(2)
HFCs, or refrigerant gas losses associated with office operations, are not included in FTI Consulting’s publicly reported 2024 emissions Scope 1 inventory. We are currently evaluating if HFCs are relevant to our business operations and our operational boundary. If relevant, we will revisit our Scope 1 emissions inventory and targets.

Social
FTI Consulting seeks to empower our people to do good in the communities in which we live and work; to foster an inclusive culture; and to be the company of choice for the best professionals to build and advance in their career.

◼	37% of employees (1) participated in FTI Consulting’s Corporate Citizenship Program in 2024.
◼	FTI Consulting professionals contributed approximately $12.7 million in pro bono services in 2024.
◼	Employee engagement score of 79% job satisfaction in 2024. (2)
◼	Voluntary employee turnover rate of 9% in 2024.
◼	Achieved a 90% and an 81% acceptance rate for experienced hires and campus hires, respectively, in 2024.
◼	91% of employees (1) participated in talent development training programs in 2024.
◼	Global job applications increased 54% in 2024 compared with 2023.
(1)	“Employees” refer to FTI Consulting’s total headcount as reported in our Annual Report on Form 10-K filed with the SEC for each calendar year ended December 31.
(2)	Employee engagement statistics are based on employee responses to the Company’s 2024 Great Place to Work® survey.
Governance
Our approach to corporate governance is informed by principled actions, effective decision making, and appropriate monitoring of compliance, risks and performance.

Board Oversight
◼	The Nominating, Corporate Governance and Social Responsibility (“NCGSR”) Committee oversees FTI Consulting’s ESG strategy and performance.
Best Practice Board Leadership
◼	89% of our director nominees are independent.
◼	Independent non-Executive Board Chair and, following Board transition, empowered Lead Independent Director serves in ex-officio capacity on all Board Committees.
◼	100% independent Board Committee membership.
◼	Annual election of directors by majority vote in uncontested elections, with director resignation policy.
◼	The NCGSR Committee reviews the Board leadership structure annually.
◼	Our independent directors meet in executive session regularly, have access to management and other employees, and conduct annual self- and Board- evaluations.
◼	We require that directors own FTI Consulting stock with a value of 5x the base annual retainer, and we have a director retirement policy.
◼	33% of director nominees are female.
◼	22% of director nominees are based outside of the U.S.

Shareholder Rights
◼	No poison pill.
◼	No outstanding enhanced voting rights shares.
Compliance and Business Ethics
◼	Code of Ethics and Business Conduct Policy supported by training for all employees globally.
◼	Privacy Policy and mandatory periodic information technology security and privacy training for all employees globally.
◼	Third-party contractors must acknowledge FTI Consulting’s Anti-Corruption Policy and Vendor Code of Conduct.
◼	Policy on Reporting Concerns and Non-Retaliation and access to anonymous FTI Consulting Integrity Helpline for officers, employees and non-employee directors.
◼	Policy on Inside Information and Insider Trading supported by training for all employees globally.
◼	Policies related to specific legal and business requirements, such as anti-corruption laws, privacy laws and international sanctions rules.
x

KEY ELEMENTS OF 2024 COMPENSATION PROGRAM
Our executive compensation program is strongly linked to the financial and operational performance of the Company. The overall design of our compensation program and each of its three primary components has remained substantially consistent for 2024 compared with 2023.

Annual Cash Base Salary	Fixed element of annual compensation. No change to the annual cash base salary “base salary” of our NEOs for 2024.
Annual Incentive Pay (“AIP”) Program
Short-term cash incentive with variable payout opportunities based on Adjusted EPS, Adjusted EBITDA and individual performance measured against annual performance goals.
No changes to the types of AIP performance measures and target values as a multiple of base salary payout opportunities for our CEO in 2024. AIP target opportunity for our other NEOs increased from 1.0x base salary in 2023 to 1.25x base salary in 2024.

Long-Term Incentive Pay (“LTIP”) Program
Long-term equity incentives in the form of annual time-based award of restricted stock units (“RSU”) to our Chief Executive Officer (“CEO”) and time-based restricted stock awards (“RSA”) to all other NEOs, and awards of performance-based RSUs (“Performance RSU”) to all NEOs, with multiyear vesting schedules.
No changes to LTIP performance measures and form of payout for our CEO in 2024. Target LTIP opportunity for our other NEOs increased from 1.0x base salary in 2023 to 1.25x base salary in 2024.

As noted above, we increased 2024 AIP and LTIP opportunities for our other NEOs from 1.0x base salary to 1.25x base salary. These changes were made as part of our bi-annual peer group benchmarking to better align both total compensation opportunities and the individual pay elements with those of our peers, and ensure that we remain competitive in attracting and retaining our NEOs. The changes are also consistent with our focus on pay-for-performance with which our executive compensation program is designed.
The charts below demonstrate that the Company’s executive compensation program emphasizes at-risk pay, with 88.9% of our CEO’s target annual total compensation at-risk and 71.4% (an increase from 66.7% in prior years) of our other NEOs’ target annual compensation at-risk:

2024 CEO’s Compensation at Target	2024 Other NEOs’ Compensation at Target
$9.0 M Total Opportunity, Split	$2.45 M Total Opportunity, Split

2024 SHAREHOLDER ENGAGEMENT AND OUTREACH
Consideration of Most Recent Say-on-Pay Vote Results
At our annual meeting of shareholders on June 5, 2024, our shareholders expressed support for our executive compensation program with approximately 99% of the votes cast in favor of our say-on-pay proposal approving our NEOs’ compensation for the year ended December 31, 2023. Our 2024 compensation decisions were informed by shareholder discussions conducted in late 2023 and early 2024, facilitated through outreach to our top 20 shareholders, representing approximately 70% of our outstanding shares. Discussions with our shareholders reinforced our belief that the changes we have adopted over the past several years were responsive to our shareholders’ feedback. For more information, see the section titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — What Guides Our Program — How We Make Compensation Decisions — The Decision-Making Process” on page 55 of this Proxy Statement.
Robust Shareholder Engagement and Outreach
We have a robust shareholder engagement program that proactively offers shareholders access to management and the Board at multiple touchpoints throughout the year. We regularly speak with a broad spectrum of our shareholders on a variety of topics. Such communications allow us to provide perspective on Company policies and practices, stay attuned to shareholder sentiment, and address shareholder concerns with our policies and practices, when appropriate. Generally, we communicate with our major shareholders through our executive management and investor relations professionals. Periodically, our Chairman of the Board and Chair of the Compensation Committee communicate with major shareholders as well, which allows our directors to directly solicit and receive our shareholders’ views on our strategy, performance and executive compensation program.

Fall
Informed by our summer report, we conduct discussions with shareholders to assess corporate governance and compensation trends and practices that are important to them.

Winter
Report shareholder feedback from our fall meetings to the Board and use shareholder feedback to enhance our proxy disclosure and make appropriate changes to our governance practices and executive compensation program.

Spring
Conduct follow-up conversations with our largest shareholders and extend an invitation to our 20 largest non-executive shareholders to discuss important issues that will be considered at our upcoming annual meeting.

Summer
Prepare a report for the Board that includes a review of voting results and feedback we received from our shareholders during the proxy season. This discussion informs outreach and engagement plans for our meetings with shareholders during the fall.

BOARD COMPOSITION AND CHARACTERISTICS
Our nine director nominees are a group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe are critical to maintaining a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have a broad range of expertise and skills that enable them to effectively carry out their duties and responsibilities.
Board Refreshment and Leadership
Each of Gerard E. Holthaus, our current non-employee independent Chairman of the Board and a member of our Audit and Compensation Committees, and Brenda J. Bacon, Chair of our NCGSR Committee and a member of our Compensation Committee, will reach age 75 prior to the Annual Meeting and therefore, pursuant to our Corporate Governance Guidelines, will not be nominated to stand for re-election to the Board.
Our Board and the NCGSR Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering and evaluating potential Board candidates in connection with an ongoing review of Board needs. The Board also annually reviews and assesses its composition through its self-evaluation process.
The NCGSR Committee has spent considerable time in recent years focusing on intentional, long-term Board refreshment. To that end, the Board added three new directors, Elsy Boglioli in 2023, and Eric T. Steigerwalt and Janet H. Zelenka in 2025 and it believes that those additions to the Board bring a broad range of skills, experience and perspectives that further contribute to an engaged and well-balanced Board.
In March 2025, the Board increased its size from nine directors to 11 directors and appointed Eric T. Steigerwalt and Janet H. Zelenka to fill the newly created vacancies. Mr. Steigerwalt is President and Chief Executive Officer of Brighthouse Financial, Inc., one of the largest providers of annuities and life insurance in the United States. Ms. Zelenka is the former Executive Vice President, Chief Financial Officer and Chief Information Officer of Stericycle, Inc., a business-to-business services company that specializes in regulated medical waste disposal and compliance solutions that was acquired by WM (formerly known as Waste Management) in November 2024. As a CEO, Mr. Steigerwalt adds a deep understanding of operations, finance and culture to drive strategic outcomes, while Ms. Zelenka brings significant Audit Committee expertise in finance, IT, cybersecurity, governance and corporate ethics. The Board has approved a decrease in its size from 11 directors to nine directors, effective automatically as of the Annual Meeting, in light of the retirement of each of Mr. Holthaus and Ms. Bacon.
In anticipation of Mr. Holthaus’s retirement, the Board has determined that it is in the Company’s best interest to appoint Mr. Gunby, our President and CEO and a member of our Board of Directors, as Chairman of the Board and to appoint Claudio Costamagna as Lead Independent Director, both effective upon their re-election as directors at the Annual Meeting.
In light of Mr. Holthaus’ and Ms. Bacon’s retirements from the Board, the appointments of Mr. Steigerwalt and Ms. Zelenka, and the appointments of Mr. Gunby as Board Chairman and Mr. Costamagna as Lead Independent Director, the NCGSR Committee expects to reconsider Board Committee composition at its regularly scheduled meeting immediately following the Annual Meeting.
Assuming the election of all nine nominees as directors of the Company by shareholders at the Annual Meeting, the following describes certain characteristics of the Board following their election.

89% Independent Directors	33% Female Directors	7 Years Average Tenure (Range: 0 to 13 years)	64 Average Age	22% Directors Based Outside of U.S.

Detailed information on each of our nine director nominees can be found in the section titled “Information About The Board Of Directors And Committees — Information About The Nominees For Director” beginning on page 13 of this Proxy Statement. The ages listed below are as of March 6, 2025, the record date for the Annual Meeting. In light of Mr. Holthaus’s and Ms. Bacon’s retirements from the Board, the appointments of Mr. Steigerwalt and Ms. Zelenka, and the appointments of Mr. Gunby as Board Chairman and Mr. Costamagna as Lead Independent Director, the NCGSR expects to reconsider Board Committee composition at its regularly scheduled meeting immediately following the Annual Meeting.

				COMMITTEE MEMBERSHIP
DIRECTOR	AGE	DIRECTOR SINCE	INDEPENDENT DIRECTOR	AUDIT	COMPENSATION	NCGSR
Steven H. Gunby President and Chief Executive Officer of FTI Consulting, Inc.	67	2014
Mark S. Bartlett Retired Partner at Ernst & Young LLP	74	2015	✔	•
Elsy Boglioli Chief Executive Officer of Bio-Up	43	2023	✔	•		•
Claudio Costamagna Chairman of CC e Soci S.r.l.	68	2012			C
Nicholas C. Fanandakis Retired Chief Financial Officer of DuPont de Nemours, Inc.	68	2014	✔	C
Stephen C. Robinson Retired Partner at Skadden, Arps, Slate, Meagher & Flom LLP	68	2022	✔	•		•
Laureen E. Seeger Chief Legal Officer of the American Express Company	63	2016	✔		•	•
Eric T. Steigerwalt* President and Chief Executive Officer of Brighthouse Financial, Inc.	63	2025	✔
Janet H. Zelenka* Retired Executive Vice President, Chief Financial Officer and Chief Information Officer of Stericycle, Inc.	66	2025	✔

Lead Independent Director Nominee
C	Committee Chair
*	Mr. Steigerwalt and Ms. Zelenka were appointed to the Board in March 2025, but have not yet been appointed to any committees.

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL NUMBER	PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION

No. 1	Consider and vote upon the election as directors of the nine nominees named in the Proxy Statement	FOR each nominee

Each of the nine directors has been nominated by the Board to stand for election as a director of the Company. Each nominee, if elected, will serve as a director for a one-year term until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest). (See page 12)

No. 2	Consider and vote upon the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2025	FOR

Our Audit Committee has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our books and records for the year ending December 31, 2025. KPMG has acted as our auditor since 2006. We are offering shareholders the opportunity to ratify the appointment of our independent registered public accounting firm as a matter of good corporate governance practice. (See page 33)

No. 3	Consider and vote upon an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2024 as described in the Proxy Statement	FOR

In accordance with applicable law and the preference of our shareholders to cast an advisory (non-binding) vote on say-on-pay every year, we are affording our shareholders the opportunity to cast an advisory (non-binding) vote to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2024 as described in the Proxy Statement for the Annual Meeting.” (See page 34)

No. 4
Consider and vote upon the amendment to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan to (i) increase the number of authorized shares of common stock issuable by an additional 676,000 shares and (ii) extend the expiration date to June 4, 2035
FOR

Effective upon the approval of shareholders, the 2017 Plan will be amended to (i) increase the number of shares of Common Stock issuable under the 2017 Plan by an additional 676,000 shares and (ii) extend the expiration date of the 2017 Plan to June 4, 2035. We believe that the additional available shares of our Common Stock under the 2017 Plan will be sufficient to cover our equity needs for approximately three to five years (including 2025). (See page 35)

The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof

555 12th Street NW
Suite 700
Washington, D.C. 20004
+1.202.312.9100
April 21, 2025
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF SHAREHOLDERS
The annual meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI Consulting”), will be held on June 4, 2025 (the “Annual Meeting”) at 9:30 a.m., Eastern Time, at FTI Consulting’s principal executive office, which is located at 555 12th Street NW, Suite 700, Washington, D.C. 20004.
Our Board of Directors (the “Board”) is soliciting our shareholders’ proxies to be exercised at the Annual Meeting. Shareholders of the Company as of the close of business on March 6, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting.
This proxy statement (“Proxy Statement”) provides information that you should read before you vote (or authorize a proxy to vote) on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares of common stock, par value $0.01 per share (“Common Stock”), of the Company.
On or about April 21, 2025, we began mailing or emailing to shareholders of record as of the close of business on the Record Date a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our annual report to shareholders for the year ended December 31, 2024 (the “2024 Annual Report”) online, and we began sending a full set of the proxy materials and the 2024 Annual Report to shareholders who previously requested a paper copy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY MATERIALS?
You are invited to attend the Annual Meeting and are entitled to consider and vote on the items of business described in this Proxy Statement. The proxy materials include the Notice. If you received a paper copy of the proxy materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.
The information in this Proxy Statement describes (i) the proposals to be considered and voted on at the Annual Meeting, (ii) the voting process, (iii) the nine nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (collectively, the “Committees”), (v) the compensation of our named executive officers (“NEO”) and non-employee directors for the year ended December 31, 2024 and (vi) certain other information we are required or have chosen to provide to you.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
We are sending a Notice, by mail or email, to many shareholders instead of a paper copy of the proxy materials and the 2024 Annual Report. All shareholders receiving the Notice will find instructions on how to access this Proxy Statement and the 2024 Annual Report on the website referred to in the Notice or how to request a printed set of these materials at no charge. Choosing to receive future proxy materials and annual reports over the Internet or by email will save us the cost of printing and mailing documents and will reduce the impact on the environment of holding annual meetings. Your election to receive the proxy materials and annual reports over the Internet or by email will remain in effect until terminated. Your Notice will contain instructions on how to:
◼	view our Proxy Statement for the Annual Meeting on the Internet;
◼	view our 2024 Annual Report on the Internet;
◼	vote your shares of Common Stock of the Company or authorize a proxy to vote your shares; and
◼	instruct us to send future proxy materials to you by mail or electronically by email.
WHY DID I RECEIVE A PAPER COPY OF THE PROXY MATERIALS AND 2024 ANNUAL REPORT?
We are providing some of our shareholders, including shareholders who have previously requested a paper copy of the proxy materials and 2024 Annual Report and some of our shareholders who live outside the United States (“U.S.”), with a paper copy of this Proxy Statement and the 2024 Annual Report instead of the Notice. In addition, any shareholder may request to receive proxy materials and annual reports in printed form by mail or electronically by email or over the Internet.
HOW CAN I REQUEST A PAPER COPY OF THE PROXY MATERIALS AND 2024 ANNUAL REPORT?
Shareholders will find instructions about how to obtain a paper copy of the proxy materials and the 2024 Annual Report in the Notice or the email you receive. Additionally, we will promptly send a copy of the 2024 Annual Report to shareholders at no charge upon written request to our Corporate Secretary at FTI Consulting, Inc., 555 12th Street NW, Suite 700, Washington, D.C. 20004 or by email to FTI2025annualmeeting@fticonsulting.com.
WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?
The Annual Meeting will be held on Wednesday, June 4, 2025 at 9:30 a.m., Eastern Time. The Annual Meeting will be held in person at our principal executive office located at 555 12th Street NW, Suite 700, Washington, D.C. 20004, telephone no. +1.202.312.9100.
WHO MAY VOTE AT THE ANNUAL MEETING?
You may vote all of the shares of our Common Stock that you own as of the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 35,380,246 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS A QUORUM?
A quorum must be present at the Annual Meeting in order to transact business. A quorum will be established if shareholders entitled to cast a majority of all votes entitled to be cast on any matter are represented in person or by proxy at the Annual Meeting. If a quorum is not established, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned without a vote of shareholders by the chair of the Annual Meeting until such time as a quorum is present, with no notice other than announcement at the Annual Meeting.
Proxies received and marked as abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the proxy or broker to abstain from voting on a particular matter instead of voting “for” or “against” the matter.
WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?

Proposal No. 1: Consider and vote upon the election as directors of the nine nominees named in the Proxy Statement
As there are nine nominees for the nine director seats up for election, each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “AGAINST” his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Consider and vote upon the ratification of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2025
Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2025 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the outcome of this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG for the year ending December 31, 2025.

Proposal No. 3: Consider and vote upon an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2024 as described in the Proxy Statement

The approval of an advisory resolution approving the compensation of our named executive officers for the year ended December 31, 2024 as described in this Proxy Statement for the Annual Meeting requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on the outcome of this proposal. However, this proposal is an advisory (non-binding) proposal.

The Board recommends a vote FOR the advisory (non-binding) resolution to approve the compensation of our named executive officers for the year ended December 31, 2024 as described in the Proxy Statement for the Annual Meeting.

Proposal No. 4: Consider and vote upon an amendment to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan to (i) increase the number of authorized shares of common stock issuable by an additional 676,000 shares and (ii) extend the expiration date to June 4, 2035

The amendment to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 4 and will have no effect on the outcome of this proposal.

The Board recommends a vote FOR the approval of the amendment to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan.

If you sign, date and return a proxy card, or otherwise authorize your proxy but do not complete voting instructions for a specific proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.
CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be considered and voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by requesting a paper proxy card or how to vote in person by attending and submitting a ballot at the Annual Meeting.
WHO PAYS THE COSTS OF THE PROXY SOLICITATION?
The Company will pay the cost of soliciting proxies. In addition to the mailing or emailing of the Notice, the proxy materials and the 2024 Annual Report, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers, directors and employees, who will not receive any additional compensation for such solicitation activities.
WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank, or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote, or authorize a proxy to vote, all your shares on each proxy card or voting instruction card received.
WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD OR VOTE BY SOME OTHER METHOD?
If you are a registered “record” shareholder and you do not authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person. However, if you sign, date and return a proxy card but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.
If your shares are held in a brokerage account or by a trust, bank, or other nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials would have been forwarded to you by or on behalf of that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks, and other nominees and fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder on how to vote, and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank, or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares you beneficially own at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting. It may take several days or more to obtain a legal proxy.
If your shares are held for you in street name (i.e., you own your shares through a brokerage, bank or other institutional account), you are considered the beneficial owner of those shares but not the record holder. This means that you vote by providing instructions to your broker rather than to the Company. Brokers holding shares must vote according to specific instructions they receive from the beneficial owner of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. Broker non-votes are not considered as votes cast and will have no effect on the outcome of the election of the nine nominees for director or on any of the other proposals.

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?
You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:
◼
You may notify our Corporate Secretary, at our office at 555 12th Street NW, Suite 700, Washington, D.C. 20004 or by email to FTI2025annualmeeting@fticonsulting.com, in writing that you wish to revoke your proxy.

◼	You may submit a proxy dated later than your original proxy.
◼
You may attend the Annual Meeting and vote by ballot if you are a shareholder of record. Merely attending the Annual Meeting will not by itself revoke a previously authorized proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.

◼
For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided or, if you obtained a legal proxy from your broker, trust, bank, or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting. Again, attendance alone will not by itself revoke a previously authorized proxy.

HOW DO I ATTEND THE ANNUAL MEETING?
The Annual Meeting is currently scheduled to be held at 555 12th Street NW, Suite 700, Washington, D.C. 20004. If you plan to attend the Annual Meeting, you must register in advance by no later than May 14, 2025 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to shareholders as of the close of business on the Record Date or their authorized proxy holders or representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment and electronic devices will not be allowed in the meeting room. To gain admission to an in-person Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.
◼
If You Vote by Mail. If you are a shareholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

◼
If You Vote by Internet. If you are a shareholder of record and receive your materials electronically and authorize a proxy to vote your shares of Common Stock via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

◼
Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares as of the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.

◼
Authorized Proxy Holder or Named Representatives. If you are a shareholder as of the close of business on the Record Date and intend to appoint another individual as a proxy holder or authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 555 12th Street NW, Suite 700, Washington, D.C. 20004 or by email to FTI2025annualmeeting@fticonsulting.com. Each shareholder may appoint only one proxy holder or authorized representative to attend the meeting on his or her behalf. Requests for authorized proxy holders or named representatives to attend the Annual Meeting must be received no later than Wednesday, May 14, 2025. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company as of the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

◼	We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.

WHAT IS HOUSEHOLDING OF PROXY STATEMENT, OTHER PROXY INFORMATION AND 2024 ANNUAL REPORT?
Multiple shareholders who share a single address may receive only one Notice, Proxy Statement and 2024 Annual Report, as applicable, at that address, until such time as one or more of these shareholders notifies Broadridge Financial Solutions that they wish to receive individual copies. This practice, known as “householding,” reduces printing and postage costs. If you do not wish to participate in householding for future mailings, or if you received multiple copies of the proxy materials and annual reports and would prefer to receive a single copy in the future, please contact Broadridge Financial Solutions by calling its toll-free number at 1.866.540.7095 or by mail to Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Beneficial shareholders may request information about householding from their banks, brokers or other holders of record. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at our principal executive office or by email to FTI2025annualmeeting@fticonsulting.com, and we will promptly deliver the proxy materials to you.
ADDITIONAL INFORMATION
On or about April 21, 2025, we began sending a Notice of Internet Availability of Proxy Materials, or the Notice of the Annual Meeting, this Proxy Statement and the 2024 Annual Report in paper copies, to the Company’s shareholders of record as of the close of business on the Record Date. The 2024 Annual Report does not constitute a part of the proxy solicitation materials. The 2024 Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and 2024 Annual Report are available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
THE DIRECTOR NOMINATION PROCESS
Identification of Candidates as Directors for Election at the Annual Meeting
During the first quarter of each year, the Board and each Committee conduct a self-assessment, which helps to inform the director nomination process. The NCGSR Committee works with our Board to develop the qualifications, attributes and experience required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors the NCGSR Committee considers relevant.
The NCGSR Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates for nomination as directors and has the sole authority to negotiate the fees and terms of the retention of such advisors. In October 2024, the NCGSR Committee engaged Russell Reynolds Associates to assist in identifying candidates for nomination as directors and each of Mr. Steigerwalt and Ms. Zelenka was identified and recommended by Russell Reynolds Associates.
The NCGSR Committee evaluates directors for election each year as if they were new candidates. It may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, shareholders, or outside advisors or consultants. Any recommendations from shareholders should be submitted to the NCGSR Committee as described under “Corporate Governance — Communications With Directors” on page 32 of this Proxy Statement and should include the same information required under our Bylaws for nominating a director through the formal shareholder nomination process described under the section titled “Corporate Governance — Shareholder Nominees For Director” on page 31 of this Proxy Statement. The NCGSR Committee will evaluate candidates, including candidates recommended by shareholders, in the same manner, regardless of the source of the recommendation.
Director Nomination Actions
As part of its refreshment efforts, the NCGSR Committee focuses on confirming that the non-employee director candidates are independent and have a diverse skill set based on industry- and company-specific knowledge and will bring unique perspectives to the Board. The NCGSR Committee will also consider other attributes when evaluating candidates. Specifically, the refreshment process entails:

Board Composition Developments
Each of Gerard E. Holthaus, our current non-employee independent Chairman of the Board and a member of our Audit and Compensation Committees, and Brenda J. Bacon, Chair of our NCGSR Committee and a member of our Compensation Committee, will reach age 75 prior to the Annual Meeting and therefore, pursuant to our Corporate Governance Guidelines, will not be nominated to stand for re-election to the Board.
In March 2025, the Board increased its size from nine directors to 11 directors and appointed Eric T. Steigerwalt and Janet H. Zelenka to fill the newly created vacancies. Mr. Steigerwalt is President and Chief Executive Officer of Brighthouse Financial, Inc., one of the largest providers of annuities and life insurance in the United States. Ms. Zelenka is the former Executive Vice President, Chief Financial Officer and Chief Information Officer of Stericycle, Inc., a business-to-business services company that specializes in regulated medical waste disposal and compliance solutions that was acquired by WM (formerly known as Waste Management) in November 2024. As a CEO, Mr. Steigerwalt adds a deep understanding of operations, finance and culture to drive strategic outcomes, while Ms. Zelenka brings significant Audit Committee expertise in finance, IT, cybersecurity, governance and corporate ethics. The Board has approved a decrease in its size from 11 directors to nine directors, effective automatically as of the Annual Meeting, in light of the retirement of each of Mr. Holthaus and Ms. Bacon.
In anticipation of Mr. Holthaus’s retirement, the Board has determined that it is in the Company’s best interest to appoint Mr. Gunby, our President and CEO and a member of our Board of Directors, as Chairman of the Board, and to appoint Claudio Costamagna as Lead Independent Director, both effective upon their re-election as directors at the Annual Meeting.
In light of Mr. Holthaus’s and Ms. Bacon’s retirements from the Board, the appointments of Mr. Steigerwalt and Ms. Zelenka, and the appointments of Mr. Gunby as Board Chairman and Mr. Costamagna as Lead Independent Director, the NCGSR expects to reconsider Board Committee composition at its regularly scheduled meeting immediately following the Annual Meeting.
Other Director Qualifications
◼
Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that accelerate growth and change.

◼	Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes.
◼
Services or Industry Experience. Experience with our key practice offerings or client industries — such as capital markets, mergers and acquisitions, restructuring, consulting, energy, financial institutions, healthcare and telecom, media and technology — to deepen the Board’s understanding and knowledge of our business.

◼	Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic.
◼
Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management.

◼
Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.

◼
Diversity. Diverse attributes, background, professional skills, work experience and other qualities to bring unique perspectives to the Board to help broaden the Company’s understanding and knowledge of the markets and clients we serve.

In addition, the NCGSR Committee and the Board consider other factors as they determine to be appropriate, including:
◼	Integrity and Credibility. High ethical standards and strength of character in the candidate’s personal and professional dealings and a willingness to be held accountable.
◼	Business Judgment. Mature and practical judgment and a history of making good business decisions in good faith and in a manner that will be in the best interests of the Company and its stakeholders.

◼	Collaborative Work Ethic. Ability to work together with other directors and management to carry out his or her duties in the best interests of the Company and its stakeholders.
◼	Need for Expertise. Extent to which the candidate has some quality or experience that would fill a present need on the Board.
◼
Sufficient Time. Extent to which the candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board.

◼
Independence. Qualification of the candidate as independent under the rules of the New York Stock Exchange (“NYSE”) and the Company’s Categorical Standards of Director Independence, which are available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance and under the listing rules of the NYSE.

The NCGSR Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

Qualifications of the Director Nominees
Our nine director nominees are a group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe are critical to maintaining a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have varied expertise, skills and backgrounds that enable them to effectively carry out their duties and responsibilities.

DIRECTOR	LEADERSHIP	FINANCIALLY LITERATE	SERVICES OR INDUSTRY	GOVERNMENT	OTHER PUBLIC COMPANY BOARD EXPERIENCE	GLOBAL	CYBERSECURITY	INDEPENDENCE
Mark S. Bartlett	•	•	•		•	•		•
Elsy Boglioli	•	•	•		•	•		•
Claudio Costamagna	•	•	•		•	•		•
Nicholas C. Fanandakis	•	•	•		•	•		•
Steven H. Gunby	•	•	•		•	•
Stephen C. Robinson	•	•	•	•	•			•
Laureen E. Seeger	•	•	•		•	•		•
Eric T. Steigerwalt	•	•			•	•		•
Janet H. Zelenka	•	•				•	•	•

The NCGSR Committee discussed with each director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and elected by shareholders at the Annual Meeting. All of the director nominees welcome the opportunity to continue to serve as a director of the Company if elected by shareholders at the Annual Meeting.

The Director Nominees
Our nine director nominees are a group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe are critical to maintaining a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Assuming the election of all nine nominees as directors of the Company by shareholders at the Annual Meeting, the following graphics describe certain characteristics of the Board following their election:

89% Independent Directors	33% Female Directors	7 Years Average Tenure (Range: 0 to 13 years)	64 Average Age	22% Directors Based Outside of U.S.

INDEPENDENCE OF DIRECTORS
The Board has established Categorical Standards of Director Independence, which align with the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Our Categorical Standards of Director Independence are available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance. Based on those standards, the Board, upon the recommendation of the NCGSR Committee, affirmatively determined that, other than Steven H. Gunby, the eight non-employee directors named in this Proxy who are standing for election at the Annual Meeting are independent. Steven H. Gunby is not considered independent since he is our President and Chief Executive Officer (our “CEO”). In addition, the Board, upon the recommendation of the NCGSR Committee, affirmatively determined that our directors not standing for re-election at the Annual Meeting, Gerard E. Holthaus and Brenda J. Bacon, are independent. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under NYSE listing rules and the rules and regulations established by the SEC.
In making its independence determinations, the Board considered that Laureen E. Seeger is Chief Legal Officer of the American Express Company, Eric T. Steigerwalt is President and Chief Executive Officer of Brighthouse Financial, Inc. and Brenda J. Bacon is the past President and Chief Executive Officer of Brandywine Senior Living LLC, each a client of the Company. The Board determined that each of Ms. Seeger, Mr. Steigerwalt and Ms. Bacon is independent under the Categorical Standards of Director Independence after concluding that the Company’s engagements with each respective employer and its subsidiaries are in the ordinary course of the Company’s business on substantially the same terms as transactions with other clients of the Company for similar services, and neither Ms. Seeger, Mr. Steigerwalt nor Ms. Bacon has received any direct or indirect personal or pecuniary benefit from any such client engagements or transactions. The aggregate fees from such engagements with each of the American Express Company and its subsidiaries, Brighthouse Financial, Inc. and its subsidiaries and Brandywine Senior Living LLC and its subsidiaries amounted to less than the greater of $1.0 million or 2% of each of such company’s consolidated gross revenues for each of the years ended December 31, 2024, December 31, 2023 and December 31, 2022.
In addition, during each of the years ended December 31, 2024, December 31, 2023 and December 31, 2022, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director, trustee or partner, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1 — ELECT AS DIRECTORS THE NINE NOMINEES NAMED IN THE PROXY STATEMENT
Each of the nine directors nominated by the Board is standing for election at the Annual Meeting. Each nominee, if elected, will serve as a director for a one-year term until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest).
We do not know of any reason why any nominee would be unable to serve as a director, if elected. If any nominee is unable to serve or, for good cause, will not serve, which is not anticipated, the NCGSR Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees, and, if the Board agrees with the NCGSR Committee’s recommendation, it will nominate such person(s). If that happens, all valid proxies will be voted “FOR” the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Shareholders may not vote for a greater number of persons than the number of nominees named.
More detailed information about each of the nine nominees is provided in the section of this Proxy Statement titled “Information About The Board Of Directors And Committees — Information About The Nominees For Director” beginning on page 13 of this Proxy Statement.
Our policy is that all incumbent directors are expected to attend the Annual Meeting, except in cases of serious illness or extreme hardship.
Shareholder Approval Required. Each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “AGAINST” his or her election as a director at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to a director’s election and will have no effect on the election of directors. Any director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance — Our Significant Corporate Governance Policies And Practices” beginning on page 25 of this Proxy Statement.
The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Nine Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR
Other than Eric T. Steigerwalt and Janet H. Zelenka, who were recommended by a third-party search firm and elected to the Board effective March 28, 2025, the nominees were elected as directors of the Company at the 2024 Annual Meeting. Information about each of the nine directors nominated to stand for election at the Annual Meeting is detailed below. The ages listed are as of March 6, 2025, the record date for the Annual Meeting.

2025 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

Mark S. Bartlett Independent Director Director Since: 2015 Age: 74
Mark S. Bartlett has extensive accounting and financial services experience, having retired as a Partner of Ernst & Young LLP (“Ernst & Young”), a leading accounting firm, in 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a Certified Public Accountant.
Key Skills and Qualifications
In addition to knowledge of the Company and experience as a director and Audit Chair of public companies, Mr. Bartlett brings perspectives on accounting and financial reporting, experience in accounting-related rules and regulations of the SEC, professional services and risk management experience and perspectives on mergers and acquisitions, among other financial expertise to our Board.
Other Public Company Directorships and Committees:
 •
T. Rowe Price Group, Inc. (Chair of Audit Committee and Member of Executive Compensation and Management Development Committee)
 •
WillScot Mobile Mini Holdings Corp. (Chair of Audit Committee and Member of Compensation Committee)
 •
Zurn Elkay Water Solutions Corporation (Lead Independent Director) (Member of Audit Committee and Member of Executive Committee)

Elsy Boglioli Independent Director Director Since: 2023 Age: 43
Elsy Boglioli is the Chief Executive Officer of Bio-Up, a consulting firm providing advisory services to companies in the healthcare technology field, which she founded in 2019. From 2017 to 2019, Ms. Boglioli was Executive Vice President and Chief Operating Officer of Cellectis, a clinical-stage biopharmaceutical company focusing on cell therapies. Ms. Boglioli has extensive experience in the consulting services industry, having been employed by The Boston Consulting Group, a leading business strategy consulting services firm, from 2006 to 2017, and previously holding various positions, including Partner and Managing Director and leader of its biotech-focused business in Europe, and serving as a member of its global Strategy and Biopharma Practice leadership teams.
Key Skills and Qualifications
In addition to her various Chief Executive Officer roles, Ms. Boglioli brings deep experience in the professional services industry to our Board. Ms. Boglioli also provides perspectives on complex issues relevant to the Company’s business, including corporate strategy, international operational experience and the evolving healthcare industry.
Other Foreign Public Company Directorships and Committees:
 •
GenSight Biologics S.A. (Chair of Nominating Committee)
 •
OSE Immunotherapeutics SA (Member of Nominating and Remuneration Committee)
Select Current Foreign Non-Public Company Directorships and Committees:
 •
Treefrog Therapeutics (Chair)
 •
Inova.io
 •
Metafora Biosystems
 •
Womed Tech

2025 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

Claudio Costamagna Independent Director Director Since: 2012 Age: 68
Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in 2007, and CC Holdings S.r.l., its parent. Mr. Costamagna has extensive experience in investment banking, having served for 18 years, until 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from 2004 to 2006.
Key Skills and Qualifications
Mr. Costamagna offers our Board deep financial sector experience, including experience in corporate finance, investment banking, mergers and acquisitions, and private equity, as well as experience with management of global corporations. In addition, our Board believes Mr. Costamagna’s knowledge of our Company, along with his experience as a Chairman of various public and private companies, qualifies him to serve as a director.
Select Past Foreign Public Company Directorships:
 •
REVO S.p.A (Chairman)
 •
Cassa Depositi e Prestiti (Chairman)
Select Current Foreign Non-Public Directorships and Committees:
 •
CC e Soci S.r.l. (Chairman)
 •
Ferragamo Finanziaria S.p.A.
 •
Finavedi S.p.A.
 •
Italiana Petroli S.p.A.
 •
Salini Costruttori S.p.A.
 •
Unopiu S.p.A. (Chairman)

Nicholas C. Fanandakis Independent Director Director Since: 2014 Age: 68
Nicholas C. Fanandakis served as Senior Advisor to the Chief Executive Officer of DuPont de Nemours, Inc. (“DuPont”), a leading global research and technology-based science company, from February 2020 to December 2020. In 2019, Mr. Fanandakis retired as an Executive Vice President of DuPont after 40 years of service. Mr. Fanandakis helped lead the company through the merger with The Dow Chemical Company and subsequent business separations. From 2009 to 2019, Mr. Fanandakis served as Chief Financial Officer and Executive Vice President of DuPont and led the company through major portfolio transformations. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst, after which he served in a variety of plant, marketing, product management and business director roles. Mr. Fanandakis served as Group Vice President of DuPont Applied BioSciences from 2008 to 2009. Mr. Fanandakis also served as Vice President and General Manager of DuPont Chemical Solutions Enterprise from 2003 until 2007, when he was named Vice President of DuPont Corporate Plans.

In 2023, Mr. Fanandakis received the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.
Key Skills and Qualifications
Mr. Fanandakis offers our Board governance, information technology, accounting and financial reporting experience, including corporate finance, tax, mergers and acquisitions, banking and risk management. In addition, our Board believes Mr. Fanandakis’s knowledge of our Company, along with his experience as a director of various public companies, qualifies him to serve as a director.
Other Public Company Directorships and Committees:
 •
Duke Energy Corp. (Member of Audit Committee and Member of Finance and Risk Management Committee)
Past Public Company Directorships and Committees:
 •
ITT Inc. (Member of Audit Committee and Member of Compensation and Personnel Committee)

2025 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

Steven H. Gunby Director Since: 2014 Age: 67
Steven H. Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry, having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years, beginning in 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from 2011 to 2014, and Chairman, North and South America, from 2003 to 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.
Key Skills and Qualifications
The Board believes that Mr. Gunby’s significant knowledge of our Company and strong leadership qualities, along with his professional services experience leading global corporations through operational and cultural transformations and experience as a chairman of a public company board qualifies him to serve as a director.
Other Public Company Directorships and Committees:
 •
Arrow Electronics, Inc. (Chairman)

Stephen C. Robinson Independent Director Director Since: 2022 Age: 68
Stephen C. Robinson is a retired partner of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), a multinational law firm. Mr. Robinson joined Skadden in 2010 practicing in its litigation department, with a focus on government enforcement and white collar crime, until his retirement in 2021. Mr. Robinson previously served as a U.S. District Judge for the U.S. District Court for the Southern District of New York from 2003 to 2010, for which he was nominated by President George W. Bush. Prior to serving on the Southern District court, Mr. Robinson held several other positions in government. From 1998 to 2001, he served as a U.S. Attorney for the District of Connecticut, for which he was nominated by President William J. Clinton. From 1993 to 1995, he served as Principal Deputy General Counsel for the Federal Bureau of Investigation. Mr. Robinson has also served in multiple leadership and management roles, including as the Chief Executive Officer of Empower New Haven, a non-profit agency focused on urban development social services, from 2002 to 2003, and as the Chief Compliance Officer of Aetna U.S. Healthcare, a managed health care company, from 1996 to 1998.

In 2023, Mr. Robinson completed the Certificate program in Navigating Emerging Technologies and More in a Complex World from the Cornell Tech Board Institute.
Key Skills and Qualifications
The Board believes that Mr. Robinson’s substantial legal experience with respect to compliance and risk management, litigation matters and government regulation, along with his experience serving on public and private company boards, qualifies him to serve as a director.
Other Public Company Directorships and Committees:
 •
Dycom Industries, Inc. (Member of Audit Committee and Member of Finance Committee)
Select Non-Public Directorships and Committees:
 •
Cornell University (Trustee)
 •
Lincoln Center for the Performing Arts (Trustee)
 •
The New York Community Trust (Trustee)
 •
Weill Cornell Medicine (Fellow)

2025 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

Laureen E. Seeger Independent Director Director Since: 2016 Age: 63
Laureen E. Seeger is Chief Legal Officer of the American Express Company, a diversified financial services company, having previously held the title of Executive Vice President and General Counsel from 2014 to 2018. From 2006 through 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, a global diversified healthcare services company, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions while guiding the company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions and product evolutions while building the Law Department and enhancing client service.
Key Skills and Qualifications
The Board believes that Ms. Seeger’s experience as Chief Legal Officer of a global, public company and knowledge of litigation, regulatory requirements, government affairs, compliance and risk management, as well as her experience serving on private company boards, qualifies her to serve as a director.
Select Non-Public Directorships and Committees:
 •
Central Park Conservancy (Trustee)
 •
University of Wisconsin Foundation and Alumni Association (Chair of Governance Committee)
 •
Executive Committee of the Association of General Counsel

Eric T. Steigerwalt Independent Director Director Since: 2025 Age: 63
Eric T. Steigerwalt currently serves as the President and Chief Executive Officer of Brighthouse Financial, Inc. one of the largest providers of annuities and life insurance in the United States. In his role, Mr. Steigerwalt led the successful spin-off of Brighthouse Financial from MetLife in 2017. He also serves as chairman of the Brighthouse Financial Foundation and chairman of Brighthouse Scholar Connections, Inc.

Prior to the spin-off of Brighthouse Financial, Mr. Steigerwalt spent 19 years at MetLife, Inc. From 2012 to 2017, Mr. Steigerwalt served as Executive Vice President of U.S. Retail. Earlier, he served as Interim Chief Financial Officer from 2011 to 2012, CFO of the U.S. Business from 2010 to 2011, Senior Vice President and Treasurer from 2007 to 2009, CFO of the Individual Business from 2003 to 2007 and Senior Vice President of Investor Relations and Financial Management from 2000 to 2003.
Key Skills and Qualifications
Mr. Steigerwalt brings to our Board experience as a chief executive officer and chief financial officer and knowledge of corporate strategy and finance, as well as experience leading a corporation through operational and cultural transformation. In addition, Mr. Steigerwalt possesses experience serving as a director of various public and private companies.
Other Public Company Directorships and Committees:
 •
Brighthouse Financial, Inc. (Chair of Executive Committee)
Select Non-Public Directorships and Committees:
 •
American Council of Life Insurers

2025 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE

Janet H. Zelenka Independent Director Director Since: 2025 Age: 66
Janet H. Zelenka is the former Executive Vice President, Chief Financial Officer and Chief Information Officer of Stericycle, Inc., which she joined in 2019 and retired from in 2024 following its acquisition. From 2003 to 2019, Ms. Zelenka was employed by Essendant Inc., where she held various positions, including Senior Vice President, Chief Financial Officer and Chief Information Officer from April 2017 to March 2019, overseeing all finance, technology and business integration functions, and Senior Vice President and Chief Information Officer from 2015 to 2017. Earlier, Ms. Zelenka worked at SBC Ameritech (now AT&T), serving in a range of IT, financial and operational roles, including Chief Financial Officer of Ameritech from 1997 to 1999.
Key Skills and Qualifications
Ms. Zelenka brings to our Board her experience as a chief financial officer and chief information officer and knowledge of corporate finance, accounting, mergers and acquisitions, information technology and cybersecurity. In addition, Ms. Zelenka possesses experience serving as audit committee chair of various private company boards.
Select Non-Public Directorships and Committees:
 •
IDEAL Industries (Audit Committee Chair)
 •
U.S. Venture (Audit Committee Chair)

DIRECTOR ATTENDANCE AT MEETINGS
Director Attendance at Board and Committee Meetings
Our Board and its Committees meet throughout the year on a set schedule, hold special meetings as needed and act by written consent from time to time. Each director is expected to attend all meetings of the Board and of each Committee of the Board on which he or she serves unless excused for reasons of serious illness or extreme hardship. During each director’s term of office in 2024, each director attended 75% or more of the aggregate of the total number of regular and special meetings held by the Board and each Committee on which he or she served during the period in which he or she served as a director.
In 2024, the Board and each Committee held the following number of meetings:

BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NCGSR Committee

Total Meetings Held	11	5	6	6

For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee. Meetings that were adjourned one day and reconvened on another day have been counted as one meeting. A meeting at which the Board or a Committee has convened for a limited joint purpose has been counted as the meeting of the primary meeting holder.
Director Attendance at Other Meetings
Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The non-executive, independent Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board.
Our policy is that all director nominees attend the annual meeting of shareholders except in cases of serious illness or extreme hardship. All directors then serving attended our 2024 Annual Meeting.
COMMITTEES OF THE BOARD OF DIRECTORS
Committee Membership

NAME	AUDIT	COMPENSATION	NCGSR

Brenda J. Bacon (1)		•	Chair
Mark S. Bartlett	•
Elsy Boglioli	•		•
Claudio Costamagna		Chair
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus (1)	•	•
Stephen C. Robinson	•		•
Laureen E. Seeger		•	•
Eric T. Steigerwalt (2)
Janet H. Zelenka (2)

(1)
Each of Ms. Bacon and Mr. Holthaus will have reached the retirement age of 75 prior to the Annual Meeting and therefore, pursuant to our Corporate Governance Guidelines, will not be nominated to stand for re-election to the Board by shareholders of the Company at the Annual Meeting. Ms. Bacon and Mr. Holthaus will continue to serve as members of their respective Committees until the Annual Meeting.

(2)
Mr. Steigerwalt and Ms. Zelenka were appointed to the Board in March 2025, but have not yet been appointed to any committee. In light of Mr. Holthaus’s and Ms. Bacon’s retirements from the Board, the appointments of Mr. Steigerwalt and Ms. Zelenka, and the appointments of Mr. Gunby as Board Chairman and Mr. Costamagna as Lead Independent Director, the NCGSR Committee expects to reconsider the Board’s committee composition at its regularly scheduled meeting immediately following the Annual Meeting.

The Audit Committee, Compensation Committee and NCGSR Committee operate under written Committee Charters. The Committee Charters are reviewed annually and more frequently, as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee or changes to such rules and best practices. Each Committee approves its own Committee Charter amendment and submits it to the NCGSR Committee, which recommends action by the Board. All Committee Charter amendments are submitted to the Board for approval.
Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the NCGSR Committee are available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance.
Audit Committee
The Board has determined that all Audit Committee members are independent under the Company’s Categorical Standards of Director Independence and satisfy the additional independence criteria applicable to directors on such committee pursuant to the NYSE’s listing rules and applicable rules of the Securities and Exchange Commission (the “SEC”). One Audit Committee member, Mr. Bartlett, serves as a member of our Audit Committee and three other public company audit committees, and the Board has determined that such simultaneous service does not impair the ability of Mr. Bartlett to effectively serve on our Audit Committee. The Board has determined that Messrs. Fanandakis, Bartlett and Holthaus qualify as “audit committee financial experts,” and all of the members of the Audit Committee qualify as “financially literate” as those terms are defined in the rules and regulations established by the SEC and the NYSE.
Functions of the Audit Committee

◼	selects, oversees and retains our independent registered public accounting firm;
◼	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;
◼	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;
◼	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;
◼	reviews and discusses our periodic reports filed with the SEC;
◼	reviews and discusses our earnings press releases and communications with financial analysts and investors;
◼	oversees our internal audit activities;
◼	oversees our disclosure controls and procedures;
◼	reviews Section 404 of the Sarbanes-Oxley Act of 2002, internal control over financial reporting;
◼	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;
◼	reviews and discusses risk assessment and risk management policies and practices, including risks associated with cybersecurity- related matters;
◼	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;
◼	reviews, discusses and approves insider and affiliated person transactions;
◼	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;
◼	performs an annual self-evaluation of the Audit Committee;
◼	reviews the Charter of the Audit Committee and recommends changes to the NCGSR Committee for submission to the Board for approval; and
◼	prepares the Audit Committee Report required to be included in the annual proxy statement.

Compensation Committee
The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and satisfy the additional independence criteria applicable to directors on such committee pursuant to the NYSE’s listing rules and applicable SEC rules. In making its determinations regarding the independence of each of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.
Each member of the Compensation Committee qualifies as a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Role of Management
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on our executive compensation program and pay levels. Our CEO attended all Compensation Committee meetings held during 2024, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation outcomes. Only members of the Compensation Committee vote on matters before that committee.
Role of the Compensation Advisors
Under the Charter of the Compensation Committee, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2024, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide advice to the Compensation Committee on certain executive compensation matters. For further detail regarding the services provided by Pearl Meyer during 2024 and the Compensation Committee’s assessment of the independence of Pearl Meyer, please see the section titled “— Compensation Discussion and Analysis; Role of Compensation Advisor” on page 56 of this Proxy Statement.
Functions of the Compensation Committee

◼	approves the compensation of our CEO;
◼	administers our equity-based compensation plans and approves awards under such plans;
◼
establishes objective performance goals, individual award levels and operative and subjective performance measures and adjustments, and oversees all aspects of executive officer incentive compensation;

◼	reviews and approves or recommends that the Board approve employment, consulting and other contracts or arrangements with present and former executive officers;
◼	reviews the compensation disclosures in the annual proxy statement and annual report on Form 10-K filed with the SEC and discusses the disclosures with management;
◼
performs annual performance evaluations of our CEO and reviews the CEO’s annual performance evaluations of other executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the NCGSR Committee and other Committee members;

◼	performs an annual self-evaluation of the Compensation Committee;
◼	reviews the Charter of the Compensation Committee and recommends changes to the NCGSR Committee for submission to the Board for approval;
◼	prepares the Compensation Committee Report included in the annual proxy statement;
◼
submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board and to a vote of shareholders if shareholder approval is required; and

◼
provides that shareholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s NEOs in accordance with the frequency selected by shareholders and (ii) the frequency of the shareholder advisory (non-binding) vote to approve the resolution approving the compensation of the NEOs at least once every six years.

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2024, no director who served as a member of the Compensation Committee served as one of our officers or employees, and no executive officer served as a member of the board or compensation committee of any other company that had an executive officer who served as a member of our Board or Compensation Committee.
Nominating, Corporate Governance and Social Responsibility Committee
The NCGSR Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE’s listing rules.
Functions of the Nominating, Corporate Governance and Social Responsibility Committee

◼	identifies and qualifies the annual slate of directors for nomination by the Board;
◼	reviews non-employee director compensation and recommends changes to the Board for approval;
◼	assesses the independence of directors for the Board and Committees;
◼	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of the Committees for election by the Board;
◼	identifies and qualifies candidates to fill vacancies occurring between annual meetings of shareholders for election by the Board;
◼
monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Charters of the Committee, and other policies and practices relating to corporate governance for submission to the Board for approval;

◼	monitors and reviews responses to shareholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;
◼	oversees the process for director education;
◼	oversees the process for Board and Committee annual self-evaluations;
◼	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board and the Compensation Committee;
◼	oversees the process relating to succession planning for our CEO and other executive officer positions;
◼	reviews directors’ and officers’ liability insurance terms and limits;
◼	oversees, and reports to the Board and other interested Committees, regarding social responsibility, human capital and ESG-, climate change- and other sustainability-related factors;
◼	reviews and discusses with management the Company’s reports that address ESG-, climate change- and sustainability-related topics;
◼	reviews the Charter of the NCGSR Committee and recommends changes to the Board for approval;
◼
reviews the annual proxy statement disclosures, including those pertaining to the nomination of directors, the election of directors, the independence of directors, corporate governance, and ESG-, climate change- and sustainability-related topics; and

◼	performs an annual self-evaluation of the NCGSR Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP
General
Non-employee directors receive annual retainer and equity compensation as described below pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan, amended and restated effective as of January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.
Non-Employee Director Compensation
The following table describes the components of non-employee director compensation for 2024:

COMPENSATION ELEMENTS	2024 DIRECTOR COMPENSATION VALUES(1) (5) ($)	ALTERNATIVE FORMS OF PAYMENT
Annual Retainer: (2) (5) (6)	50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	10,000 — Chair of Audit Committee 7,500 — Chair of Compensation Committee 5,000 — Chair of Nominating, Corporate Governance and Social Responsibility Committee	Cash or Deferred Stock Units
Additional Annual Non-Employee Chairman of the Board Fee: (2) (5)	200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash

(1)
Continuing non-employee directors receive payment of the annual retainer and annual equity award, and Chairman of the Board or Committee Chair fee, if applicable, as of the date of each annual meeting of shareholders. A new non-employee director receives a prorated annual retainer and equity award upon first being elected to the Board other than at an annual meeting. A non-employee director, who is appointed as a chair other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)
U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units awarded on account of deferred annual retainer and Chairman of the Board and/or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earliest of (i) a separation from service event, (ii) an elected payment date and (iii) certain other permissible payment events, in each case, in accordance with Section 409A (“Code Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended.

(3)
The annual equity award, unless deferred, is in the form of shares of restricted stock in the case of U.S. non-employee directors and restricted stock units in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are non-transferable and vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below.

(4)
All unvested shares of restricted stock and restricted stock units will immediately vest in full upon a non-employee director’s (i) death, (ii) “Disability” (as defined in the Director Plan), (iii) cessation of service within one year following a Change in Control unless other accommodations are made with respect to such awards (iv) cessation of service at the expiration of a director’s term due to the Company’s failure to renominate such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation) or (v) cessation of service due to failure of the Company’s shareholders to elect such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion)).

(5)
The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation, in each case will be determined by dividing (a) the U.S. dollar value of such award by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units are rounded down to the nearest whole share.

(6)
If we do not have sufficient shares of Common Stock authorized under our shareholder-approved equity compensation plan to fund annual retainer and equity awards in stock-based awards, such awards will be funded in cash. The payout of such cash amounts will be subject to the terms of the applicable deferred compensation payment and vesting and accelerated vesting conditions, including the requirements of Code Section 409A. Such cash amounts generally will accrue interest at the rate of 6% per annum.

Director Summary Compensation Table
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2024.

NAME	ANNUAL RETAINER AND CHAIR FEE EARNED OR PAID IN CASH ($) (a)	STOCK AWARDS (1) ($) (b)	OPTION AWARDS (1) ($) (c)	ALL OTHER COMPENSATION (2) ($) (d)	TOTAL ($) (e)

2024 Non-Employee Directors:
Brenda J. Bacon	55,000	249,862	—	—	304,862
Mark S. Bartlett	50,000	249,862	—	—	299,862
Elsy Boglioli (3)	50,000	249,862	—	—	299,862
Claudio Costamagna	57,500	249,862	—	—	307,362
Nicholas C. Fanandakis	60,000	249,862	—	—	309,862
Gerard E. Holthaus	250,000	249,862	—	—	499,862
Stephen C. Robinson	50,000	249,862	—	—	299,862
Laureen E. Seeger	—	299,834	—	—	299,834

(1)	The balances of each non-employee director’s equity-based awards as of December 31, 2024 (excluding vested shares of Common Stock) are set forth in the table below:

NAME	UNVESTED RESTRICTED SHARES OR RESTRICTED STOCK UNITS	VESTED DEFERRED STOCK OR DEFERRED STOCK UNITS	UNVESTED DEFERRED STOCK OR DEFERRED STOCK UNITS	UNEXERCISED STOCK OPTIONS
2024 Non-Employee Directors:
Brenda J. Bacon	1,145	—	—	—
Mark S. Bartlett	1,145	—	—	—
Elsy Boglioli	1,145	—	—	—
Claudio Costamagna	1,145	—	—	—
Nicholas C. Fanandakis	—	2,821	1,145	—
Gerard E. Holthaus	1,145	37,500	—	—
Stephen C. Robinson	1,145	—	—	—
Laureen E. Seeger	—	5,830	1,145	—

(2)	No current director received perquisites or other benefits aggregating more than $10,000 in 2024.

Policy on Non-Employee Director Equity Ownership
Our Policy on Non-Employee Director Equity Ownership demonstrates our Board’s continuing commitment to shareholder interests. The policy sets each non-employee director’s total investment level at five times (5.0x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee, in its sole discretion.
Shares of Common Stock that are, directly or indirectly, (i) beneficially owned by a non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Also, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. The securities counted toward attaining and maintaining each non-employee director’s ownership level will be valued at the average of the closing price per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date. All non-employee directors in office as of December 31, 2024 were in compliance with our Policy on Non-Employee Director Equity Ownership as of that date.

CORPORATE GOVERNANCE
GOVERNANCE PRINCIPLES
The following governance policies are available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance:
◼	Categorical Standards of Director Independence
◼	Corporate Governance Guidelines
◼	Code of Ethics and Business Conduct
◼	Anti-Corruption Policy
◼	Whistleblower Policy
◼	Policy on Disclosure Controls
◼	Policy on Inside Information and Insider Trading
The NCGSR Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other regulators.
OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES
The Board is committed to maintaining strong corporate governance practices, which include:

◼
Annual Director Elections. Shareholders elect our directors annually to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest).

◼
Empowered Lead Independent Director. Gerard E. Holthaus has served as our non-employee independent Chairman of the Board since December 2013. In light of Mr. Holthaus’s retirement from the Board, Claudio Costamagna has been appointed as our Lead Independent Director, effective upon his re-election at the Annual Meeting. More information about our Board Leadership Structure may be found in the section titled “— Board Leadership Structure” on page 26 of this Proxy Statement.

◼
Majority Voting in Uncontested Director Elections. A nominee in an uncontested election shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “FOR” and “AGAINST” as to such nominee at a meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to a director’s election and will have no effect on the election of directors.

◼
Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The NCGSR Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the NCGSR Committee or the Board regarding his or her offer of resignation. In the event that all directors offer to resign in accordance with our resignation policy, the NCGSR Committee will make a final determination as to whether to recommend to the Board to accept all offers to resign, including those offers made by members of the NCGSR Committee. The NCGSR Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

◼	Executive Sessions. Our Board meets regularly in executive sessions, without the presence of our CEO and other management.

◼	Shareholder Rights Plan. We do not have a shareholder rights plan and are not currently considering adopting one.
◼
Shareholder Power to Amend Bylaws. Our shareholders, by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, have the power to adopt, alter or repeal any Bylaw of the Company.

BOARD LEADERSHIP STRUCTURE
Each of Gerard E. Holthaus, our current non-employee independent Chairman of the Board and a member of our Audit and Compensation Committees, and Brenda J. Bacon, Chair of our NCGSR Committee and a member of our Compensation Committee, will reach age 75 prior to the Annual Meeting and therefore, pursuant to our Corporate Governance Guidelines, will not be nominated to stand for re-election to the Board. Mr. Holthaus has served as independent Chairman of the Board since December 2013. Mr. Holthaus had previously served as independent Presiding Director and the Board determined at the time that appointing him as Chairman provided continuity in leadership and governance and allowed Mr. Gunby, newly appointed as President and CEO at the time, to focus on setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations and reporting to the Board.
Board Refreshment
Our Board and the NCGSR Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering and evaluating potential Board candidates in connection with an ongoing review of Board needs. The Board also annually reviews and assesses its composition through its self-evaluation process.
The NCGSR Committee has spent considerable time in recent years focusing on intentional, long-term Board refreshment. To that end, the Board added three new directors, Elsy Boglioli in 2023, and Eric T. Steigerwalt and Janet H. Zelenka in 2025 and it believes that those additions to the Board bring a broad range of skills, experience and perspectives that further contribute to an engaged and well-balanced Board.
Combined Chairman and CEO Role Supports Our Strategic Agenda and Business Needs
Our Corporate Governance Guidelines provide the Board with flexibility to choose the leadership structure that it deems most appropriate for the Company based upon our business needs, prospects, opportunities and strategic goals at the time, including separating or combining the roles of Chairman of the Board and CEO. The Board has determined that it is in the Company’s best interests at this time to appoint Mr. Gunby, our CEO and a member of our Board of Directors, as Chairman of the Board, effective as of his re-election as a director at the Annual Meeting. In determining whether to separate or combine the roles of Chairman of the Board and CEO, the Board and the NCGSR Committee considered a variety of factors, including each director’s individual experience and his or her experience serving as a director of other companies and determined the best option for leadership of the Board based on its evaluation of current circumstances and the needs of the Company at the time.
Based on Mr. Gunby’s strong track record of multiyear growth, significant knowledge of the Company and strong leadership qualities the Board has concluded that combining the roles of Chairman and CEO, along with the presence of a strong Lead Independent Director, is in the best interests of the Company and its shareholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans and to facilitate the CEO succession planning process.
Our NCGSR Committee oversees the process relating to succession planning for our CEO and other executive officer positions. In September 2024, the Company and Mr. Gunby agreed to extend Mr. Gunby’s employment agreement through June 2, 2027. During this extended term, a key goal of the NCGSR Committee, the Board and Mr. Gunby is to identify a successor for the CEO role and to have Mr. Gunby mentor that successor as she or he assumes the role of CEO. The Board believes that Mr. Gunby is in the best position to mentor his CEO successor if he serves as Chairman of the Board so that the NCGSR Committee and Board can determine the best time for the Company to transition the CEO role to Mr. Gunby’s successor, while retaining Mr. Gunby’s expertise and leadership as Executive Chairman of the Board for at least the length of the employment agreement. The Board believes that combining the roles of CEO and Chairman is appropriate at this time to facilitate the CEO succession process.

Beyond facilitating the CEO succession process, the Board believes that Mr. Gunby’s professional services experience and track record of strong leadership and results, during his tenure as CEO make him well-suited at this time to serve in the combined Chairman and CEO role. The Board also believes combining the roles of Chairman of the Board and CEO with a strong Lead Independent Director meets the Company’s current needs and circumstances because it:
◼
Enhances strategy development and oversight. Mr. Gunby’s familiarity with the Company’s business and his extensive professional services industry experience make him most capable of identifying strategic considerations and facilitating Board discussions about the development and oversight of the Company’s business strategy, which is a key role of Board leadership.

◼
Preserves leadership by independent directors. The Lead Independent Director’s clearly defined role and responsibilities as detailed below, coupled with leadership of each Board committee by an independent director, helps to confirm that the independent directors have the ability to devote Board attention to matters that they deem appropriate.

◼
Promotes timely communications and enhances Board efficiency and effectiveness. The Board believes that Mr. Gunby’s day-to-day role in managing our business and implementing strategy provides him with access to the people, information, and resources that allow him to efficiently identify and timely communicate significant business developments and sensitive matters, which is important for effective governance. The Lead Independent Director’s role supplements that process by relaying feedback from the independent directors.

The Empowered Governance Role of the Lead Independent Director
In connection with its decision to combine the CEO and Chairman roles, the Board created the position of Lead Independent Director and the independent directors appointed Claudio Costamagna to serve in that role effective as of his re-election at this Annual Meeting. Mr. Costamagna has served as a director since 2012, and the Board believes he has the experience and skills necessary to serve as Lead Independent Director, including his experience on our Board and the boards of other global public companies, experience in a leadership position on our Board as Chair of the Compensation Committee, and the ability to facilitate discussions among Board members, including between the independent directors and the CEO/Chairman, and engage with shareholders and key stakeholders.
When the roles of the Chairman of the Board and CEO are combined, good governance practice suggests that we have a Lead Independent Director position to complement the Chairman of the Board’s role and to serve as the principal liaison between the independent directors and the CEO. The Board exercises strong, independent oversight through frequent executive sessions of the independent directors, wholly independent Board committees and an experienced Lead Independent Director with clearly delineated and comprehensive duties.
The Lead Independent Director will chair all meetings of the independent directors and executive sessions of the independent directors and also has broad authority and responsibilities, including:
◼
Acting as Leader of the Independent Directors by presiding as Chair in executive sessions of the independent directors and at Board meetings when the Chairman is not present; determining the frequency, timing and calling of executive sessions of the independent directors and serving as an ex-officio member of each Board committee;

◼	Determining Board and Committee meeting agendas and schedules, in consultation with the Chairman and committee chairs;
◼
Serving as the principal liaison between management and the independent directors by overseeing the exchange of information and supporting data between the Company’s management and the Board, including information gathered through meetings with executive officers and other global leaders, providing feedback to management on the scope and quality of information sent to the Board, and leading discussions among the independent directors regarding the Chairman and CEO’s performance;

◼
Championing Board refreshment and self-evaluation by assisting in the NCGSR Committee’s efforts to recruit directors and, together with the Chairman, extending invitations to potential directors to join the Board, and leading the Board’s annual self-assessment process, including evaluating the effectiveness of the Board’s leadership structure;

◼	Recommending Board and Committee membership and leadership to the NCGSR Committee and to the Chairman;
◼	Communicating with shareholders, including engaging in consultation and direct communication with shareholders on behalf of the independent directors and the Board, upon request; and
◼	Retaining outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

We believe the above updates to our Board’s leadership structure are appropriate given the needs of the Company at this time and that the empowered role of our Lead Independent Director position, the number and strength of our independent directors, Mr. Gunby’s leadership and experience, and our overall governance practices position the Company for continued strong governance and growth. The NCGSR Committee will continue to review the leadership structure at least annually to ensure that the Board’s leadership structure continues to meet the needs of the Company and supports the generation of shareholder value over the long term.
The Board believes that its programs for overseeing risk, as described under the section titled “— Oversight Of Risk Management” beginning on page 29 of this Proxy Statement,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

OVERSIGHT OF RISK MANAGEMENT
We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, human capital risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy-, data- and technology-related risks, including cybersecurity risks, general economic and business risks, legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws, and environmental, social and governance (“ESG”)-, climate change- and sustainability-related risks, including risks relating to climate change. The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, formulating strategies, implementing and carrying out corporate responses, and reporting to the Audit Committee or other responsible Committee of the Board.
Our Vice President - Chief Risk and Compliance Officer (“CRCO”), who reports to our General Counsel, has primary responsibility for communication with the Audit Committee and our internal enterprise risk management program, working closely with members of our Enterprise Risk Management Committee, our Chief Information Officer (“CIO”), executive management, business segment and regional leaders, and corporate functions, such as accounting, internal audit, information technology, which includes cybersecurity, and ethics and compliance and corporate citizenship, to identify and assess risks, threats and incidents and mitigate exposures. Regularly, the Audit Committee reviews and discusses the enterprise risk management profile, which identifies, categorizes and discusses short-term, intermediate-term and long-term risks, that management of the Company prepares and the policies, processes and guidelines that management of the Company uses to assess, manage, mitigate and respond to risks. The Audit Committee reports to the Board on a regular basis to apprise all directors of the Company’s risk profile and risk management and holds discussions with our executive management, CRCO, CIO and head of internal audit more frequently. If and when needed, the Audit Committee provides that the Chairman of the Board and Chair of each other Committee with oversight of an applicable function is aware of the most recent risk assessment and participates in such reviews and discussions.
Our other standing Committees of the Board also consider and monitor risks within their applicable areas of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the Company’s compensation programs, policies and practices, including executive compensation, and management presents and discusses a comprehensive compensation risk profile for the Company at least annually. Our NCGSR Committee has primary responsibility for ESG-, climate change- and sustainability-matters under its Charter, including the task of reviewing related policies and practices, as well as reports issued by the Company, which are prepared by our Corporate Citizenship group under the direction of the Corporate Communications function. Our Chief Human Resources Officer (“CHRO”) presents an inclusion report to the NCGSR Committee and other directors at least annually. Our Chief Strategy and Transformation Officer (“CSTO”) is charged with identifying and evaluating our environmental-, climate change- and sustainability-related risks and exposures and devising and implementing strategies to advance the Company’s greenhouse gas and other emissions reduction goals and mitigate other sustainability, environmental- and climate change-related risks. Our CSTO reports to the NCGSR Committee and other directors at least annually. Management also discusses U.S. and foreign legal, regulatory, client and vendor standards and requirements as they are proposed and enacted relating to quickly evolving ESG-, climate change- and sustainability-related topics. These Committees keep the Audit Committee and the Board apprised of governance-, human capital-, ESG-, climate change-, sustainability- and compensation-related risks.
Directors who are not members of a relevant Committee are invited to attend the meetings during which risk-related topics are discussed. A Committee may periodically request additional reports on critical risk areas identified by management, such as the FCPA and the UK Anti-Bribery Act of 2010, cybersecurity and privacy risks in the case of the Audit Committee and climate change and corporate citizenship in the case of the NCGSR Committee.
CYBERSECURITY OVERSIGHT
Cybersecurity risk is integrated and managed as part of our broader enterprise risk management program under the direction of our CRCO, who works closely with our CIO, who reports to our Chief Financial Officer (“CFO”), and others, including the Head of our Cybersecurity & Privacy division, to help identify, review, assess and address cybersecurity and other security risks. Our CRCO, CIO and the Head of our Cybersecurity & Privacy division are members of the Company’s cybersecurity response team (the “Cyber Response Team”). The Cyber Response Team’s responsibilities include maintaining a Cybersecurity Incident Response Plan, which sets out a path for how cyber threats and incidents are identified and escalated up to and including the Board of Directors and other leadership, when appropriate. Direct threats are escalated promptly to the appropriate team, following a path that considers both the nature of the threat, the level of risk and the degree to which it has been substantiated. Indirect threats, such as third-party incidents, are escalated through the Information Technology

Group (“ITG”) to the appropriate corporate functions, as the situation warrants. We analyze and assess information security risks, including cybersecurity risks, associated with our business on a regular basis. As part of our program, we routinely test our controls and information systems. We also provide information security training for our employees annually, conduct phishing simulations and provide periodic cybersecurity communications to all employees. Our CIO works closely with our CRCO to review and assess cybersecurity- and other information technology-related risks, mitigate exposures and resolve any incidents.
The Audit Committee meets regularly with our CIO, CRCO, Head of our Cybersecurity & Privacy division and other management, including our CFO, to discuss and review risk exposures and potential damages related to information security, cybersecurity, and data protection and the steps the Company has taken to help identify, monitor and control such exposures, as well as associated mitigation and remediation action, and actions to continue our operations. Information distributed to and discussed with the Audit Committee includes data on cybersecurity incidents and risks, company-wide enterprise risks, training programs, risk assessments, internal controls, security software, incident response plans, and forward-looking information security and business continuity strategies. The Audit Committee reports directly to the Board of Directors on a regular basis.
Furthermore, we offer cybersecurity consulting as a service to clients. Our client-facing cybersecurity and information security experts periodically advise our cybersecurity and information technology teams regarding best practices. In addition, from time to time, they address our directors regarding complex issues faced by other companies that arise from data security-related challenges. Among other things, they discuss new and evolving types and levels of threats and attacks, hacking and ransomware, foreign actors, risks driven by new and evolving technologies, including artificial intelligence, potential damages and liability, and technological and other solutions potentially available to mitigate such risks, as well as other company responses.
In the event of the detection of a potentially significant cybersecurity incident or threat, an escalation of cybersecurity threat or changes with respect to a current incident, the Company has processes in place to notify relevant employees who assist in the response, as well as third-party vendors. Our ITG and management, in consultation with the Company’s third-party legal counsel and accountants, will assess materiality, informed by ongoing discussions about what criteria would constitute potential materiality considerations. The Audit Committee and necessary directors will be informed of all material events.
In 2024, we conducted two tabletop exercises, simulating cybersecurity events and appropriate responses, with the Company’s senior leadership team, including an executive officer and an outside director. We intend to continue to conduct such simulation training with this group on a periodic basis. Other directors and officers of the Company have been and will continue to be given the opportunity to participate in such training. In addition, our outside directors are encouraged to attend continuing education relating to cybersecurity.
COMPENSATION-RELATED RISKS
At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2024. This assessment included the (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that could increase or mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries, taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation programs, policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.
BOARD AND COMMITTEE SELF-ASSESSMENTS
The NCGSR Committee, pursuant to its Charter, is formally charged with administering the annual self-assessments by the Board and each Committee. During the first quarter of 2025, the Board and each Committee conducted self-assessments to identify issues critical to their success. The results were discussed by the Board and the Committees at a joint meeting held in February 2025, during which they discussed the results and provided thorough, objective feedback, which is expected to be used to implement performance enhancements going forward.

CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT
The NCGSR Committee, pursuant to its Charter, is formally charged with oversight of corporate social responsibility and human capital matters, including those pertaining to ESG. The Company’s CHRO regularly reviews the Company’s policies, practices and strategies addressing corporate citizenship and community engagement, periodically reports on environmental- and sustainability-related matters, including the Company’s objectives and responses to climate change and the reduction of the Company’s environmental footprint, including greenhouse and other emissions. The NCGSR Committee provides feedback and direction on the Company’s approach to these issues. It also reports on subjects of interest to the full Board and other interested Committees.
SUCCESSION PLANNING
The NCGSR Committee reviews succession and development plans with management and other directors. The NCGSR Committee has a process to plan for the succession of our CEO, which includes an annual discussion of potential in-house candidates identified by our CEO, a timeline for identification and selection of likely successors, and a timeline for identifying a successor in emergency circumstances. More details about the NCGSR Committee’s recent succession planning may be found in the section titled “— Board Leadership Structure.”
CODE OF CONDUCT
Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our CEO and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws (including the FCPA, other anti-bribery laws, and legal and regulatory requirements of the jurisdictions in which we have offices and/or conduct business), protect Company assets, and conduct business in an honest and ethical manner and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any director, officer, financial professional or person performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in September 2024.
SHAREHOLDER NOMINEES FOR DIRECTOR
We did not receive any notices of shareholder nominees for director prior to the deadline for 2025 nominations required by our Bylaws and described in our proxy statement for our 2024 Annual Meeting. Under our Bylaws, nominations for director at an annual meeting of shareholders may be made by a shareholder who is (a) a shareholder of record on the record date set by the Board for the purpose of determining shareholders entitled to vote at the annual meeting at the time of giving of notice by the shareholder and at the time of the annual meeting (and any postponement or adjournment thereof) and (b) entitled to vote at the meeting in the election of each individual so nominated or on any other business, provided such shareholder delivers notice along with the additional information and materials required by our Bylaws (which includes information required under Rule 14a-19) to the Corporate Secretary at the principal executive office of the Company located at 555 12th Street NW, Suite 700, Washington, D.C. 20004, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders. For the annual meeting of shareholders in 2026, a shareholder must deliver this notice no earlier than November 22, 2025 and no later than December 22, 2025. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of shareholders, or if no annual meeting of shareholders was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice will also be considered timely but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate

Secretary at our principal executive office, not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which we first make such public announcement. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
You may obtain a copy of our Bylaws, without charge, from our Corporate Secretary at FTI Consulting, Inc., 555 12th Street NW, Suite 700, Washington, D.C. 20004, or by email to FTI2025annualmeeting@fticonsulting.com. We filed a copy of our Bylaws, adopted on February 20, 2023, with the SEC on February 21, 2023 as an exhibit to our Current Report on Form 8-K dated February 20, 2023. Our Bylaws are incorporated by reference as an exhibit to our 2024 Annual Report filed with the SEC on February 20, 2025.
COMMUNICATIONS WITH DIRECTORS
Shareholders, employees and other interested persons may communicate with our Board, the Chairman of the Board, the incoming Lead Independent Director, an individual director or the independent directors as a group, or management by contacting our CRCO, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 555 12th Street NW, Suite 700, Washington, D.C. 20004 or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board, Chairman of the Board, an individual director or the independent directors as a group, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee, or Chair of the NCGSR Committee or other appropriate person who is responsible for overseeing that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.
In addition, shareholders, employees and other interested persons may communicate with our Board, the Chairman, an individual director or the independent directors as a group, or management using the FTI Consulting Integrity Hotline, which allows persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling in the U.S. +1.866.294.3576 (toll free). Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our CRCO.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS
In addition to Proposal No. 1 to elect as directors the nine nominees named in this Proxy Statement, we will present the three additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect to be presented at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.
PROPOSAL NO. 2 — RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025
KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and the Company that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.
The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2025. We are seeking shareholder ratification of that action. Although shareholder ratification of the appointment of KPMG is not required, we are submitting the appointment of KPMG for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If shareholders do not ratify KPMG’s appointment, the Audit Committee will take that into consideration, together with such other factors it deems relevant, in determining whether to continue KPMG’s engagement as independent the Company’s registered public accounting firm for the year ending December 31, 2025.
KPMG’s representative is expected to be present, in person or by conference telephone, at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. See the section titled “Principal Accountant Fees And Services” on page 94 of this Proxy Statement for a description of the services provided by, and fees paid to, KPMG for the fiscal years ended December 31, 2024 and December 31, 2023 and other matters relating to the procurement of services.
Shareholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2025 requires a majority of the votes cast at the Annual Meeting on the proposal to be voted “FOR” this proposal. Abstentions will not be counted as votes cast either “FOR“ or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3 — VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2024 AS DESCRIBED IN THE PROXY STATEMENT
Our shareholders have the opportunity to vote on an advisory (non-binding) resolution (“say-on-pay”) to approve the compensation of our NEOs identified in the section titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — Named Executive Officers” for the year ended December 31, 2024 on page 46 of this Proxy Statement. The Compensation Discussion And Analysis (“CD&A”) beginning on page 46 of this Proxy Statement describes the material elements of our NEO compensation policies and program, and the principles and objectives that informed our compensation decisions, for the year ended December 31, 2024.
We conduct continuous investor engagement and outreach throughout the year. Page 53 of the CD&A describes our 2024 shareholder engagement and outreach, and pages 58 through 71 of the CD&A describe the executive compensation program adopted by our Compensation Committee for 2024. In addition, the section of the CD&A titled ”Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — What Guides Our Program — How We Make Compensation Decisions — Role of Peer Companies“ beginning on page 56 describes the peer group that we selected for the purpose of considering 2024 NEO compensation.
The overall design of our compensation program has remained consistent year-over-year. When making compensation decisions for 2024, the Compensation Committee considered the significant efforts of the NEOs to deliver solid financial results as well as management’s ability to meet the evolving needs of our clients, employees and shareholders. Our NEOs’ 2024 compensation program has been designed to:

◼	PROVIDE our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers.
◼	MAINTAIN continuity of executive management by delivering opportunities for our CEO and other NEOs to earn competitive compensation.
◼
Structure our executive compensation program to ALIGN THE INTERESTS of our CEO and other NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards.

◼	BALANCE the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value.
◼	Place a significant percentage of each NEO’s total compensation opportunity AT-RISK and subject to the attainment of financial goals that drive or measure the creation of shareholder value.
◼	Pay-for-PERFORMANCE.
◼	Manage our executive compensation program CONSISTENTLY among our CEO and other participating NEOs.
◼	LIMITING perquisites and other non-performance-based entitlements.

The say-on-pay vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs for 2024 as described in the Proxy Statement for the Annual Meeting.
The say-on-pay vote being presented pursuant to Section 14A of the Exchange Act is advisory and not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive compensation program, principles and objectives. At the 2023 Annual Meeting, our shareholders voted to have a say-on-pay vote each year. Accordingly, we intend to seek the advisory vote of our shareholders on say-on-pay annually.
We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the 2024 compensation of our NEOs for the year ended December 31, 2024 as described in the Proxy Statement by approving the following advisory (non-binding) resolution:
“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2024 as described in the Proxy Statement for the Annual Meeting.”
Shareholder Approval Required. The approval of the advisory (non-binding) resolution approving the compensation of our NEOs for the year ended December 31, 2024 as described in this Proxy Statement requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on the results of the vote on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4 — APPROVE THE AMENDMENT TO THE FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE BY AN ADDITIONAL 676,000 SHARES AND EXTEND THE EXPIRATION DATE TO JUNE 4, 2035
GENERAL
We are asking our shareholders to approve Amendment No. 2 (the “Amendment”) to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017 (the “2017 Plan”), which, among other things, authorizes shares of our Common Stock for equity grants to our non-employee directors and to officers, employees and individual service providers of the Company and its subsidiaries. The full text of the composite version of the 2017 Plan, as proposed to be amended, is included in Appendix D to this Proxy Statement, and reference is made to such appendix for a complete statement of the provisions of the 2017 Plan, as amended.
On March 25, 2025 (the “Board Approval Date”), our Board authorized the Amendment, including an increase to the share limit of an additional 676,000 shares of our Common Stock and delegated to the Compensation Committee of the Board the authority to establish the number of additional new shares submitted for approval by our shareholders at the Annual Meeting, subject to such maximum new share limit set by the Board. The amendments and modifications to the 2017 Plan include changes to:
(i)	increase the number of authorized shares of Common Stock that the Company may issue by 676,000 new shares, all of which can be used for full-value awards; and
(ii)
extend the expiration date of the 2017 Plan, as amended, to and including the 10th anniversary date of the effective date of the Amendment, or June 4, 2035, from the current termination date of June 3, 2030.

The maximum number of shares of Common Stock of the Company that may be issued with respect to awards granted under the 2017 Plan will consist of: (i) 559,549 shares of Common Stock available for issuance and not subject to outstanding awards under the 2017 Plan as of the Board Approval Date; plus (ii) 676,000 additional shares of Common Stock pursuant to the Amendment; plus (iii) any additional shares of Common Stock subject to outstanding awards under the 2017 Plan, the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated effective as of June 3, 2015 (the “2009 Plan”), and the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008 (the “2006 Plan”), each as amended from time to time, as of the date of the Annual Meeting, that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company. Outstanding awards under the 2017 Plan, 2009 Plan and 2006 Plan as of the Annual Meeting will continue to remain outstanding in accordance with their applicable terms and the terms of the applicable plan.
The 2017 Plan is administered by a committee appointed by the Board consisting solely of independent directors, which shall be the Compensation Committee (the “Administrator”) as of the date of approval of the Amendment by the shareholders.
The following discussions of the 2017 Plan and the Amendment are qualified in their entirety by the full text of the composite version of the 2017 Plan, as proposed to be amended, included in Appendix D to this Proxy Statement, and reference is made to such appendix for a complete statement of the provisions of the 2017 Plan, as amended. You may request a copy of the 2017 Plan and Amendment No. 2 to the 2017 Plan, which is attached as Appendix E to this Proxy Statement, free of charge, from the Corporate Secretary, FTI Consulting, Inc., 555 12th Street NW, Suite 700, Washington, D.C. 20004 and by email to FTI2025annualmeeting@fticonsulting.com.
BURN RATE
Over the course of its history, the Company has made significant equity grants to align the interests of its management team and senior professionals with those of its shareholders. Since 2014, the Compensation Committee and our management team have sought to reduce our average share usage rate (sometimes referred to as “burn rate”) while still seeking to maximize the benefits of equity compensation. For the three-year period ended December 31, 2016, immediately prior to adoption of the 2017 Plan, the Company’s burn rate was 2.01%.
The Company’s burn rate for the three-year period ended December 31, 2024 was 0.95%. Burn rate has been calculated based on our (i) non-weighted total number of shares of our Common Stock issuable upon the grant or exercise, as the case may be, of the equity-based awards granted for the applicable fiscal year, divided by (ii) weighted average total number of shares of Common Stock issued and outstanding during the applicable fiscal year, in each case excluding performance-based equity awards that have not been earned.

The Company repurchased 574,418, 112,139 and 51,717 shares of Common Stock during the years ended December 31, 2022, December 31, 2023 and December 31, 2024, respectively. The share repurchases partially offset dilution from equity grants in the relevant years. However, such share repurchases also had the effect of reducing the denominator used to calculate our burn rate, which consequently inflated our reported burn rate for each of these years and the three-year period ended December 31, 2024.
Based on our three-year average share usage rate, we expect that the shares available under the 2017 Plan will enable the Company to continue to grant equity as a portion of compensation for approximately three to five years (including 2025).
The table below sets forth the burn rate calculations for the three-year period ended December 31, 2024 (share amounts in thousands):

Years	Full-Value Shares (1) (a)	Total Weighted Average Number of Common Shares Outstanding (b)	Burn Rate (c)

2022	341	33,693	1.01%
2023	276	33,924	0.81%
2024	361	35,208	1.03%
Three-Years Ended December 31, 2024			0.95%

(1)
The burn rates exclude performance-based restricted stock unit (“Performance RSU”) awards for an aggregate of 102,543, 79,682 and 84,482 shares of Common Stock at maximum, awarded in 2022, 2023 and 2024, respectively. Full-value shares in Column (a) includes actual shares of Common Stock underlying Performance RSUs issued to recipients upon certification of the extent of achievement.

KEY PLAN PROVISIONS
The 2017 Plan includes key provisions designed to protect shareholder interests and promote effective corporate governance, including, but not limited to, the following:
✔
No discounted stock options and stock appreciation rights (“SAR”). Stock options and SARs may not be granted with an exercise price lower than the closing price per share of Common Stock on the grant date.

✔
No repricing of stock options and SARs. The Administrator may not reprice stock options or SARs, including through the cancellation or replacement of such stock options or SARs, without shareholder approval, or permit the cash buyout of underwater stock options or SARs.

✔	No automatic reloads of stock options and SARs. The 2017 Plan does not provide for the automatic reload of stock options and SARs.
✔	No “evergreen” provisions. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2017 Plan are automatically replenished.
✔	No automatic grants. The 2017 Plan does not provide for automatic grants to any eligible participant.
✔
Annual limit on non-employee director awards. The aggregate fair value (computed as of the applicable grant date) of total compensation (consisting of cash retainers and other cash compensation, as well as equity awards granted under the 2017 Plan) to any non-employee director in any calendar year shall not exceed $750,000, subject to Board discretion to make exceptions to the limit for a non-executive Chairman of the Board or, in extraordinary circumstances, for an individual non-employee director, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

✔
No dividends or dividend equivalents on unearned awards. Cash, stock and any other property declared as a dividend or dividend equivalent with respect to any equity award shall not be distributed, paid or credited but may be accumulated and distributed, paid or credited at the time that any applicable restrictions or risks of forfeiture with respect to such award will lapse.

✔
No automatic acceleration on a “Change in Control.” The 2017 Plan does not provide for automatic “single trigger” equity acceleration or severance benefits on a “Change in Control” (as defined in the 2017 Plan).

SHARES USED AND AVAILABLE UNDER 2017 PLAN
The following table provides information about shares of our Common Stock that may be issued upon the exercise of outstanding stock options, and the vesting or issuance of restricted and unrestricted stock- and unit-based awards, deferred restricted and unrestricted stock- and unit-based awards, and performance-based stock- and unit-based awards, and shares of our Common Stock that remain available for future awards, as of the close of business on the Record Date of March 6, 2025 under the 2017 Plan:
Shares Used and Available as of the Close of Business on the Record Date of March 6, 2025

As of March 6, 2025

Total shares issuable upon exercise of outstanding stock options	57,830
Weighted average exercise price of outstanding stock options	$37.99
Weighted average remaining term of outstanding stock options	1.6 years
Total shares subject to outstanding restricted stock and other full-value stock-based awards	1,314,705
Total shares available for future grants under the 2017 Plan	559,549
Common Stock outstanding	35,380,246

REASONS FOR THIS PROPOSAL
The additional shares under the 2017 Plan are needed to allow the Company to continue to use equity as a significant component of its compensation and incentive programs. Shareholders should consider the following key reasons why the Company believes that approving the 2017 Plan, as amended, and the shares of Common Stock thereunder is important:

◼	Our equity-based compensation programs align the interests of our executive officers and key employees with those of our shareholders.
◼
Equity-based compensation is an important tool to recruit and retain revenue-generating professionals and expand our business, particularly in the context of our private competitors that can offer partnership and other ownership incentives we cannot offer to recruit and retain professionals. Participation in our primary retention program for SMDs, which includes equity-based compensation awards, has increased from just over 20% of such professionals in June 2020 to over 40% currently.

◼	We have sought to reduce the dilutive impact of our equity-based compensation on our shareholders through stock repurchase programs, repurchasing more than 4.4 million shares between 2020 and 2024.

CONSEQUENCES IF PROPOSAL NO. 4 IS NOT APPROVED BY SHAREHOLDERS
We have certain compensation programs in place (in which our executive officers do not participate) that provide for programmatic equity awards each year to our segment and region leaders, as well as certain of our senior professionals and non-employee directors. If the equity-based components of our contracts with our segment and region leaders, or the KSIP, the Key Senior Managing Director Incentive Compensation Programs, Director Plan or voluntary deferred compensation opportunities, cannot be awarded to the applicable participants, or offered to additional employees, because authorized shares of Common Stock are not available under a shareholder-approved equity compensation plan, the benefits of such plans and programs will be funded in cash.
DESCRIPTION OF THE 2017 PLAN
Share Reserve and Share Recycling
The maximum number of shares of Common Stock of the Company that may be issued with respect to awards granted under the 2017 Plan will consist of: (i) 559,549 shares of Common Stock available for issuance and not subject to outstanding awards under the 2017 Plan as of the Board Approval Date; plus (ii) 676,000 additional shares of Common Stock pursuant to the Amendment; plus (iii) any additional shares of Common Stock subject to outstanding awards under the 2017 Plan, the 2009 Plan and the 2006 Plan, as of the date of the Annual Meeting, that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company. If any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an Award, the shares subject to such award and the repurchased, surrendered, tendered and withheld shares generally will thereafter be available for further awards under the Plan. The above maximum share limit is subject to adjustment in the event of a corporate transaction affecting our Common Stock or our capitalization by reason of a spin-off, split-up, extraordinary dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants, or other similar events.
2017 Plan Administration and Terms of Awards
The 2017 Plan will be administered by a committee of the Board composed of directors who are “independent directors” for purposes of the applicable exchange requirements and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act. The Administrator has the sole authority to interpret the 2017 Plan and set the terms of all awards under the 2017 Plan, including the authority to: (1) determine the individuals to whom, and the time or times at which, awards will be granted; (2) determine the types of awards to be granted; (3) determine the number of shares or monetary value to be covered by or used for reference purposes for each award and determine to what extent and pursuant to what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock or other property; (4) impose such terms, limitations, restrictions and conditions upon any such award; (5) modify, amend, extend, or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards; and (6) accelerate or otherwise change the time in which an award vests, may be exercised, or becomes payable or waive or accelerate the lapse of any restriction or condition with respect to such award.
Types of Awards and Grants
The Administrator may award stock options (including nonstatutory and incentive stock options), SARs, restricted and unrestricted stock or units, stock- and cash-based phantom stock, performance awards, other incentive and stock-based awards, and cash-based awards, or any combination thereof, as described below:
a.
Stock Options. A stock option represents the right to purchase a share of Common Stock at a predetermined exercise price. The Administrator may grant nonstatutory stock options or incentive stock options to qualified participants. The Administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period and option duration, but in no event will the term of any option exceed 10 years. All stock options (other than stock options subject to awards that are assumed, converted or substituted in connection with a corporate transaction) must have an exercise price at least equal to the closing price of one share of our Common Stock as reported on the NYSE on the date of grant (“fair market value”), or, in the case of incentive stock options granted to a 10% shareholder of the Company, at least 110% of the fair market value of a share of Common Stock on the date of grant. The Administrator may authorize stock options to be exercised by payment in full of the exercise price in cash or by delivery of previously owned shares of Common Stock, through a broker cashless exercise program, or through net settlement of shares.

b.
Stock Appreciation Rights. A SAR entitles the recipient to receive a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the applicable award agreement, multiplied by (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment of the amount payable upon any exercise of a SAR may be made by the delivery of shares of Common Stock or cash or any combination of shares of Common Stock and cash. If upon settlement of the exercise of a SAR the holder is to receive a portion of such payment in shares of Common Stock, the number of shares will be determined by dividing such portion by the fair market value of a share of Common Stock on the exercise date. The base price per share specified in the grant agreement will not be less than the fair market value of a share of Common Stock on the date of grant (other than in the case of the base price of awards that are assumed, converted or substituted in connection with a corporate transaction). No fractional shares will be used for such payment, and the Administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be rounded up or down to the nearest whole share. For purposes of counting against the aggregate share limitation of the 2017 Plan, SARs to be settled in shares of Common Stock will be counted based upon the number of actual shares issued upon settlement of the SARs. The term of the SARs will not exceed 10 years.

c.
Stock Awards. Restricted stock awards consist of shares of Common Stock that are awarded to a participant and that are subject to forfeiture or vesting during a pre-established period if certain conditions are met. The amount and terms of restricted stock awards will be set by the Administrator pursuant to a written award agreement. Unrestricted stock awards consist of shares of Common Stock that are not subject to forfeiture or vesting conditions. A holder of restricted stock will generally have all the rights of a holder of shares of Common Stock, including the right to receive any dividends and to vote, even during the restricted period. The Administrator may grant restricted or unrestricted stock awards to eligible service providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law.
d.
Phantom Stock. Phantom stock awards, including phantom stock units, restricted stock units and stock units, are full-value awards denominated in stock-equivalent units. The amount and terms of a stock unit award will be set by the Administrator pursuant to a written award agreement. Stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes and will not require a segregation of any of our assets. An award of stock units may be settled in shares of our Common Stock, in cash or in a combination of shares of Common Stock and cash. A holder of stock units generally will not have any rights of a shareholder with respect to any shares of Common Stock represented by a stock unit solely as a result of the grant of a stock unit.

e.
Performance Awards. Performance awards are awards of cash, shares of Common Stock or a combination of cash and shares of Common Stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period. The performance goals for performance awards generally will be based on one or more financial, operating or stock performance criteria determined by the Administrator and have historically included Adjusted EPS, Adjusted EBITDA and relative total shareholder return.

Such performance goals also may be based by reference to (i) the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, (ii) comparison with performance of an industry, one or more peer groups, or other groups of companies, (iii) prior performance periods or (iv) other measures selected by the Administrator. The Administrator may also generally exclude, or adjust to reflect, the impact of an event or occurrence that the Administrator determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual, infrequent or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration; (d) a change in tax law or accounting standards required by generally accepted accounting principles; or (e) any other recurring or non-recurring items as the Administrator determines.
f.
Other Stock-Based Awards. Other stock-based awards are awards denominated or valued, in whole or in part, by reference to or otherwise based on, or related to, the value of our Common Stock. Other stock-based awards may be denominated in cash, in shares of Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of Common Stock, or in any combination of the foregoing and may be paid in shares of Common Stock or other securities, in cash, or in a combination of shares of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator. The Administrator will set the terms and amounts of other stock-based awards pursuant to written award agreements.

g.
Other Cash-Based Awards. The Administrator may grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. Cash-based awards will be credited to a bookkeeping reserve account solely for accounting purposes, will not require a segregation of any of our assets and will be payable in cash only.

Incentive Stock Option Limits
For purposes of the grant of incentive stock options under the 2017 Plan (i) only the first $100,000 of shares of Common Stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment, (ii) the exercise price must be at least equal to 100% of the fair market value of the shares on the date of grant of the option (or, in the case of incentive stock options granted to a 10% shareholder of the Company, at least 110% of the fair market value of a share of our Common Stock on the date of grant), and (iii) the maximum term of an incentive stock option is 10 years from the date of grant (or, in the case of incentive stock options granted to a 10% shareholder of the Company, five years from the date of grant). The maximum number of shares of Common Stock that may be subject to awards of “incentive stock options” (within the meaning of Code Section 422) under the 2017 Plan as of the Board Approval Date is 1,235,549 shares of Common Stock.
No Separate Consideration
The Company will not receive separate consideration for the granting of awards under the 2017 Plan, other than related to the services the participants provide or as otherwise required by applicable law.
Change in Control
In the event of any transaction resulting in a “Change in Control” (as defined in the 2017 Plan), unvested awards will not vest automatically, and a participant’s awards will be treated in accordance with the following:
a.
Awards, whether or not then vested, will be continued, assumed or have new rights substituted therefor, as determined by the Administrator on a basis at least as beneficial to the participant as under the original award agreement, and the vesting conditions and restrictions to which any award granted on or after June 7, 2017 and prior to the “Change in Control” are subject will not automatically lapse upon a “Change in Control.” However, in the event that, within two years following the “Change in Control,” (or such shorter period as determined by the Administrator), the participant’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than for “Cause,” and other than as a result of death or “Disability,” or pursuant to a participant’s “Good Reason” termination right (which terms will have the meanings assigned to them in the participant’s employment agreement or the applicable award agreement), all outstanding awards granted to such participant, which have not yet vested will immediately vest and become exercisable, and all restrictions on such awards will immediately lapse.

b.
To the extent that awards will not be continued, assumed or have new rights substituted therefor in connection with a “Change in Control,” the Administrator may provide for the purchase of any awards by the Company or an affiliate for an amount of cash equal to the excess (if any) of the highest price per share of Common Stock paid in connection with such “Change in Control” transaction with respect to the shares of the Company’s Common Stock covered by such awards over the aggregate exercise price, if any, of such awards. In addition, the Administrator may, in its sole discretion, terminate all outstanding and unexercised awards that provide for a participant elected exercise, effective as of the date of the “Change in Control,” by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the “Change in Control,” in which case during the period from the date on which such notice of termination is delivered to the consummation of the “Change in Control,” each such participant will have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise will be contingent on the occurrence of the “Change in Control,” and, provided that if the “Change in Control” does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise will be null and void.

Dividends and Dividend Equivalents
The Administrator may provide that dividends or dividend equivalents shall accumulate with respect to some or all awards, provided that cash, stock and any other property declared as a dividend or a dividend equivalent with respect to any award shall be accumulated and shall be subject to restrictions and risks of forfeiture to the same extent as the applicable award with respect to which such cash, stock or other property dividend or dividend equivalent has been declared, and such cash, stock or other property dividend or dividend equivalent shall be distributed or paid at the time such applicable restrictions or risks of forfeiture shall lapse.

Amendments and Termination
The Board may terminate, amend or modify the 2017 Plan or any portion thereof at any time, subject to the approval of the Company’s shareholders in certain instances required by applicable securities law or NYSE listing requirements. Furthermore, except with respect to adjustments for corporate changes in accordance with the 2017 Plan, the terms of previously granted stock options or SARs will not be amended or modified without the consent of shareholders to (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the fair market value per share or exchange such stock option or SAR for cash or another award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the NYSE or such other principal U.S. securities exchange on which the shares of Common Stock are then listed.
Transferability of Awards
In general, no award under the 2017 Plan that is held by an executive officer or non-employee director may be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution.
Eligibility and Awards
As of the close of business on the Record Date, seven executive officers (including all five of our named executive officers), eight non-employee directors and approximately 8,200 employees, including 833 senior managing directors and senior vice presidents, as well as individual service providers of the Company and our subsidiaries, are eligible to participate in the 2017 Plan. The Administrator has the authority to select participants, which may include non-employee directors, and officers, employees and individual service providers of the Company and its subsidiaries, and to determine the amount, type and terms of each award granted under the 2017 Plan.
The following table sets forth the maximum aggregate number of stock options, stock-based awards, Performance RSUs and performance-based cash units outstanding under the 2017 Plan, 2009 Plan and 2006 Plan as of the year ended December 31, 2024, awarded to each of our named executive officers, all executive officers as a group, all directors who are not executive officers as a group and our non-executive officer employee group. The fair market value of one share of the Company’s Common Stock on the Record Date, as reported on the NYSE as of the close of business on that day, was $168.75.

Name and Position as of December 31, 2024	Aggregate Number of Shares of Restricted Stock, Restricted Stock Units or Stock Units (1)			Aggregate Number of Shares Underlying Option Awards			Weighted Average Exercise Price per Share
	2017 Plan (a)	2009 Plan (b)	2006 Plan (c)	2017 Plan (d)	2009 Plan (e)	2006 Plan (f)	2017 Plan (g)	2009 Plan (h)	2006 Plan (i)

Steven H. Gunby President and Chief Executive Officer	122,206	—	—	—	5,389	—	—	$37.10	—
Ajay Sabherwal Chief Financial Officer	14,136	—	—	—	13,065	—	—	$40.36	—
Paul Linton Chief Strategy and Transformation Officer	14,136	—	—	—	25,713	—	—	$36.88	—
Curtis P. Lu General Counsel	14,136	—	—	—	13,663	—	—	$38.17	—
Holly Paul Chief Human Resources Officer	13,029	—	—	—	—	—	—	—	—
All Executive Officers as a Group (7 persons)	181,171	—	—	—	57,830	—	—	$37.99	—
Non-Employee Director Group (8 persons)	17,811	—	37,500	—	—	—	—	—	—
Non-Executive Officer Employee Group (370 persons)	884,862	164,778	20,085	—	2,233	—	—	$36.43	—

(1)	Performance RSUs are presented at maximum.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary is intended only as a general guide to the U.S. federal income tax consequences of incentive stock options and nonstatutory stock options, which are authorized for grant under the 2017 Plan, under current law. It does not attempt to describe all possible federal or other tax consequences of participation in the 2017 Plan or tax consequences based on particular circumstances. The tax consequences may vary for non-U.S. awards.
Incentive Stock Options
An option holder generally recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Code Section 422. However, an option holder may be subject to the alternative minimum tax if the fair market value of our Common Stock on the date of exercise exceeds the option holder’s purchase price for the shares. Option holders who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the option holder will normally recognize ordinary income in the tax year during which the disqualifying disposition occurs equal to the lesser of the difference between (i) the fair market value of the shares on the date of exercise and the purchase price of such shares and (ii) the sale price and the purchase price of such shares. The option holder will normally also recognize a capital gain equal to the difference, if any, between the sale price and the fair market value of such shares on the exercise date. However, if a loss is recognized on the sale (i.e., the sale price is less than the purchase price of the disposed shares), the option holder will not recognize any ordinary income and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An option holder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss based on the difference between the sale price and the fair market value on the exercise date will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonstatutory stock option.
2017 PLAN AWARDS TO INTERNATIONAL EMPLOYEES
The Administrator has the authority to grant awards to employees of the Company and our subsidiaries who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the 2017 Plan that the Administrator believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions while furthering the purposes of the 2017 Plan. The Administrator has delegated to a management committee the authority to establish or approve sub-plans to the 2017 Plan to comply with foreign laws (but not the authority to grant awards or set the terms of awards). The Administrator may allocate all or a portion of authorized shares under the 2017 Plan for award pursuant to such sub-plan(s), as it believes to be necessary or appropriate for these purposes without altering the terms of the 2017 Plan in effect for other participants.
Shareholder Approval Required. The approval of the Amendment requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 4 and will have no effect on the results of the vote on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
There were 35,380,246 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock by:

◼	each of the NEOs named in this Proxy Statement;
◼	each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock;
◼	each of our directors and director nominees; and
◼	all of our current executive officers and directors as a group.

For the executive officers, directors and director nominees, the beneficial ownership information is presented as of the close of business on the Record Date, except as otherwise noted. For the shareholders who own beneficially more than 5% of our outstanding shares of Common Stock, the information is presented as of the date of the most recent Schedule 13G/A filed by each such shareholder with the SEC as of the date of this Proxy Statement.
The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock and has not pledged any of our securities to secure or serve as collateral for any indebtedness or other obligations.

NAME OF BENEFICIAL OWNER (1)	NUMBER OF COMMON SHARES OWNED	UNVESTED RESTRICTED SHARES	RIGHT TO ACQUIRE VESTED AND EXERCISABLE STOCK-BASED OPTIONS	TOTAL SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)

Steven H. Gunby (2)	256,407	7,232	5,389	269,028	*
Ajay Sabherwal	12,650	4,865	13,065	30,580	*
Paul Linton	63,041	4,865	25,713	93,619	*
Curtis P. Lu	28,914	4,865	13,663	47,442	*
Holly Paul	18,257	3,608	—	21,865	*
Brenda J. Bacon	15,292	1,145	—	16,437	*
Mark S. Bartlett	24,954	1,145	—	26,099	*
Elsy Boglioli	1,324	—	—	1,324	*
Claudio Costamagna	32,553	—	—	32,553	*
Nicholas C. Fanandakis (3)	10,642	—	—	10,642	*
Gerard E. Holthaus (4)	63,985	1,145	—	65,130	*
Stephen C. Robinson	3,138	1,145	—	4,283	*
Laureen E. Seeger (5)	8,794	—	—	8,794	*
Eric T. Steigerwalt	—	—	—	—	*
Janet H. Zelenka	—	—	—	—	*
All current directors and executive officers as a group (17 persons)	546,922	30,015	57,830	634,767	1.79
BlackRock, Inc. (6) 50 Hudson Yards New York, NY 10001	3,069,825	—	—	3,069,825	8.7%
Kayne Anderson Rudnick Investment Management, LLC (7) 2000 Avenue of the Stars, 2nd Floor Suite 1110 Los Angeles, CA 90067	3,385,629	—	—	3,385,629	9.6%
Mawer Investment Management Ltd. (8) 600, 517 – 10th Avenue SW Calgary, Alberta, Canada T2R 0A8	3,872,664	—	—	3,872,664	10.9%
The Vanguard Group, Inc. (9) 100 Vanguard Blvd. Malvern, PA 19355	3,554,398	—	—	3,554,398	10.0%

* = Less than 1%
(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 555 12th Street NW, Suite 700, Washington, D.C. 20004.
(2)	The reported beneficial ownership of Steven H. Gunby includes 3,690 shares of Common Stock issuable on account of underlying unvested restricted stock units scheduled to vest on March 8, 2025.

(3)
The reported beneficial ownership of Nicholas C. Fanandakis excludes 2,821 shares of Common Stock issuable on account of vested deferred stock units and 1,145 shares of Common Stock issuable on account of unvested deferred stock units because such shares are not issuable within 60 days following the Record Date.

(4)
The reported beneficial ownership of Gerard E. Holthaus excludes 37,500 shares of Common Stock issuable on account of vested deferred stock units because such shares are not issuable within 60 days following the Record Date.

(5)
The reported beneficial ownership of Laureen E. Seeger excludes 5,830 shares of Common Stock issuable on account of vested deferred stock units and 1,145 shares of Common Stock issuable on account of unvested deferred stock units because such shares are not issuable within 60 days following the Record Date.

(6)
Information is based on Schedule 13G/A filed with the SEC on January 25, 2024 reporting (i) sole power to vote or direct the vote of 2,989,926 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,069,825 shares and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. BlackRock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock, and no one other person’s, except BlackRock Fund Advisors, interest in the Common Stock is more than 5% of the total outstanding shares of Common Stock.

(7)
Information is based on Schedule 13G/A filed with the SEC on February 13, 2024 reporting (i) sole power to vote or direct the vote of 2,334,895 shares, (ii) shared power to vote or direct the vote of 694,740 shares, (iii) sole power to dispose or direct the disposition of 2,690,889 shares and (iv) shared power to dispose or direct the disposition of 694,740 shares of the Company’s Common Stock.

(8)
Information is based on Schedule 13G/A filed with the SEC on February 5, 2024 reporting (i) sole power to vote or direct the vote of 3,604,978 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,872,664 shares and (iv) shared power to dispose or direct the disposition of zero shares of the Company’s Common Stock.

(9)
Information is based on Schedule 13G/A filed with the SEC on March 11, 2024 reporting (i) sole power to vote or direct the vote of zero shares, (ii) shared power to vote or direct the vote of 12,577 shares, (iii) sole power to dispose or direct the disposition of 3,504,552 shares and (iv) shared power to dispose or direct the disposition of 49,846 shares of the Company’s Common Stock. The Vanguard Group reports that its clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported securities in the Schedule 13G/A, and no one other person’s interest in the reported securities in the Schedule 13G/A is more than 5%.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION
NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES	PRINCIPAL BUSINESS EXPERIENCE

Ajay Sabherwal Chief Financial Officer Officer Since: 2016 Age: 59
Ajay Sabherwal joined the Company in August 2016 as Chief Financial Officer. He held the additional office of Treasurer from March 2022 to December 2022. From July 2010 to August 2016, Mr. Sabherwal was the Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a provider of telecommunications services primarily in Northern New England. Mr. Sabherwal is a former director of Prairie Provident Resources Inc., a foreign public company.

Paul Linton Chief Strategy and Transformation Officer Officer Since: 2014 Age: 54
Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, a leading business strategy consulting services firm, where he was most recently a Partner and Managing Director.

Curtis P. Lu General Counsel Officer Since: 2015 Age: 59
Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc., a wireless Internet services company. Mr. Lu began his legal career at Latham & Watkins LLP, an international law firm, where he was a litigation partner.

Holly Paul Chief Human Resources Officer Officer Since: 2014 Age: 54
Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a then-publicly traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP, a global public accounting firm, serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Brendan J. Keating Chief Accounting Officer and Controller Officer Since: 2019 Age: 61
Brendan Keating has held the positions of Chief Accounting Officer and Controller since March 2019. From September 2011 to March 2019, Mr. Keating was Vice President – Assistant Controller of the Company. From 2008 to 2011, Mr. Keating served as a Senior Vice President of Accounting Policy and Reporting at Discovery, Inc., a mass media company.

Matthew Pachman Vice President – Chief Risk and Compliance Officer Officer Since: 2012 Age: 60
Matthew Pachman has held the position of Vice President – Chief Risk and Compliance Officer since June 2016. Prior to assuming the duties of Chief Risk Officer of the Company in February 2015, Mr. Pachman also held the position of Vice President and Chief Ethics and Compliance Officer from July 2012 to June 2016. Prior to joining FTI Consulting, Mr. Pachman built and led compliance programs at various other companies, including Altegrity Risk International, Inc., a global risk consulting and information services company, the Federal Home Loan Mortgage Corporation, a public government-sponsored enterprise operating in the secondary mortgage market, and MCI Communications Corp., a telecommunications company.

Our officers are elected by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section describes the material elements of our executive compensation program and policies and practices and the principles and objectives of our decisions, with respect to compensation for the year ended December 31, 2024 for our named executive officers.
Named Executive Officers
Our NEOs determined as of December 31, 2024 include the following current executive officers of the Company:

NAME	TITLE

Steven H. Gunby	President and Chief Executive Officer
Ajay Sabherwal	Chief Financial Officer
Paul Linton	Chief Strategy and Transformation Officer
Curtis P. Lu	General Counsel
Holly Paul	Chief Human Resources Officer

Executive Summary
2024 Company Performance Update

$3.7 Billion

Global revenues of $3.7 billion, reflecting 6% growth compared with 2023.

$7.81 and $7.99

Record Earnings per Diluted Share (“EPS”) of $7.81 and Adjusted EPS [1] of $7.99.

Diverse Revenue Growth

All five business segments delivered record revenues in 2024.

Global Platform

Revenues outside of the U.S. represented 36% of company revenues in 2024.

$660.5 Million

Cash and cash equivalents of $660.5 million for the year ended December 31, 2024.

$516.3 Million

Returned $516.3 million to shareholders through share repurchases since 2020.

(1)
See Appendix A for the definitions of earnings per diluted share (“EPS”), as adjusted (“Adjusted EPS”), Adjusted EBITDA and other financial measures used for financial reporting purposes referred to in this proxy statement (“Proxy Statement”), which have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) that are considered not in conformity with GAAP (“non-GAAP”), and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. For purposes of determining annual incentive pay (“AIP”) for the year ended December 31, 2024 (“2024 AIP”), the Compensation Committee further adjusted the Adjusted EBITDA financial performance metric defined in Appendix A to exclude the positive impact attributable to the change of the presentation of interest income on forgivable loans on the Company’s Consolidated Statement of Comprehensive Income for the quarter and annual period ended December 31, 2024. The Compensation Committee did not further adjust the Adjusted EPS financial performance metric defined in Appendix A to determine 2023 AIP. See the section of this CD&A titled “— 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics” beginning on page 61 and Appendix B for the definitions of the non-GAAP financial measures, including the description of the further adjustment to Adjusted EBITDA, for determining 2024 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Business Overview
FTI Consulting is a leading global expert firm for organizations facing crisis and transformation. With more than 8,300 employees located in 34 countries and territories, we are the Company our clients call on when they are facing moments of crisis and transformation.
The Company is organized into five business segments. Individually, each segment is a leader in its own right, staffed with experts recognized for the depth of their knowledge, and has a track record of delivering client value.

Corporate Finance & Restructuring 38% of Revenues (1)
Focuses on the strategic, operational, financial, transactional and capital needs of clients and delivers a wide range of service offerings related to restructuring, transformation & strategy and transactions.

Forensic and Litigation Consulting 19% of Revenues (1)	Provides a range of multidisciplinary and independent services related to risk advisory, investigations and disputes.
Economic Consulting 23% of Revenues (1)	Analyzes complex economic issues for use in legal, regulatory and international arbitration proceedings, strategic decision making and public policy debates.
Technology 11% of Revenues (1)	Offers a comprehensive portfolio of consulting and services for information governance, privacy and security, electronic discovery (e-discovery) and insight analytics.
Strategic Communications 9% of Revenues (1)
Develops and executes communications strategies to manage change and mitigate risk surrounding transformational and disruptive events, including transactions, investigations, disputes, crises, regulation and legislation.

(1)	Revenue percentages based on consolidated Company revenues for the year ended December 31, 2024.
Our Commitment to Sustainable Growth
We believe that the fundamental strength of this Company is our people’s unrelenting commitment to deliver for their clients when they are facing moments of crisis and transformation.
Sustainable growth in professional services results from attracting, developing, promoting and retaining great professionals with ambitions to grow their businesses and deepen their client relationships. Over the last several years, our financial results have shown that if we do the right things for our business over any medium-term period, even though market conditions and quarterly results can fluctuate, through those efforts we can build a powerful growth engine that delivers for our people, clients and shareholders.
This focus means not overreacting to temporary factors that are out of management’s control and being willing to support our strong people and positions in the face of short-term market headwinds because we believe over any multiyear period, the financial performance of great professional services firms is dictated by the components of the business that can be influenced by management, such as:

◼	Promoting, developing, retaining and attracting talented professionals who can strengthen and build leading positions in areas of critical client needs.
◼	Investing EBITDA behind key growth areas in which we have a right to win.
◼	Leveraging investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions.
◼	Actively evaluating and considering opportunistic acquisitions but committing on a day-in, day-out basis to growth by organic means.
◼	Maintaining a strong balance sheet and committing to using our robust cash flow generation to enhance shareholder returns.
◼	Creating an inclusive and high-performing culture where our professionals can grow their career and achieve their full potential.
◼	Being a responsible corporate citizen that drives positive change in the communities in which we do business.

We believe if we continue to have the confidence to not overreact to short-term factors, over the medium term, we will build businesses that great people want to be a part of — segments and practices that attract talented people, that support their ambitions and foster their professional development, and, in turn, allow them to build teams and client relationships that, through the short-term headwinds and tailwinds, become sustainable, powerful, durable and resilient growth engines over time.

 Our Strategy in Action – A Powerful Platform for Sustainable Growth

(1)
See Appendix A for the definitions of Adjusted EBITDA, Adjusted EPS, organic revenue growth and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. For purposes of determining 2024 AIP, the Compensation Committee further adjusted the Adjusted EBITDA financial performance metric defined in Appendix A to exclude the positive impact attributable to the change of the presentation of interest income on forgivable loans on the Company’s Consolidated Statement of Comprehensive Income for the quarter and annual period ended December 31, 2024. The Compensation Committee did not further adjust the Adjusted EPS financial performance metric defined in Appendix A to determine 2024 AIP. See the section of this CD&A titled “— 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics” beginning on page 61 and Appendix B for the definitions of the non-GAAP financial measures, including the description of the further adjustment to Adjusted EBITDA, for determining 2024 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Our Disciplined Approach to Capital Allocation
FTI Consulting’s management team, together with its Board of Directors, believes organic growth is the best strategy to achieve sustainable growth in professional services. The Board has made a commitment to grow, first and foremost, by organic means. Our commitment to this strategy has driven sustained growth: The Company has averaged double-digit organic revenue growth over the last six years and has delivered Adjusted EPS growth for 10 consecutive years.
Given our commitment to grow by organic means on a day-in, day-out basis, management and the Board take a disciplined approach to acquisitions, which is informed by the following characteristics:

◼	Buy versus build: We look at the cost of an acquisition versus the cost to grow organically by attracting, developing and retaining the best professionals in the market.
◼	Focus on revenue metrics: We are focused on revenue metrics versus “adjusted,“ non-GAAP financial metrics.
◼	Cash-on-cash return: We look at the cash-on-cash return over a defined payback period.
◼	Our approach to earn-outs: We have committed to paying less up front and more performance-based incentives over time, even if it negatively impacts our earnings in the short term.
◼
Alignment and sponsorship: Acquisitions are difficult to integrate and position for success, and they are even more difficult in professional services because the assets you are acquiring walk in and out the door every day. Therefore, we look at alignment with the target by developing relationships and committing to sponsorship among management to support the successful integration and growth of the acquired business.

Moreover, the Board’s discipline extends beyond capital intensity, as demonstrated by the Compensation Committee’s authority to use discretion with NEO compensation for individual performance, as well as by authorizing further adjustments to our Adjusted EPS and Adjusted EBITDA financial performance metrics for compensation purposes. In fact, the definitions of our Adjusted EPS and Adjusted EBITDA financial metrics for AIP clearly state that the Compensation Committee has the discretion to exclude operating results of businesses discontinued, sold or acquired, among other items, to ensure that the AIP rewards only the kind of accretive organic growth at the core of our sustainable growth strategy.

Our Executive Compensation Practices
The Compensation Committee continues to refine our executive compensation program to align with evolving competitive and governance practices, respond to feedback from our shareholders, and strengthen the link to performance and the rigor of our program. This includes the following key principles:

◼	PAY-FOR-PERFORMANCE ALIGNMENT: Total at-risk compensation for our CEO and other NEOs was 88.9% and 71.4%, respectively, in 2024.
◼	FOCUS ON FINANCIAL PERFORMANCE: The weighting of AIP opportunity based on financial performance metrics for our CEO and other NEOs was 75.0% and 66.6%, respectively, in 2024.
◼
FOCUS ON INDIVIDUAL PERFORMANCE: The individual performance component of AIP opportunity for our CEO and other NEOs was 25.0% and 33.4%, respectively, in 2024. The CD&A provides detailed quantitative and qualitative disclosures to support the individual performance component of our AIP opportunity for our CEO and other NEOs.

◼
PERFORMANCE-BASED EQUITY AWARDS: Percentage of performance-based restricted stock units (“Performance RSU”) in the long-term incentive pay (“LTIP”) opportunity to our CEO and other NEOs was 66.7% and 60.0%, respectively, in 2024, with the balance in awards of restricted stock units (“RSU”) in the case of our CEO and restricted stock awards (“RSA”) in the case of our other NEOs.

◼
RIGOROUS PERFORMANCE LTIP METRIC: Performance metric based on FTI Consulting’s TSR compared with the TSR of the adjusted S&P 500 (“Relative TSR”), at target and maximum was set at the 55th and 80th percentiles for our CEO, and the 50th and 75th percentiles for the other NEOs, respectively, in 2024.

◼	CAPPED LTIP PAYOUTS FOR NEGATIVE COMPANY RELATIVE TSR: CEO and other NEO payouts when the Company’s TSR is negative are capped at 100% of target.
◼	PEER GROUP BENCHMARKING: CEO and other NEO compensation is benchmarked every other year to the compensation of the executive officers of our peer group companies.

2024 Executive Compensation Program and Decisions at a Glance
The below diagrams describe the key elements of our executive compensation program and decisions for the year ended December 31, 2024:
CEO COMPENSATION

AWARD	FORM	PERFORMANCE METRICS	2024 FINAL PAY OUTCOME

Base Salary	Fixed Cash $1,000,000	N/A	$1,000,000
Total AIP Opportunity at Target $2,000,000 (2.0x Base Salary)
AIP	AIP Target Opportunity as % of Base Salary Threshold – 100% ($1,000,000) Target – 200% ($2,000,000) Maximum – 300% ($3,000,000)	Metric as % of Total AIP Opportunity Adjusted EPS – 37.5% Adjusted EBITDA – 37.5% Individual Performance – 25%	$1,805,151 (90% of Target)
Form of Payment as % of Total AIP Cash – 75% RSAs – 25%
Total LTIP Opportunity at Target $6,000,000 (6.0x Base Salary)
LTIP	Time-Based RSUs
	Time-Based RSU Opportunity as % of Total LTIP Opportunity at Target 33.33% ($2,000,000)	N/A	Three-Year Pro Rata Vesting Period
Performance RSUs

Performance RSU Opportunity as % of Total LTIP Opportunity at Target
66.67% ($4,000,000) (“CEO
Performance RSU Target”)
Performance RSU Payout Opportunity as % of CEO
Performance RSU Target
Threshold – 50% ($2,000,000)
Target – 100% ($4,000,000) Maximum – 150% ($6,000,000)
		Company Relative TSR Threshold – 25th Percentile Target – 55th Percentile Maximum – 80th Percentile	Three-Year Performance Period Ending 12/31/2026

NEOs (Other than CEO) COMPENSATION

AWARD	FORM	PERFORMANCE METRICS	2024 FINAL PAY OUTCOME

Base Salary	Fixed Cash $700,000	N/A	$700,000 (1)
Total AIP Opportunity at Target $875,000 (1.25x Base Salary)
AIP	AIP Target Opportunity as % of Base Salary Threshold – 50% ($437,500) Target – 100% ($875,000) Maximum – 150% ($1,312,500)	Metric as % of Total AIP Opportunity Adjusted EPS – 33.33% Adjusted EBITDA – 33.33% Individual Performance – 33.34%	CFO, CSTO $799,225 (91% of Target) CHRO $639,380 (1) (91% of Target) GC $872,142 (100% of Target)
Form of Payment as % of Total AIP Cash – 100%
Total LTIP Opportunity at Target $875,000 (1.25x Base Salary)
LTIP	Time-Based RSAs
	Time-Based RSA Opportunity as % of Total LTIP Opportunity at Target 40% ($350,000) (1)	N/A	Three-Year Pro Rata Vesting Period
Performance RSUs

Performance RSU Opportunity as % of Total LTIP Opportunity at Target
60% ($525,000) (1) (“NEO
Performance RSU Target”)
Performance RSU Payout Opportunity as % of NEO Performance RSU Target
Threshold – 50% ($262,500) (1)
Target – 100% ($525,000) (1)
Maximum – 150% ($787,500) (1)
		Company Relative TSR Threshold – 25th Percentile Target – 50th Percentile Maximum – 75th Percentile	Three-Year Performance Period Ending 12/31/2026

(1)
Beginning January 1, 2024, Ms. Paul reduced her schedule from full time to 80% time. As a result, all of her compensation was pro-rated at the same 80%, including her base salary, AIP payout (as a result of the opportunity being based on pro-rated base salary) and total LTIP opportunity.

2024 Shareholder Engagement and Outreach
Most Recent Say-on-Pay Vote Results
At our annual meeting of shareholders on June 5, 2024 (the “2024 Annual Meeting”), our shareholders expressed support for our executive compensation program with approximately 99% of the votes cast in favor of our say-on-pay proposal approving NEO compensation for the year ended December 31, 2023. Our 2024 compensation decisions were informed by shareholder discussions conducted in late 2023 and early 2024, facilitated through outreach to our top 20 non-executive shareholders, representing approximately 70% of our outstanding shares. Discussions with our shareholders reinforced our belief that the changes we have adopted over the past several years were responsive to our shareholders’ feedback. See the section of this CD&A titled “— What Guides Our Program — Compensation Philosophy” and “— What Guides Our Program — How We Make Compensation Decisions — The Decision-Making Process” for discussions of our guiding compensation principles on page 54 and page 55, respectively.
Following our 2024 Annual Meeting, feedback on the compensation changes we enacted over the past several years was positive. We continued to reach out to our top 20 non-executive shareholders throughout 2024, representing an aggregate of approximately 70% of our outstanding shares of Common Stock as of December 31, 2024, to offer them one-on-one meetings where we discussed key topics, including our executive compensation program, equity compensation, disclosure, peer group selection, and environmental, social and governance-related topics. See the section of this CD&A titled “— What Guides Our Program — Compensation Philosophy” and “— What Guides Our Program — How We Make Compensation Decisions — Role of Peer Companies” for discussions of our guiding compensation principles and our peer group beginning on page 53 and page 56, respectively.
Compensation Governance Practices
Our executive compensation program is administered by our independent Compensation Committee. In addition to designing an executive compensation program that incentivizes long-term value creation, our program is contingent on achieving specific financial goals, and our compensation practices include a number of key features highlighted below:
✔	Pay-for-performance — with approximately 88.9% of compensation at-risk for our CEO and 71.4% at-risk for each other NEO in 2024.
✔	Appropriate balance between short-term and long-term pay.
✔	Robust stock ownership requirements: our CEO: seven times (7.0x) base salary, and each other NEO: three times (3.0x) base salary in 2024.
✔	No automatic acceleration of equity awards upon a “change in control.“
✔	Anti-hedging and pledging policies.
✔	NYSE-compliant Compensation Recoupment (Clawback) Policy.
✔	Use of independent compensation consultant to advise Compensation Committee.
What Guides Our Program
Compensation Philosophy
Our Compensation Committee strongly believes that NEO compensation — both pay opportunities and pay realized — should be linked with the Company’s operational performance and the creation of shareholder value. Our Compensation Committee designs our executive compensation program to accomplish our goals of:

◼	ATTRACTING executive officer candidates with competitive compensation opportunities that are appropriate for our business, size and geographic diversity.
◼	MAINTAINING CONTINUITY of executive management by delivering opportunities for our NEOs to earn competitive compensation.
◼	Structuring our executive compensation program to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards.
◼	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value.
◼
Placing a significant percentage of each NEO’s total compensation opportunity AT-RISK and subject to the attainment of financial- or market-based goals that drive or measure the creation of shareholder value.

◼	Paying for PERFORMANCE.
◼	Managing our executive compensation program for our non-CEO executives CONSISTENTLY among our participating NEOs.
◼	LIMITING PERQUISITES and other non-performance-based entitlements.

How We Make Compensation Decisions
The Decision-Making Process
The below diagram illustrates the continuous process that is followed to establish our executive compensation program, which aligns our NEOs’ interests with the interests of our shareholders by incentivizing shareholder value creation through challenging goals.

QUARTERLY	SECOND AND/OR THIRD QUARTERS	FOURTH QUARTER	FIRST QUARTER

◼
Management/Board review business strategy, Company performance and competitive environment

◼
Compensation Committee evaluates executive compensation financial performance metrics against Company financial results

◼
Every other year, Compensation Committee selects peer group with advice of its independent compensation advisor

◼
Every other year, independent compensation advisor conducts a competitive market analysis of chief executive officer and other executive officer compensation of the applicable peer group companies and reviews and discusses with Compensation Committee

◼
Management makes executive compensation program design and payment opportunity recommendations for upcoming year

◼
Compensation Committee develops or adopts changes to the annual executive compensation program with advice from its independent compensation advisor

◼
Compensation Committee consults the Audit Committee to evaluate Company financial performance prior to formal announcement of year-end financial results

◼
Compensation Committee evaluates CEO individual performance

◼
CEO evaluates individual performance of other NEOs and advises Compensation Committee

◼
Compensation Committee establishes payments for applicable bonus year

◼
Compensation Committee considers the latest competitive market analysis of chief executive officer compensation of the applicable peer group companies to inform CEO compensation decisions

◼
Management presents budget for upcoming fiscal year

◼
Compensation Committee finalizes executive compensation program design and payment opportunities for current fiscal year with advice from its independent compensation advisor

◼
Compensation Committee sets CEO annual individual performance goals

◼
CEO sets annual individual performance goals of other NEOs

Role of Compensation Committee
The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is composed of independent, non-employee members of the Company’s Board. The Compensation Committee works very closely with its independent advisors and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Charter of the Compensation Committee, which is available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance.
Role of Management
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Our CEO attended all Compensation Committee meetings held during 2024, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that committee.
Role of Compensation Advisors
Under the Charter of the Compensation Committee, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2024, the Compensation Committee retained the services of Pearl Meyer to provide advice to the Compensation Committee on certain executive compensation matters. The Compensation Committee requested advice on a variety of issues from Pearl Meyer, including our annual and long-term executive incentive compensation program structures, performance metrics and individual award levels, CEO pay-for-performance, equity award accelerated vesting terms, non-employee director compensation, the voting policies of proxy advisors and the composition of our compensation peer group, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2024 Annual Meeting. Neither Pearl Meyer nor the Company provided any services to the other during 2024, apart from the advisory services provided by Pearl Meyer to the Compensation Committee. After consideration of the above factors, including any relationships with any Compensation Committee member or executive officer of the Company, if applicable, as well as information supplied by Pearl Meyer, including its independence letter, the Compensation Committee concluded that Pearl Meyer was independent and not subject to any conflicts of interest when providing services to the Compensation Committee. The Compensation Committee currently intends to continue to consult with Pearl Meyer and applicable outside counsel on executive officer compensation and other matters from time to time.
Role of Peer Companies
The Compensation Committee periodically reviews various data sources to understand the competitive pay environment. One such data source is a custom peer group of publicly traded companies. The Compensation Committee determined that the development of a peer group and the related competitive market analysis would occur every other year. The latest study was conducted during 2023 to inform pay decisions in 2024 and 2025, as summarized below:

Peer Group Development and Pay Study Conducted during:	Informs NEO Pay Decisions with Respect to the Following Years:	Process and Outcome Disclosed in the Following Years:
2023	2024 and 2025	2024 and 2025

Accordingly, 2024 executive compensation decisions were informed by a competitive market analysis conducted by the Compensation Committee’s independent compensation advisor, Pearl Meyer, during 2023 using an updated peer group that was also recommended by Pearl Meyer and approved by the Compensation Committee in 2023.

The following companies constitute the 2023 Peer Group that was used for the 2023 competitive market study and to inform 2024 and 2025 NEO compensation decisions:

Affiliated Managers Group, Inc. Artisan Partners Asset Management Inc. Booz Allen Hamilton Holding Corporation CRA International, Inc. Evercore Inc. Exponent, Inc.	Franklin Resources, Inc. Houlihan Lokey, Inc. Huron Consulting Group, Inc. ICF International, Inc. Invesco Ltd. Jefferies Financial Group, Inc.	Lazard Ltd. LPL Financial Holdings, Inc. Moelis & Co. PJT Partners, Inc. Stifel Financial Corp. T. Rowe Price Group, Inc.

While developing the peer group, Pearl Meyer and the Compensation Committee reviewed and considered a variety of factors, including the following:

◼	Data Availability: publicly traded companies with comprehensive pay disclosures in the U.S.
◼	Industry Relevance: expert consulting, professional services and financial services
◼	Size Relevance: revenues, earnings before taxes, number of employees
◼	Valuation Characteristics: market cap, P/E ratio
◼	Peer Group Overlap: companies that disclose FTI Consulting as a peer, companies included by third parties as “peers” for FTI Consulting

The below chart ranks the Company as compared with the 2023 Peer Group by revenues and market capitalization as of April 25, 2023, the time at which the peer group was approved by the Compensation Committee.
 FTI Consulting versus 2023 Peer Group (1)

(1)	Reflects latest fiscal year end (FYE) revenues and Market Capitalization as of April 25, 2023.
The Compensation Committee will continue to use a variety of sources, including compensation surveys and Peer Company data, to establish market practices and will consider this data when assessing the competitiveness of the Company’s executive compensation. Although the type of review may change over time, the Compensation Committee generally reviews salaries, annual incentives, long-term incentives, incentive designs, severance practices, change in control practices, employment contract provisions and other pay features as needed to assess the Company’s pay programs and consider whether they support the Company’s strategic objectives and remain competitive with the market.
When setting 2024 CEO and other NEO compensation, the Compensation Committee referenced the 2023 Peer Group and study results, which included the findings that the elements of our executive compensation program were substantially consistent with those offered by such peers. Our CEO’s target compensation for 2024 ranked at the 45th percentile compared with the CEOs in the 2023 Peer Group, and our other NEOs’ target compensation for 2024 ranked at the 28th percentile as compared with the 2023 Peer Group.
Regarding 2024 NEO compensation decisions, the Compensation Committee did not rely solely on data from the competitive market analysis of the 2023 Peer Group that was performed in 2023. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of such other NEOs. The Compensation Committee believes that, because of the Company’s diverse mix of services, strictly benchmarking against the 2023 Peer Group would not provide a meaningful basis for establishing compensation. While the Compensation Committee believes the data from the 2023 competitive market analysis of the 2023 Peer Group is helpful in assessing our competitive position, it also considers a variety of other factors when making pay decisions, including overall Company performance, individual NEO performance and internal equity among such other NEOs.
The Compensation Committee will continue to periodically consider the executive compensation information of the Company’s self-selected peer group, as well as competitor pay, alongside our pay-for-performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation and shareholder interests in the future.
2024 Executive Compensation Program
Components of Compensation
Our executive compensation program is composed of three primary elements: base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure, which aligns with our pay-for-performance compensation philosophy:

	PAY COMPONENT	RATIONALE
Annual	Base Salary	◼ Attracts and retains qualified talent
◼ Fairly compensates the executive based on experience, skills, responsibilities and abilities
◼ Provides only fixed source of cash compensation
	AIP Opportunity	◼ Motivates and rewards executive to achieve key financial and individual objectives
◼ Aligns executive and shareholder interests through performance measures that contribute to shareholder value creation
◼ Measures executive performance on accomplishment of pre-established strategic objectives
Long-Term	Performance RSU Opportunity	◼ Incentivizes and rewards for strong market performance as measured over a three-year period
◼ Three-year performance measurement period supports our leadership retention/stability objectives
	Time-Based RSU (CEO) and Time- Based RSA (Other NEOs) Opportunity	◼ Aligns interest of the executive with those of shareholders and provides a direct link to growth in shareholder value
◼ Three-year vesting period supports our leadership retention/stability objectives

2024 Compensation Mix
Executive compensation is strongly linked to the financial and operational performance, as well as the stock performance, of the Company. The charts below describe the mix of 2024 target compensation and illustrate that our 2024 executive compensation program balances fixed and at-risk pay, with 88.9% of our CEO’s target annual total compensation at-risk and 71.4% of our other NEOs’ target annual total compensation at-risk:

2024 CEO’s Compensation at Target	2024 Other NEOs’ Compensation at Target
$9.0 M Total Opportunity, Split	$2.45 M Total Opportunity, Split

2024 Pay Outcomes
Annual Cash Base Salary
Annual cash base salary (“base salary”) is the only fixed element of NEO compensation and is provided to fairly compensate each executive based on his or her experience, skills, responsibilities and abilities. It is reviewed on a biannual basis. The Compensation Committee did not adjust NEO base salary for the year ended December 31, 2024. See the section titled “Information About Our Executive Officers And Compensation — Summary Compensation Table” beginning on page 77 of this Proxy Statement for additional information regarding our CEO’s and other NEOs’ base salaries and other compensation for the year ended December 31, 2024.

2024 Annual Incentive Pay
 Program Design
Our 2024 AIP is an annual incentive program that rewards our NEOs for achieving key annual non-GAAP financial metrics and individual performance objectives. For 2024, the Compensation Committee increased the AIP opportunities for our other NEOs from 1.0x Base Salary to 1.25x. This change was made as part of our bi-annual peer group benchmarking and better aligns this pay element with that of our peers and increases at-risk pay. This change, combined with adjustments in 2024 to the LTIP opportunity for our other NEOs (as detailed in the “Annual Long-Term Incentive Pay” section) increases the total amount of at-risk pay for our other NEOs from 66.7% to 71.4%. The metrics and targets that the Compensation Committee selected for 2024 AIP tie directly to our operational and strategic goals. The objectives and rationale for selecting the 2024 AIP performance metrics were as follows:
AIP PROGRAM DESIGN — CEO

PERFORMANCE METRICS (1)	OPERATING AND STRATEGIC OBJECTIVES	RATIONALE FOR USING PERFORMANCE METRIC	% OF TOTAL AIP OPPORTUNITY BASED ON PERFORMANCE METRICS	TARGET AIP OPPORTUNITY AS % OF BASE SALARY

Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items (1)	37.5%	200.0%
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value (1)	37.5%
Individual Performance	Incentivize executives to achieve pre-established short-term and long-term strategic and business objectives	Measures CEO success	25.0%

AIP PROGRAM DESIGN — Other NEOs

PERFORMANCE METRICS (1)	OPERATIONAL OR STRATEGIC OBJECTIVES	RATIONALE FOR USING PERFORMANCE METRIC	% OF TOTAL AIP OPPORTUNITY BASED ON PERFORMANCE METRICS	TARGET AIP OPPORTUNITY AS % OF BASE SALARY

Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items (1)	33.3%	100.0%
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value (1)	33.3%
Individual Performance	Incentivize executives to achieve pre-established short-term and long-term strategic and business objectives	Measures individual NEO success	33.4%

(1)
For purposes of determining 2024 AIP, the Compensation Committee further adjusted the Adjusted EBITDA financial performance metric defined in Appendix A to exclude the positive impact attributable to the change of the presentation of interest income on forgivable loans on the Company’s Consolidated Statement of Comprehensive Income for the quarter and annual period ended December 31, 2024. The Compensation Committee did not further adjust the Adjusted EPS financial performance metric defined in Appendix A to determine 2024 AIP. See the section of this CD&A titled “— 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics“ beginning on page 61 and Appendix B for the definitions of the non-GAAP financial measures, including the description of the further adjustment to Adjusted EBITDA, for determining 2024 AIP of our NEOs, and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

During the first quarter of 2024, the Compensation Committee set the targets for each of the financial metrics applicable to all NEOs and outlined the key individual performance goals for our CEO for the 2024 bonus year. For the other NEOs, the CEO established their individual performance goals in consultation with them and with the direction of the Compensation Committee.
Financial Metrics
During the first quarter of 2024, the Compensation Committee set the target for the financial metrics of Adjusted EBITDA and Adjusted EPS and outlined the key individual performance goals for our CEO for the 2024 bonus year. For other NEOs, the CEO established their individual performance goals in consultation with them and with the direction of the Compensation Committee. The financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance, and expected business and market conditions. The Compensation Committee believes that the financial metrics and AIP opportunities set by the Compensation Committee for 2024 AIP focused the NEOs’ attention on factors that drive business growth and shareholder value during a challenging business environment.
The 2024 target for Adjusted EBITDA of $442.6 million was set above the actual Adjusted EBITDA of $424.8 million reported by the Company for the year ended December 31, 2023 and was set at the same time as the 2024 target for Adjusted EPS. The threshold and maximum Adjusted EBITDA metrics were set at 20% below and above the target at $354.0 million and $531.1 million, respectively.
The 2024 target for Adjusted EPS of $8.12 was set above the actual Adjusted EPS of $7.71 reported by the Company for the year ended December 31, 2023. The 2024 target for Adjusted EPS was established at the midpoint of the external guidance range announced by the Company on February 24, 2023. The threshold and maximum Adjusted EPS metrics were set at 20% below and above the target at $6.50 and $9.74, respectively.
For purposes of determining 2024 AIP, the financial performance metrics of Adjusted EBITDA and Adjusted EPS are defined consistently with the definitions of similarly titled financial measures that are considered non-GAAP reported in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024 (the “2024 Form 10-K”), subject to further adjustments, and the Adjusted EBITDA financial performance metric was further adjusted, as follows:

◼
We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt, subject to further adjustments, in the sole discretion of the Compensation Committee, to exclude: (1) operating results, including costs and expenses, of operations (including minority interest) discontinued, sold or acquired; (2) the impact of foreign exchange rates different from budget (i.e. – constant currency costs); (3) costs and expenses related to financing activity and gains or losses related to financing activity; (4) unplanned severance costs; and (5) litigation settlements and costs.

◼
We define Adjusted EPS, a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business, subject to further adjustments, in the sole discretion of the Compensation Committee, to: (1) exclude operating results, including costs and expenses, of operations (including minority interest) discontinued, sold or acquired; (2) exclude the impact of foreign exchange rates different from budget (i.e. – constant currency costs); (3) exclude costs and expenses related to financing activity and gains or losses related to financing activity; (4) exclude unplanned severance costs; (5) exclude litigation settlements and costs; (6) exclude any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2024, to the extent that such gain or loss is not already excluded from Adjusted EPS; and (7) include, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2024, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2024, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2024 subsequent to the closing of such transaction.

◼
For purposes of determining 2024 AIP, the Compensation Committee further adjusted the Adjusted EBITDA performance metric to exclude the positive impact attributable to the change of the presentation of interest income on forgivable loans on the Company’s Consolidated Statement of Comprehensive Income for the quarter and annual period ended December 31, 2024.

◼
The change of the presentation of interest income on forgivable loans on the Company’s Consolidated Statement of Comprehensive Income for the annual and quarterly period ended December 31, 2024 had no impact on Adjusted EPS and no further adjustments to Adjusted EPS were authorized by the Compensation Committee for 2024 AIP purposes.

◼	See Appendix B for the reconciliations of Adjusted EBITDA (as further adjusted) and Adjusted EPS for 2024 AIP purposes to the most directly comparable GAAP financial measures.

At the time that the Company’s initial full-year guidance was provided on February 22, 2024, the 2024 AIP financial performance metrics set by the Compensation Committee were informed by:

◼
An expectation for restructuring activity to remain steady through 2024. The expectation for a continuation of steady demand in our Restructuring practice within our Corporate Finance & Restructuring (“Corporate Finance”) segment, our highest-margin business.

◼
An expectation for mergers and acquisition (“M&A”) activity to increase in 2024. The expectation for improvement in the M&A market, which drives demand for M&A-related Antitrust services in our Economic Consulting segment, “Second Request” services in our Technology segment and Transactions services in our Corporate Finance segment.

◼
An expectation for a contraction of margins and revenue headwinds in our Economic Consulting segment. The expectation for margins in our Economic Consulting segment to decline in 2024 compared with 2023 due to a combination of increased compensation due to higher headcount, merit increases and competitive pressures. Additionally, we noted that several large engagements in the Economic Consulting segment were anticipated to roll off in 2024, and we did not expect revenue would offset the increased compensation costs.

◼
An expectation for headcount growth and increased compensation costs in 2024. The expectation that headcount growth in 2024 would exceed the level of headcount growth achieved in 2023 of 4.6%, particularly at the senior levels, where we have seen an increasing number of lateral senior professionals express interest in joining FTI Consulting. Additionally, we have seen pressures on compensation costs, which we noted may not be offset by pricing increases.

◼
An expectation for moderate growth in Selling, General and Administrative (“SG&A”) expenses to normalize. The expectation for SG&A expenses to grow at a more moderate pace in 2024 than in 2023. However, we noted that we may invest more in AI development capabilities.

◼
An expectation for a higher effective tax rate for 2024. At the time of the announcement of full-year guidance on February 22, 2024, the Company expected our 2024 effective tax rate to range between 24.0% and 26.0%, which compared with 23.3% in 2023.

Individual Performance Metrics
For 2024 AIP, 25% of the CEO’s 2024 AIP was contingent upon achieving individual performance goals specific to the CEO, and one-third of each other NEO’s 2024 AIP was contingent upon achieving individual performance goals specific to such NEO. For the CEO, these goals were established by the Compensation Committee in February 2024 and communicated to him. For all other NEOs, the CEO established the goals with review and input from the applicable NEO and with the direction of the Compensation Committee. At the end of 2024, the CEO assessed the performance of each NEO and presented his recommendations on the NEO’s individual performance to the Compensation Committee in the first quarter of 2025 for approval. The Compensation Committee exclusively assesses the CEO’s performance. As part of the assessment of the individual performance portion of the 2024 AIP, the Compensation Committee has the authority to reduce the actual amount payable to the CEO and each other NEO under their awards.

For 2024, the CEO and the CFO, CHRO and CSTO were awarded 2024 AIP for individual performance at 100% of target. The GC was awarded 2024 AIP for individual performance at 125% of target. These awards are reflective of both the Company’s financial performance in 2024 and the CEO’s and other NEOs’ tangible evidence of accomplishing or exceeding individual performance goals. The 2024 performance assessments — noting both 2024 goals and achievements for the CEO and each other NEO — are detailed on the following pages:
STEVEN H. GUNBY’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2024 GOALS	2024 ACCOMPLISHMENTS
Refine and extend go-forward strategy, including growth beyond core
◼
The Company delivered record revenues in 2024, up 6% compared with 2023. The Company has averaged double-digit organic revenue growth (1) over the last six years.
◼
Delivered record 2024 revenues in all five business segments, supported by multiyear investments to enhance core positions and extend into new adjacencies and geographies.
◼
Continued multiyear strategy of aggressive investment in senior talent in both core and adjacent businesses; e.g., transformation & strategy, transactions, construction solutions, financial services, restructuring, public affairs and data & analytics.
◼
Continued to invest in growing the Company outside of the U.S., with 33% of Senior Managing Director hires and 43% of Managing Director hires in 2024 based outside of the U.S.

Continue trend of sustained year-over-year Adjusted EPS growth (2)	◼ Achieved the 10th consecutive year of Adjusted EPS growth.
Foster an inclusive leadership culture with discipline and accountability
◼
Ranked #14 on Forbes magazine’s inaugural list of Most Trusted Companies in America.
◼
Continued to expand the Company’s pro bono program, with FTI Consulting professionals contributing $12.7 million of pro bono services to community-based organizations in 2024, an increase of 21% compared with 2023.
◼
Published our fourth annual Corporate Sustainability Report, which shares the Company’s approach to ESG through our programs, policies and commitments, including greenhouse gas reduction goals that support the Company’s net-zero by 2030 commitment and our commitment to nurturing and building a high-performing and inclusive culture.
◼
Named a Great Place to Work-Certified Company in 11 countries.

STEVEN H. GUNBY’S INDIVIDUAL PERFORMANCE HIGHLIGHTS (CONTINUED)

2024 GOALS	2024 ACCOMPLISHMENTS
Continue to drive effective use of cash
◼
Generated Free Cash Flow of $360.2 million in 2024.
◼
Returned $10.2 million to shareholders, repurchasing 51,717 shares of Common Stock at an average price per share of $197.53 in 2024 under the FTI Consulting Board of Directors-approved stock repurchase program.

Drive next generation of growth
◼
Worked with business segment leaders to identify the next set of investments and strategies.
◼
Actively worked with key accounts management and business development teams to strengthen and centralize the Company’s lead surfacing process and continued to develop a key accounts management program in the EMEA and Asia Pacific regions.
◼
Continued to lead the process to develop top-down relationships with key contacts at law firms and corporates and participated in introductory meetings.
◼
Continued to enhance the Company’s go-to-market and infrastructure strategies globally and particularly in key geographies of Germany, France, Australia and the Middle East.
◼
Promoted 49 professionals to Senior Managing Director.
◼
Continued to work with the Board of Directors and segment and regional leadership teams to identify high-potential candidates to support succession planning efforts for key roles across the C-suite and segment, regional and practice leadership.
◼
Delivered in-person All Senior Managing Director Meeting, further enhancing employee culture and collaboration among the Company’s most senior professionals.

(1)	“Organic Revenue Growth” has been calculated excluding the impact of acquisitions and foreign currency translation for each of the years presented.
(2)
See Appendix A for the definitions of organic revenue growth, free cash flow and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors.

AJAY SABHERWAL’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2024 GOALS	2024 ACCOMPLISHMENTS
Continue to drive cost-effectiveness and cash optimization	◼ Implemented tax strategies that resulted in both tax benefits and cash savings in 2024. ◼ Reduced Days Sales Outstanding (“DSO”) from 100 days on December 31, 2023 to 97 days on December 31, 2024.
Execute effective capital allocation strategy
◼
Generated Free Cash Flow of $360.2 million in 2024.
◼
Concluded 2024 with no debt outstanding.
◼
Liaised with Standard & Poors throughout ratings review process, which led to FTI Consulting being upgraded to investment grade (BBB).
◼
Returned $10.2 million to shareholders, repurchasing 51,717 shares of Common Stock at an average price per share of $197.53 in 2024 under the FTI Consulting Board of Directors-approved stock repurchase program.
◼
Participated in the negotiation, documentation, closing and integration of Madison Consulting Group acquisition in 2024, as well as continued integration efforts of previously closed acquisitions.

Manage information technology excellence plan
◼
Continued to enhance efficiencies within the Company’s Enterprise Resource Planning (“ERP”) system, which was launched in 2023, including onboarding regional resources to support growth and improve capabilities around localizations of the ERP system.
◼
Partnered with Human Resources to improve workflows within the Company’s ServiceNow platform, resulting in more efficient processes for accounts receivable, expense report payments and accounts payable.
◼
Continued the rollout of network infrastructure tools to better support our growing workforce that is increasingly global and mobile.
◼
Continued to enhance and progress internal cybersecurity programs, policies and tools to stay up to date on the ever-evolving cybersecurity landscape.
◼
No known loss of data from cybersecurity breach incidents in 2024.

Ensure all financial statements filed with the SEC are accurate and timely	◼ All SEC filings were timely filed in 2024. ◼ No significant deficiencies or material weaknesses reported for 2024.
Maintain and enhance relationships with investor community
◼
Maintained regular contact and credibility with shareholders and sell-side analysts.
◼
Attracted new high-quality active shareholders, who have built meaningful top 30 ownership positions.
◼
Participated in non-deal roadshows and conferences and hosted one-on-one meetings with current and potential investors.

PAUL LINTON’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2024 GOALS	2024 ACCOMPLISHMENTS
Support business segments and regions with revising strategies and driving prioritized initiatives
◼
Continued a multiyear effort to support the EMEA region in refining its ambitious growth agenda.
◼
Supported new Asia regional leadership with growth strategy efforts.
◼
Helped revise the compensation plan for Senior Managing Directors in the Forensic and Litigation Consulting segment to better align pay with performance and improve retention at the senior levels.
◼
Continued a multiyear effort to partner with Technology segment leadership to enhance the segment’s growth strategy to accelerate revenues and Adjusted EBITDA growth. Since 2020, the Technology segment’s revenues have grown 87%, and Adjusted Segment EBITDA has grown 36%.
◼
Supported the Strategic Communications segment in developing cross-segment go-to-market initiatives.
◼
Supported business segments with M&A due diligence and transaction processes.

Continue to build out and improve effectiveness of Core Operations teams and drive cost-effectiveness
◼
Partnered with the Executive Committee to assess opportunities to reduce SG&A expenses and develop plans to reduce those costs.
◼
Continued partnership with the Finance and Information Technology teams to improve billing system processes and efficiencies.
◼
Supported the Information Technology team in refining its multiyear transformation roadmap and implementation strategy.
◼
Partnered with the Procurement team to evaluate spend and renegotiate contracts that led to savings for the Company and a reduction in our environmental footprint; e.g. reduced the number of printers in North America.

Enhance the Company’s ESG initiatives and reporting
◼
Continued to lead initiatives and progress toward FTI Consulting’s plan to achieve net-zero GHG emissions by 2030, including actions to reduce GHG emissions for Scope 1, Scope 2 and business travel.
◼
Continued efforts to develop baseline emissions for Scope 3, including employee commuting and purchased goods and services.
◼
Received third-party verification of our GHG emissions methodology.
◼
Continued efforts to set targets and achieve validation of the Company’s emissions reduction targets from the Science Based Targets initiative (SBTi).
◼
Submitted to numerous external ESG evaluation and ratings entities, including the CDP Climate Change Questionnaire, EcoVadis Sustainability Rating, ISS E&S QualityScore, ISS Corporate Rating, ISS Cyber Risk Score, MSCI ESG Ratings, Sustainalytics and the S&P Corporate Sustainability Assessment.

2024 GOALS	2024 ACCOMPLISHMENTS
Execute real estate projects and continue planning 2024/2025 projects
◼
Maintained costs below real estate cost target of 4.0% of Company revenues that was communicated at the Company’s 2017 Investor Day.
◼
Assessed the Company’s current real estate strategy and footprint to identify opportunities for improvement in 2025 and 2026.
◼
Continued to implement workplace models to accommodate the Company’s 4.8% increase in total headcount in 2024, resulting in a 45% reduction in square footage per employee (1) compared with 2019.
◼
Delivered 49 real estate projects of varying size and scope in 2024.
◼
Increased percentage of real estate portfolio, as measured by square footage, powered or offset by 100% renewable energy from 44% in 2023 to 56% in 2024.
◼
Seventy-six percent of employees (1) sit in LEED-certified (or equivalent) buildings.
◼
Reduced energy consumption per employee (1) by 19% in 2024 compared with 2019.
◼
Maintained an average minimum waste diversion rate of at least 90% for the decommissioning of materials when vacating office spaces in North America. Since FTI Consulting began tracking this data in 2019, this goal has been achieved in the decommissioning of 14 offices.
◼
Continued to oversee the Company’s sustainability dashboard platform to track global energy consumption data, which allowed FTI Consulting to publicly report on and disclose energy consumption data in accordance with industry standards.

(1)
“Per employee” refers to FTI Consulting’s total employee headcount (excluding independent contractors) as reported in our Annual Reports on Form 10-K filed with the SEC plus independent contractors. “Independent contractors” are defined as temporary resources who at times may travel on behalf of FTI Consulting for business purposes. See
Appendix C
for the reconciliations of “employees, excluding independent contractors,” to “employees, including independent contractors,” for each applicable calendar year ended December 31.

(2)	“Employees” refer to FTI Consulting’s total headcount as reported in our Annual Reports on Form 10-K filed with the SEC for each calendar year ended December 31.

CURTIS P. LU’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2024 GOALS	2024 ACCOMPLISHMENTS
Manage litigation and claims
◼
Protected the FTI Consulting brand by effectively overseeing claims, managing litigation and mitigating firmwide risks.
◼
Managed and led numerous and important legal negotiations resulting in successful business continuity.
◼
Safeguarded human capital commitments through the enforcement of employment contracts.

Manage and mitigate legal, compliance and regulatory risk
◼
Oversaw efforts to provide strategic counseling and advice to manage and mitigate legal, compliance, regulatory and business risks.
◼
Managed complex conflict issues, maintaining consistency within the Company’s clearance and disclosure processes, and strengthened training and education on conflicts across the Company.
◼
Oversaw employee participation in the 2024 Code of Ethics & Business Conduct training course.
◼
Managed reputational and cybersecurity risk for the Company, partnering with Human Resources, Marketing, Communications, Information Technology and other departments and reported on efforts to the Board of Directors and Executive Committee.
◼
Managed and directed compliance with applicable laws, rules and regulations in the U.S., European Union and globally, including General Data Protection Regulation and other privacy laws, sanctions compliance, anti-money laundering, market abuse, and other financial and applicable rules and regulations.
◼
Managed the Company’s global insurance program.
◼
Oversaw internal audit efforts.

Support FTI Consulting in giving back to our communities and foster a culture of inclusion & belonging and being a responsible corporate citizen
◼
Continued to lead a global, cross-segment Pro Bono Advisory Committee consisting of senior leaders across the firm to guide program strategy.
◼
Collaborated with clients and partners in the legal community on impactful pro bono engagements totaling more than $12.7 million of pro bono services in 2024, an increase of 21% compared with 2023.

HOLLY PAUL’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2024 GOALS	2024 ACCOMPLISHMENTS
Continue to enhance the culture starting at the leadership level
◼
Delivered successful culture-building programs, including Milestone Programs, New Consultant Orientation and Senior Managing Director readiness programs.
◼
Oversaw the execution of the Company’s 11th annual FTI Awards program, which recognized more than 260 people globally.
◼
FTI Consulting professionals provided more than 6,500 hours of volunteer service to support over 1,100 charitable organizations.
◼
Achieved an overall job satisfaction rating of 79% in 2024.

Attract and recruit great people to FTI Consulting to drive organic growth
◼
Led structured succession planning process for the Company’s Executive Committee and key segment, regional and practice leaders, including new leadership appointments in Asia Pacific region and Forensic and Litigation Consulting segment.
◼
Maintained three-year Senior Managing Director promotion pipeline for every segment and region.
◼
Achieved a 90% and an 81% acceptance rate for experienced hires and early talent hires, respectively, in 2024.
◼
Continued enhanced focus on employer brand, driving a 54% increase in applications globally compared with 2023.
◼
Named a Great Place to Work Certified company in the U.S., Brazil, Canada, the UK, France, Germany, Spain, the UAE, Singapore, Hong Kong and Australia.
◼
Named to Vault’s list of 150 Best Internships.

Focus on efforts to build an inclusive culture
◼
Hosted numerous internal events and training opportunities to further enhance an inclusive culture among employees.
◼
Created an internal brand for FTI Consulting benefits, focusing on programs that support employee financial, emotional and physical wellness.
◼
Launched a reimagined Global New Hire Orientation program to strengthen cultural identity and belonging.
◼
Increased collaboration with the Corporate Citizenship Program to leverage our professionals’ skills to help the world more broadly.

Develop and train our people for high performance to better serve our clients
◼
A record 1,500+ professionals were promoted in 2024, recognizing and advancing talent within the Company.
◼
Implemented a real-time talent review dashboard and provided training videos to add greater transparency to the annual performance review process.
◼
Enhanced employee knowledge of the breadth of FTI Consulting offerings through a series of courses on “Know the Firm.”
◼
Approximately 1,300 professionals engaged in leadership training and advancement courses in 2024.
◼
Enabled a high-performance culture focused on development through regular coaching and feedback.

 2024 Annual Incentive Payout Amounts
The tables below set forth the 2024 AIP paid out to the CEO and each other NEO based on the achievement of Adjusted EBITDA, Adjusted EPS and individual performance goals:

CEO	Adjusted EBITDA * (1) Payout as % of Target (37.5% of Total AIP Opportunity)			Adjusted EPS (1) Payout as % of Target (37.5% of Total AIP Opportunity)			Individual Performance Payout as % of Target (25.0% of Total AIP Opportunity)			Total Target Incentive Opportunity	2024 Earned AIP (2) (3)	2024 AIP Payout
	Threshold $354.0M	Target $442.6M	Maximum $531.1M	Threshold $6.50	Target $8.12	Maximum $9.74	Threshold $250,000	Target $500,000	Maximum $750,000	($)	($)	(% of Target)
Steven H. Gunby	50	100	150	50	100	150	50	100	150	2,000,000	1,805,151	90

Other NEOs	Adjusted EBITDA * (1) Payout as % of Target (33.3% of Total AIP Opportunity)			Adjusted EPS (1) Payout as % of Target (33.3% of Total AIP Opportunity)			Individual Performance Payout as % of Target (33.4% of Total AIP Opportunity)			Total Target Incentive Opportunity	2024 Earned AIP (2) (3)	2024 AIP Payout
	Threshold $354.0M	Target $442.6M	Maximum $531.1M	Threshold $6.50	Target $8.12	Maximum $9.74	Threshold $145,833	Target $291,666	Maximum $437,500	($)	($)	(% of Target)
Ajay Sabherwal	50	100	150	50	100	150	50	100	150	875,000	799,225	91
Paul Linton	50	100	150	50	100	150	50	100	150	875,000	799,225	91
Curtis P. Lu	50	100	150	50	100	150	50	100	150	875,000	872,142	100
Holly Paul (4)	50	100	150	50	100	150	50	100	150	700,000	639,380	91

*	For purposes of the above tables, “M” = millions.
(1)
See Appendix A for the definitions of Adjusted EBITDA, Adjusted EPS and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. The Compensation Committee did not exercise its discretion to further adjust the Adjusted EBITDA and Adjusted EPS financial performance metrics for financial reporting purposes defined in Appendix A to determine 2024 AIP.

(2)
The Compensation Committee approved actual Adjusted EBITDA and Adjusted EPS for the year ended December 31, 2024 of $403.7 million, or 91.2% of target, and $7.99, or 98.4% of target, respectively, and CEO and other NEO (other than the GC), and GC individual performance of 100% of target and 125% of target, respectively.

(3)
Mr. Gunby’s 2024 AIP was paid 75% in cash and 25% in the form of an RSA granted on March 5, 2025, which will vest on March 5, 2026, the first anniversary of the date of grant. The other NEOs’ 2024 AIP was paid 100% in cash.

(4)
Beginning January 1, 2024, Ms. Paul reduced her schedule from full time to 80% time. As a result, all of her compensation was pro-rated at the same 80%, including her base salary, AIP payout (as a result of the opportunity being based on pro-rated base salary), and total LTIP opportunity.

Annual Long-Term Incentive Pay
The annual LTIP opportunity is intended to incentivize increasing shareholder returns over a three-year measurement period, aligning NEOs’ interests with those of our shareholders. Additionally, the LTIP acts as a retention tool, by providing the executives with equity ownership that vests or is earned over multiple years. For 2024, the Compensation Committee increased the LTIP opportunities for our other NEOs from 1.0x Base Salary to 1.25x. This change was made as part of our bi-annual peer group benchmarking to better align this pay element with that of our peers.

LTIP Awards for Year Ended December 31, 2024
LTIP grants for the year ended December 31, 2024 (“2024 LTIP”) were awarded in the form of Performance RSUs to all NEOs, and time-based RSUs (to the CEO) and time-based RSAs (to the other NEOs). Our CEO and other NEOs may earn 2024 LTIP based on Relative TSR performance for the three-year performance measurement period beginning January 1, 2024 and ending December 31, 2026. In the case of our CEO, Performance RSUs represented 66.67% and time-based RSUs represented 33.33% of the total 2024 LTIP opportunity. In the case of our other NEOs, Performance RSUs represented 60% and time-based RSAs represented 40% of the total 2024. For 2024 LTIP, our CEO’s, on the one hand, and each other NEO’s, on the other hand, total target opportunity was six times (6.0x) base salary and one times (1.25x) base salary, respectively. Payouts to our NEOs under the 2024 LTIP Performance RSUs when our Relative TSR is negative are capped at 100% of target. Linear interpolation will be applied to determine the Performance RSUs earned as 2024 LTIP for performance between payout levels. The date of grant of the awards of the time-based RSUs (to our CEO) and time-based RSAs (to other NEOs) and Performance RSUs to all NEOs as 2024 LTIP was March 6, 2024.

% OF TARGET SHARES GRANTED	RELATIVE TSR PERFORMANCE PERCENTILE	RELATIVE TSR PERFORMANCE PERCENTILE
	CEO	Other NEOs
Threshold – 50%	25th	25th
Target – 100%	55th	50th
Maximum – 150%	80th	75th

The CEO and other NEOs were awarded the following 2024 LTIP:

NAME	2024 PERFORMANCE RSUs (1)			2024 TIME-BASED RSUs (CEO)/TIME- BASED RSAs (OTHER NEOs)
	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)
Steven H. Gunby
Number of LTIP Awards	10,020	20,041	30,061	9,685
Grant Date Fair Value	$2,000,000	$4,000,000	$6,000,000	$2,000,000
Ajay Sabherwal
Number of LTIP Awards	1,279	2,559	3,839	1,694
Grant Date Fair Value	$262,500	$525,000	$787,500	$350,000
Paul Linton
Number of LTIP Awards	1,279	2,559	3,839	1,694
Grant Date Fair Value	$262,500	$525,000	$787,500	$350,000
Curtis P. Lu
Number of LTIP Awards	1,279	2,559	3,839	1,694
Grant Date Fair Value	$262,500	$525,000	$787,500	$350,000
Holly Paul
Number of LTIP Awards	1,023	2,047	3,071	1,355
Grant Date Fair Value	$210,000	$420,000	$630,000	$280,000

(1)
See “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the 2023 Form 10-K for a discussion of the Monte Carlo simulation method used to determine the number of Performance RSUs subject to the performance-based 2023 LTIP awards.

 Performance of LTIP Awards Awarded for the Year Ended December 31, 2022 as Measured as of December 31, 2024
The performance measurement period for the LTIP awards subject to financial metrics based on Relative TSR performance granted for the year ended December 31, 2022 (“2022 LTIP”) began on January 1, 2022 and ended on December 31, 2024 (the “2022 LTIP Awards”). For the measurement period, FTI Consulting achieved Relative TSR at the 66th percentile resulting in our CEO and other NEOs earning a percentage payout of approximately 122% and 132%, respectively, of the shares of Common Stock at target. The following table sets forth the number of shares of Common Stock earned by the CEO and other NEOs under the 2022 LTIP Awards, certified as final by the Compensation Committee on February 17, 2025:

NAME	PAYOUT PERCENTAGE OF TARGET AS OF DECEMBER 31, 2024	PAYOUT METHOD (# OF COMMON SHARES)
Steven H. Gunby	122%	31,292
Ajay Sabherwal	132%	3,473
Paul Linton	132%	3,473
Curtis P. Lu	132%	3,473
Holly Paul	132%	3,473

Other Programs, Policies and Guidelines
Executive Officer Equity Ownership
Our Policy on Executive Officer Equity Ownership (“Executive Stock Ownership Policy”) demonstrates our continuing commitment to shareholder values and is an important method to immediately align management and shareholder interests. For 2024, our CEO and other NEOs were required to maintain an investment level in Company equity equal to at least seven times (7.0x) and three times (3.0x) their annual cash base salaries, respectively. A covered officer must attain that ownership level within three years from his or her hire date. If a covered officer’s position or base salary changes and results in a change of the applicable investment level, the new applicable investment level shall be included in the annual testing on the third anniversary of such position or salary change.
Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust, and unvested restricted shares, will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options, stock appreciation rights and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued at the average of the closing price per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.
Each of the CEO and other NEOs met the applicable equity ownership level for 2024 as of the close of business on the Record Date.

The following chart illustrates the (i) equity ownership levels in the Company actually held and required to be held by our CEO and (ii) average equity ownership level actually held by our NEOs other than our CEO as a group and required to be held by each such other NEO, in each case valued at $188.97 per share (which was the average of the closing price per share of our Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding and including the Record Date):
Executive Officer Stock Ownership Levels

*	For purposes of the above chart, “M” = millions.
Policy on Inside Information and Insider Trading
The Company has adopted a Policy on Inside Information and Insider Trading (“Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Company’s securities by the Company, directors, officers and employees. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. The Company files its Insider Trading Policy as an exhibit to its Annual Report on Form 10-K filed with the SEC.
The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers, non-employee directors and employees from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, (iv) purchasing our securities on margin and (v) placing bets on the price movement of our securities, such as spread betting.
Compensation Recoupment (Clawback) Policy
The Company’s Compensation Recoupment (Clawback) Policy provides that in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws (including any correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company is authorized to recover from the CEO and other covered executive officers (including the other NEOs) the amount of incentive-based compensation that exceeds the amount that otherwise would have been received by any of them had such amount been determined based on the restated financial statements. Incentive compensation is defined as any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a covered officer on or after October 2, 2023 and within the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement pursuant to this policy.

Deductibility of NEO Compensation
Section 162(m) (“Code Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1.0 million paid to a company’s chief executive officer and certain other individuals. Beginning in 2018 and subject to limited exceptions going forward, changes in federal tax law repealed the “qualified performance-based compensation” exception under Code Section 162(m), thus limiting the Company’s ability to deduct significant portions of the compensation paid to our NEOs. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. As a result, the Company reserves the right to pay compensation that may not qualify for deduction under Code Section 162(m).
Timing of Equity Grants
The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee makes annual equity grants to our NEOs in the form of stock-based awards, including time-based RSUs (to the CEO) or time-based RSAs (to other NEOs) and Performance RSUs (to all NEOs). Since 2017, the Compensation Committee has not granted stock options or SARs as equity compensation to NEOs. When granted, option awards have been made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a 10-year term.
The Compensation Committee typically makes annual short-term and long-term incentive compensation pay decisions during the first quarter of the year to allow dissemination of our fourth-quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. The equity awards to the NEOs are subject to contractual provisions governing the acceleration of vesting on specified events.
The Compensation Committee has not delegated its authority to make equity awards or prescribe the terms (including vesting terms) to our management.
Compensation-Related Risks
At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2024. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.
Other Compensation
Health and Welfare Benefits
We provide our NEOs with substantially the same benefits that we provide to employees generally, to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s other employees. These benefits include medical, dental, vision, prescription drug and mental health insurance, and/or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Retirement Benefits
We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, the NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive employer matching benefits.
Termination Payments
We have entered into employment arrangements with our CEO and other NEOs that broadly provide for the parameters of their employment with the Company and entitle them to receive specified severance payments and benefits upon certain qualifying terminations of employment. Under the employment agreement with the CEO dated as of December 13, 2013, as amended from time to time (the “CEO Employment Agreement”), in connection with a termination by the Company without “Cause” or termination by the CEO with “Good Reason” (each, as defined in the CEO Employment Agreement), subject to the execution of a release of claims (a “Release”), the CEO generally will be eligible to receive (i) pro rata cash AIP for the year of termination, (a) for the financial components of AIP, an amount determined based on the actual performance of operating financial performance metric(s) established for the year of termination (with no exercise of negative discretion), payable when such AIP is paid to other executives of the Company, plus (b) based on individual performance (if an applicable performance metric for the year of termination), in an amount determined based on the CEO’s individual performance AIP awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of the CEO’s termination and (ii) a lump sum cash severance payment equal to two times (2.0x) the sum of the CEO’s base salary and target bonus, payable within 15 days of execution of a Release. The pro rata cash AIP component of the foregoing severance package described in clause (i) above is also payable in connection with a termination of the CEO as a result of the CEO’s “Disability” (as defined in the CEO Employment Agreement) and death. The foregoing severance opportunity is consistent with survey market data provided by the compensation advisor.
In connection with the 2023 LTIP equity award grant process, the Compensation Committee, in consultation with its outside compensation advisor determined that it was appropriate to add new retirement vesting protections to the LTIP awards for our CEO with respect to LTIP awards granted to our CEO in 2023 and later years. “Retirement” has been defined in the LTIP equity award agreements to mean the CEO’s voluntary resignation of service with the Company for any reason on or after April 1, 2025 where circumstances constituting grounds for the Company to terminate the CEO’s Service for Cause (as defined in the CEO Employment Agreement) do not exist. Under such awards, in the event of our CEO’s termination of employment due to retirement, unvested time-based RSUs will continue to vest and settle following the time of termination due to the CEO’s retirement in accordance with the original vesting schedule under the award agreement, subject to continued compliance with all applicable restrictive covenants. With respect to Performance RSUs granted to the CEO as LTIP in 2023 and later years, unearned and unvested Performance RSUs at the time of termination due to the CEO’s retirement prior to a Change in Control will remain outstanding and become vested (and settled) or forfeited based on the achievement of the applicable performance conditions upon the earlier to occur of the date of the original final determination for the achievement of the applicable performance conditions and a Change in Control, subject to continued compliance with all applicable restrictive covenants. If the termination of the CEO due to retirement occurs on or following a Change in Control, the unearned and unvested Performance RSUs will convert to a right to receive cash on the original final performance determination date, the date for determining achievement of the applicable performance goals will accelerate, and the cash value payable to the CEO will be determined by multiplying the (x) number of such cash units by (y) the closing price per share of Common Stock reported on the NYSE for the date of the consummation of such Change in Control. In order for the CEO to be eligible for the retirement vesting protection, the CEO must provide at least six months of advance written notice of his intended retirement date and must be available to assist in succession planning efforts during such notice period. See the section titled “Information About Our Executive Officers And Compensation — Employment Agreements And Termination And Change In Control Payments — Termination Payments — Termination And Change In Control Payment Amounts” beginning on page 85 of this Proxy Statement.
Under the employment letters with each of the CFO, CSTO, GC and CHRO, as amended from time to time (in each case, an “Officer Employment Letter,” and, collectively, the “Officer Employment Letters”), in connection with a termination by the Company without “Cause” or termination by such applicable executive officer with “Good Reason” (each as defined in the applicable Officer Employment Letter), subject to the execution of a Release, each such applicable executive officer generally will be entitled to one times (1.0x) base salary continuation for a period of 12 months following such termination, provided that such amount will be increased to one times (1.0x) the sum of (i) 12 months base salary, plus (ii) target bonus for the year of termination, if such applicable executive officer’s employment is terminated by the Company (or its successor) without Cause or by such applicable executive officer with Good Reason during the 18-month period following a “Change in Control” (as defined in the applicable shareholder approved equity compensation plan of the Company then in effect). In addition to the foregoing, each such applicable executive officer generally will be eligible to receive pro rata cash AIP for the year of termination consisting of: (i) for the financial components of AIP, an amount determined based on the actual performance of operating financial performance metric(s) established for the year of termination (with no exercise of negative discretion), payable when such AIP is paid to other executives of the Company plus (ii) for the individual component of AIP (if an applicable performance measure for the year of termination) an amount determined based on such applicable executive officer’s individual performance awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of such other NEO’s termination. The severance package is also payable in connection with a termination of such applicable executive officer as a result of “Disability” (as defined in the applicable Officer Employment Letter) and death.
We believe that it is in the best interests of the Company to have these employment arrangements and provide for the termination protections described above as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ for no reason (other than for the CEO’s retirement). In addition, the employment arrangements serve as consideration for the agreements of the NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. For more detail on the terms and conditions of the CEO Employment Agreement and the Officer Employment Arrangements and the potential values associated with the foregoing described severance packages, see the section titled “Information About Our Executive Officers And Compensation — Employment Agreements And Termination And Change In Control Payments — Employment Arrangements” beginning on page 84 of this Proxy Statement.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis section, to be included in the proxy statement relating to the annual meeting of shareholders of the Company on June 4, 2025 (the “Annual Meeting”), with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement relating to the Annual Meeting of the Company.
COMPENSATION COMMITTEE
Claudio Costamagna, Chair
Brenda J. Bacon
Gerard E. Holthaus
Laureen E. Seeger
April 21, 2025

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our NEOs for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 applying the SEC’s required disclosure rules. Footnotes (2), (3) and (6) to the table describe the vesting and performance conditions associated with the stock-based awards granted in 2024 that are reported in this table, none of which vested upon grant. Performance-based awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or the end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock on the vesting date or Company performance for the performance period, and such differences could be significant.

NAME AND PRINCIPAL POSITION	YEAR	SALARY (1)	BONUS	STOCK AWARDS (2)(3)	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION (1)(4)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION (1)(5)	TOTAL
	(a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)
Steven H. Gunby (6) President and Chief Executive Officer	2024 2023 2022	1,000,000 1,000,000 1,000,000	— — —	6,618,627 6,499,708 6,620,594	— — —	1,353,863 1,856,224 1,499,721	— — —	17,388 16,632 15,372	8,989,878 9,372,564 9,135,687
Ajay Sabherwal Chief Financial Officer	2024 2023 2022	700,000 700,000 671,539	— — —	874,811 699,873 699,909	— — —	799,225 886,654 699,884	— — —	17,388 16,632 15,372	2,391,424 2,303,159 2,086,704
Paul Linton Chief Strategy and Transformation Officer	2024 2023 2022	700,000 700,000 671,539	— — —	874,811 699,873 699,909	— — —	799,225 886,654 699,884	— — —	17,388 16,632 15,372	2,391,424 2,303,159 2,086,704
Curtis P. Lu General Counsel	2024 2023 2022	700,000 700,000 671,539	— — —	874,811 699,873 699,909	— — —	872,142 886,654 816,550	— — —	17,388 16,632 15,372	2,464,341 2,303,159 2,203,370
Holly Paul Chief Human Resources Officer	2024 2023 2022	560,000 700,000 671,539	— — —	699,808 699,873 699,909	— — —	639,380 886,654 699,884	— — —	17,388 16,632 15,372	1,916,576 2,303,159 2,086,704

(1)	All cash compensation is presented in Columns (b), (f) and (h).
(2)
The aggregate grant date fair market values of the time-based RSUs (to our CEO) and time-based RSAs (to our other NEOs) reported in Column (d) as 2024 LTIP have been computed in accordance with FASB Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions and methodologies used to value the time-based RSUs and time-based RSAs, see “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the Company’s 2024 Form 10-K. All time-based RSUs and time-based RSAs awarded as 2024 LTIP are subject to time-based pro rata annual vesting over three years beginning with the first anniversary of the grant date. For additional information, see the section of this Proxy Statement captioned “Information About Our Executive Officers And Compensation — Equity Compensation Plans—Grants Of Plan-Based Awards For Fiscal Year Ended December 31, 2024” beginning on page 79 of this Proxy Statement. The following table sets forth the grant date dollar values of the time-based RSUs and time-based RSAs granted as 2024 LTIP:

NAME	TIME-BASED RSUs (CEO) AND TIME-BASED RSAs (OTHER NEOs)

Steven H. Gunby	$1,999,953
Ajay Sabherwal	349,811
Paul Linton	349,811
Curtis P. Lu	349,811
Holly Paul	279,808

(3)
The Performance RSUs reported in Column (d) for 2024 include the target aggregate values of the Performance RSUs awarded to each participating NEO as 2024 LTIP, based upon the probable outcome of the performance condition based on FTI Consulting’s Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2024 LTIP measure performance based on Relative TSR over three years from January 1, 2024 through December 31, 2026. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718 for equity awards with market-based conditions, which assesses probabilities of various outcomes of the performance market condition(s). The NEOs’ Performance RSUs have been valued using the grant date fair market value of $206.50 per share (the closing price per share reported on the NYSE for the grant date of March 6, 2024) as one of the initial inputs. The resulting fair value per Performance RSU granted to (i) our CEO was $199.59 and (ii) our other NEOs was $205.12. These values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the Company’s 2024 Form 10-K. For additional information, see the section of this Proxy Statement captioned “Information About Our Executive Officers And Compensation — Equity Compensation Plans — Grants Of Plan-Based Awards For Fiscal Year Ended December 31, 2024” beginning on page 79 of this Proxy Statement.

The following table sets forth the Performance RSUs granted to our CEO and other NEOs at target and maximum grant date dollar values as 2024 LTIP:

NAME	TARGET PERFORMANCE RSU VALUES	MAXIMUM PERFORMANCE RSU VALUES

Steven H. Gunby	$3,999,983	$5,999,875
Ajay Sabherwal	524,902	787,521
Paul Linton	524,902	787,251
Curtis P. Lu	524,902	787,251
Holly Paul	419,881	629,718

(4)	The “Non-Equity Incentive Plan Compensation” reported in Column (f) includes the cash incentive compensation awarded in 2025 as 2024 AIP.
(5)
“All Other Compensation” in Column (h) consists solely of matching contributions provided to the NEOs under the Company’s 401(k) Plan and excludes other benefits provided to the NEOs on the same basis provided to all full-time U.S. employees. No NEO received perquisites aggregating more than $10,000 in 2024.

(6)
Column (d) includes the portion of AIP for the year ended December 31, 2023 (“2023 AIP”) that was paid to our CEO in 2024 through the award of 2,996 shares of restricted stock with a grant date fair value of $618,674 (based on the closing price per share of Common Stock of $206.50 reported on the NYSE for the grant date of March 6, 2024), which vested in full on March 6, 2025. It excludes the award of 25% of 2024 AIP paid to our CEO in 2025 through the award of 2,657 shares of restricted stock with a grant date fair value of $451,185, based on the closing price per share of Common Stock of $169.81 reported on the NYSE for the grant date of March 5, 2025, which will vest on the first anniversary of the date of grant and will be reported as compensation in Column (d) of the Summary Compensation Table for the year ending December 31, 2025.

EQUITY COMPENSATION PLANS
Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2024
The following table provides information on (i) performance-based cash awards granted as 2024 AIP, (ii) equity-based awards granted as 2024 LTIP and (iii) RSAs granted during the year ended December 31, 2024. There can be no assurance that the grant date fair market value of these awards will ever be realized.

NAME	GRANT DATE	COMPENSA-TION COMMITTEE APPROVAL DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR STOCK UNITS	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDER-LYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven H. Gunby	2/19/24 3/6/24 3/6/24 3/6/24	2/19/24 2/19/24 2/19/24 2/19/24	1,000,000 — — —	2,000,000 — — —	3,000,000 — — —	— — 2,000,000 —	— — 4,000,000 —	— — 6,000,000 —	— 2,996 — 9,685	— — — —	— — — —	— 618,674 — 1,999,953
Ajay Sabherwal	2/19/24 3/6/24 3/6/24	2/19/24 2/19/24 2/19/24	437,500 — —	875,000 — —	1,312,500 — —	— 262,500 —	— 525,000 —	— 787,500 —	— — 1,694	— — —	— — —	— — 349,811
Paul Linton	2/19/24 3/6/24 3/6/24	2/19/24 2/19/24 2/19/24	437,500 — —	875,000 — —	1,312,500 — —	— 262,500 —	— 525,000 —	— 787,500 —	— — 1,694	— — —	— — —	— — 349,811
Curtis P. Lu	2/19/24 3/6/24 3/6/24	2/19/24 2/19/24 2/19/24	437,500 — —	875,000 — —	1,312,500 — —	— 262,500 —	— 525,000 —	— 787,500 —	— — 1,694	— — —	— — —	— — 349,811
Holly Paul	2/19/24 3/6/24 3/6/24	2/19/24 2/19/24 2/19/24	350,000 — —	700,000 — —	1,050,000 — —	— 210,000 —	— 420,000 —	— 630,000 —	— — 1,355	— — —	— — —	— — 279,808

(1)
2024 AIP payments were based on (i) Adjusted EPS results of $7.99, as reported in the Company’s 2024 Form 10-K, (ii) Adjusted EBITDA results of $403.7 million and (iii) the individual performance of our CEO and our CFO, CSTO, GC and CHRO. Based on the above financial and individual performance results, aggregate 2024 AIP to our CEO and each of the other NEOs was as follows:

NAME	TOTAL (i)

Steven H. Gunby	$1,805,151
Ajay Sabherwal	799,225
Paul Linton	799,225
Curtis P. Lu	872,142
Holly Paul	639,380

(i)
2024 AIP to the CEO was paid 75% in cash and 25% through the award of 2,657 shares of restricted stock with a grant date fair value of approximately $451,185, based on the closing price per share of Common Stock of $169.81 reported on the NYSE for the grant date of March 5, 2025, which will vest on the first anniversary of the date of grant and will be reported as compensation in the Summary Compensation Table for the year ending December 31, 2025. 2024 AIP for the other NEOs was paid 100% in cash.

(2)
Columns (f), (g) and (h) include the values of the Performance RSUs awarded to our CEO and other NEOs as 2024 LTIP based upon the threshold, target and maximum outcomes of the performance condition based on Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2024 LTIP measure performance based on Relative TSR over three years beginning January 1, 2024 and ending December 31, 2026. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718 for equity awards with market-based conditions. The NEOs’ Performance RSUs have been valued using the grant date fair market value of $206.50 (the closing price per share reported on the NYSE for the grant date of March 6, 2024) as one of the initial inputs. The resulting fair values per Performance RSU granted to (i) our CEO was $199.59 and (ii) each other NEO was $205.12. These values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively, as 2024 LTIP.
(3)
Column (l) reports the aggregate grant date fair values of time-based RSUs awarded to our CEO and time-based RSAs awarded to our other NEOs as 2024 LTIP in accordance with FASB Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the Company’s 2024 Form 10-K.

Outstanding Equity Awards at Fiscal Year End
The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock options, (ii) unvested RSUs, RSAs and Performance RSUs, (iii) full-value cash units and (iv) cash-based performance units, if held by our NEOs on December 31, 2024:

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR FULL- VALUE UNITS THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR FULL-VALUE UNITS THAT HAVE NOT VESTED (1)	EQUITY AND NON-EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, FULL-VALUE UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY AND NON-EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, FULL-VALUE UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (1)
	(#) Exercisable (a)	(#) Unexercisable (b)	(#) (c)	($/Sh) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)

Steven H. Gunby	2,912 (2) 2,477 (3) — — — — — — —	— — — — — — — — —	— — — — — — — — —	34.33 40.36 — — — — — — —	3/1/2026 3/6/2027 — — — — — — —	— — 4,575 (4) — 2,996 (5) 7,380 (6) — 9,685 (7) —	— — 874,420 — 572,625 1,410,539 — 1,851,094 —	— — — 25,601 (9) — — 19,405 (10) — 20,041 (11)	— — — 4,893,119 — — 3,708,878 — 3,830,436
Ajay Sabherwal	13,065 (3) — — — — — —	— — — — — — —	— — — — — — —	40.36 — — — — — —	3/6/2027 — — — — — —	— 641 (4) — 1,033 (6) — 1,694 (8) —	— 122,514 — 197,437 — 323,774 —	— — 2,627 (9) — 1,992 (10) — 2,559 (11)	— — 502,099 — 380,731 — 489,102
Paul Linton	14,858 (2) 10,855 (3) — — — — — —	— — — — — — — —	— — — — — — — —	34.33 40.36 — — — — — —	3/1/2026 3/6/2027 — — — — — —	— — 641 (4) — 1,033 (6) — 1,694 (8) —	— — 122,514 — 197,437 — 323,774 —	— — — 2,627 (9) — 1,992 (10) — 2,559 (11)	— — — 502,099 — 380,731 — 489,102
Curtis P. Lu	4,953 (2) 8,710 (3) — — — — — —	— — — — — — — —	— — — — — — — —	34.33 40.36 — — — — — —	3/1/2026 3/6/2027 — — — — — —	— — 641 (4) — 1,033 (6) — 1,694 (8) —	— — 122,514 — 197,437 — 323,774 —	— — — 2,627 (9) — 1,992 (10) — 2,559 (11)	— — — 502,099 — 380,731 — 489,102
Holly Paul	— — — — — —	— — — — — —	— — — — — —	— — — — — —	— — — — — —	641 (4) — 1,033 (6) — 1,355 (8) —	122,514 — 197,437 — 258,981 —	— 2,627 (9) — 1,992 (10) — 2,047 (11)	— 502,099 — 380,731 — 391,243

(1)
All cash values in Columns (g) and (i) have been computed by multiplying $191.13 (the closing price per share of Common Stock reported by the NYSE for December 31, 2024) by the number of RSAs or RSUs that have not yet vested.

(2)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to certain NEOs as LTIP for the year ended December 31, 2016 by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2016. The stock options became fully vested and exercisable as of March 1, 2019.

(3)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to the NEOs as LTIP for the year ended December 31, 2017 by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017. The stock options became fully vested and exercisable as of March 6, 2020.

(4)
Represents the unvested time-based RSAs that were awarded to our NEOs as 2022 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 9, 2022. Such unvested time-based RSAs became fully vested as of March 9, 2025.

(5)
Represents the unvested time-based RSAs that were awarded to our CEO as 2023 AIP by the Compensation Committee under the 2017 Plan, with a grant date of March 6, 2024. Such unvested RSAs became fully vested as of March 6, 2025.

(6)
Represents the unvested time-based RSAs that were awarded to our NEOs as 2023 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 8, 2023. Portions of the RSAs vested on a pro rata basis on March 8, 2024 and will vest on a pro rata basis each on March 8, 2025 and March 8, 2026, such that all unvested RSAs will be fully vested as of March 8, 2026.

(7)
Represents the unvested time-based RSUs that were awarded to our CEO as 2024 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 6, 2024. Such unvested portions of the RSUs vested on a pro rata basis on March 6, 2025 and will vest on a pro rata basis each on March 6, 2025 and March 6, 2027, such that all unvested RSUs will be fully vested as of March 6, 2027.

(8)
Represents the unvested RSAs that were awarded to our NEOs as 2024 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 6, 2024. Such unvested portions of the RSAs vested on a pro rata basis on March 6, 2025 and will vest on a pro rata basis each on March 6, 2026 and March 6, 2027, such that all unvested RSAs will be fully vested as of March 6, 2027.

(9)
Represents the target number of unearned Performance RSUs that were awarded to our NEOs as 2022 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 9, 2022 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2022 and ended December 31, 2024). The following table sets forth the number of shares of Common Stock on account of the Performance RSUs that were issued to our NEOs on February 17, 2025:

NAME	SHARES OF COMMON STOCK ISSUED ON ACCOUNT OF PERFORMANCE RSUS AWARDED ON ACCOUNT OF 2022 LTIP

Steven H. Gunby	31,292
Ajay Sabherwal	3,473
Paul Linton	3,473
Curtis P. Lu	3,473
Holly Paul	3,473

(10)
Represents the target number of unearned Performance RSUs that were awarded to our NEOs as 2023 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 8, 2023 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2023 and ending December 31, 2025). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our NEOs on March 8, 2023:

NAME	MAXIMUM NUMBER OF PERFORMANCE RSUS

Steven H. Gunby	29,107
Ajay Sabherwal	2,988
Paul Linton	2,988
Curtis P. Lu	2,988
Holly Paul	2,988

(11)
Represents the target number of unearned Performance RSUs that were awarded to our NEOs as 2024 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 6, 2024 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2024 and ending December 31, 2026). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our NEOs on March 6, 2024:

NAME	MAXIMUM NUMBER OF PERFORMANCE RSUS

Steven H. Gunby	30,061
Ajay Sabherwal	3,839
Paul Linton	3,839
Curtis P. Lu	3,839
Holly Paul	3,071

Option Exercises and Stock Vested
The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2024 upon the exercise of stock options and the vesting of restricted stock awards. The Company did not make any grants of stock options during the fiscal year ended December 31, 2024, and therefore there is nothing to report pursuant to Item 402(x) of Regulation S-K.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE (1)	NUMBER OF SHARES ACQUIRED ON VESTING	VALUES REALIZED ON VESTING (2)
	(#) (a)	($) (b)	(#) (c)	($) (d)

Steven H. Gunby:
Options	222,515	39,514,739	—	—
Stock	—	—	47,683	9,342,290
Ajay Sabherwal:
Options	—	—	—	—
Stock	—	—	5,625	1,102,337
Paul Linton:
Options	67,092	11,689,294	—	—
Stock	—	—	5,625	1,102,337
Curtis P. Lu:
Options	—	—	—	—
Stock	—	—	5,625	1,102,337
Holly Paul:
Options	—	—	—	—
Stock	—	—	5,625	1,102,337

(1)
The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares of Common Stock at the exercise date and (ii) the exercise price of the options by (b) the number of shares for which the options were exercised.

(2)
The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the applicable vesting date by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS
Employment Arrangements
Steven H. Gunby. The Company and Steven H. Gunby are parties to the CEO Employment Agreement, which currently expires on June 2, 2027, subject to automatic renewal for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days’ or 90 days', respectively, prior written notice of non-renewal. The CEO Employment Agreement provides for payments upon certain termination events, subject to the execution of a release of claims (a “Release”), due to termination by the Company with and without “Cause,” termination by Mr. Gunby with and without “Good Reason,” or “Disability” (each, as defined in the CEO Employment Agreement) or death. The award agreements for LTIP equity awards granted for 2023 and later years provide for vesting upon retirement of the CEO. See the section titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — Other Compensation — Termination Payments” beginning on page 75 of this Proxy Statement for additional information regarding payments to our CEO on certain termination events. The CEO Employment Agreement also provides that the CEO’s AIP threshold bonus opportunity will be not less than 75% and not more than 100% of base salary, AIP target bonus opportunity will be not less than 150% and not more than 200% of base salary, and AIP maximum bonus opportunity will be not less than 225% and not more than 300% of base salary. The CEO Employment Agreement includes provisions that provide for restrictions on competition for a period of 18 months following the last day of employment. During that period, the CEO Employment Agreement also provides that Mr. Gunby not (i) solicit any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or (ii) interfere with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of the CEO Employment Agreement.
Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul. The Company entered into Officer Employment Letters with the CFO, CSTO, GC and CHRO. The Officer Employment Letters provide for at-will employment, subject to certain terms relating to each officer’s applicable base salary, sign-on bonus, bonus opportunities and severance, and bonus protection upon certain termination events. The Officer Employment Letters provide for payments upon certain termination events, subject to the execution of a Release, due to termination by the Company without “Cause,” termination by the applicable executive officer with “Good Reason,” or “Disability” (each, as defined in the applicable Officer Employment Letter) or death, or within 18 months following a “Change in Control“ (as defined in the shareholder-approved equity compensation plan then in effect). See the section titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — Other Compensation — Termination Payments” beginning on page 75 of this Proxy Statement for additional information regarding payments to these NEOs on certain termination events. The Officer Employment Letters provide that the executive officers will not solicit any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company for a period of 12 months following the last day of the employment period. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her Officer Employment Letter.
No Single Trigger Vesting of Equity Awards on a Change in Control
Equity awards granted on or after June 3, 2015 are not subject to automatic “single trigger” vesting acceleration upon a Change in Control. If within two years following a change in control, an NEO’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than Cause or as a result of Disability or death, or pursuant to an NEO’s Good Reason termination right (which terms have the meanings assigned to them in the applicable NEO’s employment arrangements or the applicable equity award agreement), all outstanding equity awards granted to such NEO that have not theretofore vested shall immediately vest and become exercisable, and all restrictions on such equity awards shall immediately lapse.
Termination Payments
As noted above, the CEO and other NEOs will receive certain payments and benefits upon certain qualifying terminations of employment. We believe that it is in the best interest of the Company to provide for such termination payments and benefits as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. The following schedule and corresponding footnotes contain more details regarding the potential amounts and benefits payable upon various qualifying terminations of employment and the circumstances upon which such amounts and benefits are payable.

Termination and Change in Control Payment Amounts
The following table sets forth the payments that may be received by each of our CEO and each other of our NEOs as if his or her employment terminated for any of the listed reasons (other than for the CEO’s retirement) as of December 31, 2024:

Name	TERMINATION BY THE COMPANY FOR CAUSE OR VOLUNTARY TERMINATION BY THE EXECUTIVE OFFICER WITHOUT GOOD REASON ($) (a)	TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE OFFICER WITH GOOD REASON OR DUE TO RETIREMENT PRIOR TO A CHANGE IN CONTROL (1) ($) (b)
TERMINATION BY THE
COMPANY WITHOUT
CAUSE OR
TERMINATION BY THE
EXECUTIVE OFFICER
DUE TO RETIREMENT
COINCIDENT WITH
OR FOLLOWING A
CHANGE IN CONTROL
OR BY THE
EXECUTIVE OFFICER
WITH
GOOD REASON (1)
($)
(c)
				DISABILITY OR DEATH ($) (d)
Steven H. Gunby
Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Actual	—	1,305,151	1,305,151	1,305,151
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	750,000	750,000	750,000
Equity Awards (3) (4) (5) (6) (8)	—	5,538,738	5,538,738	5,538,738
LTIP Performance Units (8)(9)	—	—	13,520,154	13,520,154
Severance Payment (10)	—	6,000,000	6,000,000	—
Health and Welfare Benefits (12)	—	22,145	22,145	22,145
Total	—	13,616,034	27,136,188	21,136,188

Name	TERMINATION by the COMPANY for CAUSE or VOLUNTARY TERMINATION by the EXECUTIVE OFFICER WITHOUT GOOD REASON ($) (a)	TERMINATION by the COMPANY WITHOUT CAUSE or by the EXECUTIVE OFFICER WITH GOOD REASON ($) (b)	TERMINATION by the COMPANY WITHOUT CAUSE COINCIDENT WITH or FOLLOWING a CHANGE in CONTROL or by the EXECUTIVE OFFICER WITH GOOD REASON (1) ($) (c)	DISABILITY or DEATH ($) (d)
Ajay Sabherwal
Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Actual	—	507,559	507,559	507,559
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	350,000	350,000	350,000
Equity Awards (3) (5) (7)	—	2,613,536	2,613,536	2,613,536
LTIP Performance Units (9)	—	—	1,533,627	1,533,627
Severance Payment (11)	—	700,000	1,575,000	—
Health and Welfare Benefits (12)	—	21,434	21,434	21,434
Total	—	4,192,529	6,601,156	5,026,156
Paul Linton
Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Actual	—	507,559	507,559	507,559
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	350,000	350,000	350,000
Equity Awards (3) (5) (7)	—	4,610,069	4,610,069	4,610,069
LTIP Performance Units (9)	—	—	1,533,627	1,533,627
Severance Payment (11)	—	700,000	1,575,000	—
Health and Welfare Benefits (12)	—	21,419	21,419	21,419
Total	—	6,189,047	8,597,674	7,022,674
Curtis P. Lu
Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated for AIP Based on Financial Metrics for Year of Termination at Actual	—	507,559	507,559	507,559
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	350,000	350,000	350,000
Equity Awards (3) (5) (7)	—	2,733,563	2,733,563	2,733,563
LTIP Performance Units (9)	—	—	1,533,627	1,533,627
Severance Payment (11)	—	700,000	1,575,000	—
Health and Welfare Benefits (12)	—	8,057	8,057	8,057
Total	—	4,299,179	6,707,806	5,132,806

Name	TERMINATION by the COMPANY for CAUSE or VOLUNTARY TERMINATION by the EXECUTIVE OFFICER WITHOUT GOOD REASON ($) (a)	TERMINATION by the COMPANY WITHOUT CAUSE or by the EXECUTIVE OFFICER WITH GOOD REASON ($) (b)	TERMINATION by the COMPANY WITHOUT CAUSE COINCIDENT WITH or FOLLOWING a CHANGE in CONTROL or by the EXECUTIVE OFFICER WITH GOOD REASON (1) ($) (c)	DISABILITY or DEATH ($) (d)
Holly Paul
Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Actual	—	406,046	406,046	406,046
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	350,000	350,000	350,000
Equity Awards (3) (5) (7)	—	578,933	578,933	578,933
LTIP Performance Units (9)	—	—	1,435,769	1,435,769
Severance Payment (11)	—	560,000	1,260,000	—
Health and Welfare Benefits (12)	—	19,754	19,754	19,754
Total	—	1,914,733	4,050,502	2,790,502

(1)	The information presented assumes delivery of a Release and continued compliance with all applicable restrictive covenants, if required.
(2)
On termination for any reason, our CEO and other NEOs are eligible to receive the earned and unpaid portion of any AIP for the year prior to termination. No amount is shown in the table above in respect of 2023 AIP for the bonus year prior to termination since such amount was previously paid during the first quarter of 2024. In addition, in the event of termination by the Company without Cause, by an NEO for Good Reason, or due to Disability or death, our CEO and other NEOs are eligible to receive prorated AIP bonus for the year of termination based on (i) actual financial performance for the year of termination, plus (ii) an amount on account of the individual performance component of AIP (if an applicable performance measure) determined based on individual performance AIP awarded and paid to such NEO in the year prior to the year of termination. The amounts shown include 2024 AIP for the full year on account of financial and individual performance.

(3)
Vested and unexercised stock options have been valued based on the difference between the applicable exercise price and $191.13 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2024). Unvested time-based RSUs and time-based RSAs awarded as LTIP or AIP have been valued based on $191.13 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2024).

(4)	On termination for any reason, the unvested RSAs awarded in payment of a portion of 2024 AIP to the CEO will fully vest and be non-forfeitable.
(5)	The information presented assumes that on termination due to Disability or death, unvested RSUs and RSAs awarded as time-based LTIP will fully vest and be non-forfeitable.
(6)
With respect to time-based RSUs granted to the CEO as LTIP in 2024 and later years, unvested time-based RSUs at the time of termination of the CEO by the Company without Cause, termination by the CEO for Good Reason or termination by the CEO due to retirement prior to a Change in Control will continue to vest (and settle) in accordance with the original vesting schedule of such award. “Retirement” has been defined in the time-based RSU LTIP award agreement to mean the CEO’s voluntary resignation of service with the Company for any reason on or after April 1, 2025 where circumstances constituting grounds for the Company to terminate the CEO’s Service for Cause (as defined in the CEO Employment Agreement) do not exist. Since the conditions for retirement have not been met as of December 31, 2024, the CEO termination payment table does not include compensation arising from termination due to retirement.

(7)
On termination by the Company without Cause and termination by any other NEO with Good Reason, unvested RSAs awarded as time-based LTIP to other NEOs that are scheduled to vest on the vesting date immediately following the effective date of such termination shall remain outstanding and shall become fully vested and non-forfeitable on the originally scheduled vesting date (without regard to any employment requirement).

(8)
With respect to Performance RSUs granted to the CEO as LTIP in 2024 and later years, unearned and unvested Performance RSUs at the time of termination of the CEO due to retirement prior to a Change in Control will remain outstanding and become vested (and settled) or forfeited based on the achievement of the applicable performance conditions upon the earlier to occur of the date of the original final determination for the achievement of the applicable performance conditions and the occurrence of a Change in Control. If termination of the CEO due to retirement occurs on or following a Change in Control, the unearned and unvested Performance RSUs shall convert to a right to receive cash on the original final performance determination date, the date for determining achievement of the applicable performance conditions will accelerate, and the cash value payable to the CEO will be determined by multiplying the (x) number of such cash units by (y) the closing price per share of Common Stock reported on the NYSE for the date of the consummation of such Change in Control. “Retirement” has been defined in the Performance RSU LTIP award agreement to mean the CEO’s voluntary resignation of service with the Company for any reason on or after April 1, 2025 where circumstances constituting grounds for the Company to terminate the CEO’s Service for Cause (as defined in the CEO Employment Agreement) do not exist. Since the conditions for retirement have not been met as of December 31, 2024, the CEO termination payment table does not include compensation arising from termination due to retirement.
(9)
The information presented assumes that at December 31, 2024, the applicable performance conditions under outstanding Performance RSUs awarded as LTIP to our NEOs on March 9, 2022 have been valued as (i) the earned number of shares based on actual performance, multiplied by (ii) $191.13 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2024), and the applicable performance conditions under outstanding Performance RSUs awarded as LTIP to our NEOs on March 8, 2023 and March 6, 2024 have been valued as (i) the total number of target shares granted, multiplied by (ii) $191.13 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2024).

(10)
As of December 31, 2024, upon termination by the Company without Cause or termination by the CEO with Good Reason, our CEO was eligible to receive a cash severance payment equal to two times (2.0x) the sum of (i) his base salary, plus (ii) target bonus for the year of termination. See the section titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — Other Compensation — Termination Payments” beginning on page 75 of the Proxy Statement for additional information.

(11)
As of December 31, 2024, upon termination by the Company without Cause or termination by an NEO (other than the CEO) with Good Reason, each of our CFO, CSTO, GC and CHRO will be entitled to one times (1.0x) base salary continuation for a period of 12 months, provided that such amount will be increased to one times (1.0x) the sum of (i) 12 months of base salary, plus (ii) target bonus for the year of termination if the applicable NEO’s employment is terminated by the Company (or its successor) without Cause or by the applicable NEO for Good Reason during the 18-month period following a Change in Control. The amount shown includes 2024 AIP for the full year at target. See the section titled “Information About Our Executive Officers And Compensation — Compensation Discussion And Analysis — Other Compensation — Termination Payments” beginning on page 75 of the Proxy Statement for additional information.

(12)
Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination and for the other NEOs and their eligible dependents for 12 months after termination.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure of “compensation actually paid” (“CAP”), as calculated in accordance with SEC rules, to our NEOs and certain Company performance measures for the fiscal years listed below. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive pay with performance, refer to our CD&A beginning on page 46.
Pay versus Performance Disclosure Table

	CEO COMPENSATION		AVERAGE OTHER NEO COMPENSATION		VALUE OF INITIAL $100 INVESTMENT BASED ON:
YEAR	AS DISCLOSED IN SUMMARY COMPENSATION TABLE (1) ($) (a)	COMPENSATION ACTUALLY PAID (2) ($) (b)	AS DISCLOSED IN SUMMARY COMPENSATION TABLE (3) ($) (c)	COMPENSATION ACTUALLY PAID (4) ($) (d)	TOTAL SHAREHOLDER RETURN ($) (e)	PEER GROUP TOTAL SHAREHOLDER RETURN (5) (6) (9) ($) (f)	NET INCOME ($000) ($) (g)	ADJUSTED EPS (7) ($) (h)

2024	8,989,878	6,205,682	2,290,941	2,018,574	172.72	199.53	280,088	7.99
2023	9,372,564	14,812,253	2,301,899	2,918,345	179.97	160.36	274,892	7.71
2022	9,135,687	12,370,328	2,115,869	2,489,268	143.50	137.76	235,500	6.77
2021	7,910,637	13,643,454	1,976,730	2,692,363	138.64	162.44	234,966	6.76
2020	7,678,086	7,456,532	1,853,192	1,886,728	100.96	121.91	210,682	5.99

(1)
The dollar amounts reported in Column (a) are the amounts reported for our CEO in the “Total” compensation column of the Summary Compensation Table (i) in this Proxy Statement beginning on page 77 for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 and (ii) in the proxy statement for the 2023 Annual Meeting for the years ended December 31, 2021 and December 31, 2020.

(2)
The dollar amounts reported in Column (b) represent the amount of CAP for Mr. Gunby, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gunby during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Gunby’s total compensation for each year to determine the compensation actually paid:

ADJUSTMENTS TO DETERMINE COMPENSATION ACTUALLY PAID	2024	2023	2022	2021	2020

	Amounts reported under the “Total” Compensation column in the Summary Compensation Table in (i) this Proxy Statement beginning on Page 77 for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 and (ii) the Proxy Statement for the 2024 Annual Meeting for the years ended December 31, 2021 and December 31, 2020.	8,989,878	9,372,564	9,135,687	7,910,637	7,678,086
-	Amounts Reported under the “Stock Awards” column in the Summary Compensation Table in (i) this Proxy Statement beginning on Page 77 for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 and (ii) the Proxy Statement for the 2024 Annual Meeting for the years ended December 31, 2021 and December 31, 2020.	(6,618,627)	(6,499,708)	(6,620,594)	(5,033,629)	(5,062,345)
+	Fair Value of Awards Granted during Year That Remain Unvested as of Year End	5,277,358	7,129,515	7,663,022	5,905,812	4,047,715
+/-	Change in Fair Value from Prior Year End to Current Year End of Awards Granted Prior to Year That Were Outstanding and Unvested as of Year End	(1,365,073)	4,275,769	2,882,415	4,690,574	(327,967)
+/-	Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year That Vested during Year	(77,855)	534,113	(690,202)	170,060	1,121,043
	Compensation Actually Paid to CEO	6,205,682	14,812,253	12,370,328	13,643,454	7,456,532

(3)
The dollar amounts reported in column (c) represent the average of the amounts reported for the other NEOs in the “Total” compensation column of the Summary Compensation Table (i) in this Proxy Statement beginning on page 77 for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 and (ii) in the proxy statement for the 2024 Annual Meeting for the years ended December 31, 2021 and December 31, 2020. The names of the NEOs included for purposes of calculating the average amounts in each year are Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul.

(4)
The dollar amounts reported in column (d) represent the average amount of CAP for the other NEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the other NEOs for each year to determine the compensation actually paid, using the same methodology described above in footnote (2):

ADJUSTMENTS TO DETERMINE COMPENSATION ACTUALLY PAID	2024	2023	2022	2021	2020

	Amounts reported under the “Total” Compensation” column in the Summary Compensation Table in (i) this Proxy Statement Beginning on Page 77 for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 and (ii) the Proxy Statement for the 2023 Annual Meeting for the year ended December 31, 2020.	2,290,941	2,301,899	2,115,869	1,976,730	1,853,192
-	Amounts Reported under the “Stock Awards” column in the Summary Compensation Table in (i) this Proxy Statement beginning on page 77 for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 and (ii) the Proxy Statement for the 2023 Annual Meeting for the year ended December 31, 2020.	(831,060)	(699,873)	(669,909)	(599,931)	(599,962)
+	Fair Value of Awards Granted during Year That Remain Unvested as of Year End	667,826	768,297	810,334	711,265	485,673
+/-	Change in Fair Value from Prior Year End to Current Year End of Awards Granted Prior to Year That were Outstanding and Unvested as of Year End	(100,159)	483,809	347,295	588,801	(29,797)
+/-	Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year That Vested during Year	(8,974)	64,214	(84,321)	15,498	177,622
	Compensation Actually Paid to Other NEOs	2,018,574	2,918,345	2,489,268	2,692,363	1,886,728

(5)	The peer groups used to calculate the peer group TSR disclosed in column (f) are the 2021 Peer Group discussed in the CD&A for 2022, 2023 and 2024 and the prior peer group for 2020 and 2021.
(6)
Executive compensation decisions for 2020 and 2021 were informed by reference to a different peer group. Three companies - Eaton Vance Corp., Legg Mason, Inc. and Navigant Consulting, Inc. - included in the previous peer group were acquired and no longer qualified for inclusion in the 2021 Peer Group. Pearl Meyer recommended and the Compensation Committee approved the following additional changes for 2021 Peer Group purposes:

Removed Greenhill & Co. Oppenheimer Holdings, Inc. Piper Sandler Companies	Added Booz Allen Hamilton Holding Corporation Exponent, Inc. ICF International Jefferies Financial Group, Inc. LPL Financial Holdings, Inc.

(7)
The TSR of the prior peer group, based on the same $100 initial investment as in columns (e) and (f) was $126.01 for 2020 and $167.24 for 2021. We have determined that Adjusted EPS is the financial performance measure that, in our assessment, represents the most important performance measure not otherwise required to be disclosed in the table that is used to link CAP for our NEOs for the most recently completed fiscal year to Company performance.

Most Important Company Performance Measures
Adjusted EPS (8)
Adjusted EBITDA (8)
Total Shareholder Return

(8)
See Appendix A for the definitions of Adjusted EPS and Adjusted EBITDA and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. The Compensation Committee did not further adjust the Adjusted EPS financial performance metric defined in Appendix A to determine 2024 AIP. See the section of this CD&A titled “— 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics” beginning on page 61 and Appendix B for the definitions of the non-GAAP financial measures, including the description of the further adjustment to Adjusted EBITDA, for determining 2024 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

(9)
Peer Group Total Shareholder Return for the years 2020-2023 has been updated as the result of an adjustment by a third-party provider. The third-party provider revised the calculations of the weighted average Total Shareholder Return for our peer group to properly account for special dividends.

The following chart provides a graphical representation of the CAP to our CEO and the other NEOs compared with both the Company’s five-year cumulative TSR, as well as the five-year cumulative TSR of our 2021 Peer Group.

The following chart provides a graphical representation of the CAP to our CEO and other NEOs compared with net income.

The following chart provides a graphical representation of the CAP to our CEO and the other NEOs compared with Adjusted EPS.

(1)
See Appendix A for the definitions of Adjusted EPS used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the reasons management believes these non-GAAP financial measures provide useful information to investors. The Compensation Committee did not further adjust the Adjusted EPS financial performance metric defined in Appendix A to determine 2024 AIP. See the section of this CD&A titled “— 2024 Pay Outcomes — 2024 Annual Incentive Pay — Financial Metrics” beginning on page 61 and Appendix B for the definitions of the non-GAAP financial measures, including the description of the further adjustment to Adjusted EBITDA, for determining 2024 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the pay ratio of the annual total compensation of our CEO compared with the annual total compensation of our median compensated employee (the “CEO Pay Ratio”) for the year ended December 31, 2024.
In order to identify our 2024 median employee, we (i) analyzed annual base salary, bonus and overtime compensation of individuals employed as of October 1, 2024, (ii) annualized the compensation of permanent employees hired during 2024 through October 1, 2024, (iii) used year-end exchange rates to convert compensation paid to non-U.S. employees to U.S. dollars and (iv) used the exemption permitted under Item 402(u) of Regulation S-K to exclude employees from 11 countries — Argentina (19), Brazil (62), China (86), Colombia (59), India (70), Japan (19), Malaysia (4), Mexico (31), Qatar (3), Saudi Arabia (25) and South Africa (68), and two British Overseas Territories — the British Virgin Islands (2) and the Cayman Islands (20), totaling 468 employees, comprising 5% or less of our total employee population as of October 1, 2024 and resulting in a net employee population of 8,892 out of our original employee population of 9,360 prior to such exclusions.
We calculated the 2024 median employee’s annual total compensation for the year ended December 31, 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The total compensation for the 2024 median employee, a U.S.-based senior consultant, includes annual base salary, bonus and Company matching contributions under our 401(k) Plan. The 2024 median employee’s total compensation for purposes of determining the CEO Pay Ratio was $143,042; and the 2024 total compensation of our CEO for purposes of determining the CEO Pay Ratio was $8,989,878.
Based on this information, our 2024 CEO Pay Ratio was 63 to 1. We believe that this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u) and is not intended as a measure of comparison with any other company.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
REVIEW AND APPROVAL OF RELATED-PARTY TRANSACTIONS
The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related-person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves transactions with related persons, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer, director or partner or has a direct or indirect material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:

◼	the financial and other terms of the transaction and whether such terms are substantially equivalent to terms that could be negotiated with third parties;
◼	the nature of the related-person’s interest in the transaction;
◼	the importance of the transaction to the related person and to the Company;
◼	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and
◼	any other matters that the Audit Committee deems appropriate.

2024 RELATED-PARTY TRANSACTIONS
In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, to clients or their affiliates for which our directors or executive officers, or their immediate family members, serve as directors and/or executive officers. We consider such transactions to be on an arm’s length negotiated basis, and we do not believe that such related parties had or have any material direct or indirect pecuniary or other interests in such engagements. Additionally, from time to time, in the ordinary course of business, a beneficial owner of more than 5% of the Company’s voting securities, such as those discussed below, directly or indirectly, on behalf of itself and/or affiliates, enters into engagements for consulting and advisory services with the Company and our affiliates on an arm’s length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares of Common Stock. Such engagements were approved pursuant to the Audit Committee’s policy for related-party transactions.
On January 25, 2024, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock representing 8.6% of our outstanding shares of Common Stock. Exhibit A to the Schedule 13G/A identifies certain affiliates that have acquired such shares and have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that, except for BlackRock Fund Advisors, no other affiliate’s interest is more than 5% of the total outstanding shares of Common Stock. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or through affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During 2024, revenues from engagements to provide consulting and advisory services to BlackRock and its affiliates aggregated $2,086,069.
On March 11, 2024, The Vanguard Group, Inc. (“Vanguard”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock representing 10.0% of our outstanding shares of Common Stock. Vanguard’s Schedule 13G/A reports that Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of our Common Stock, and no one other person’s interest in the Common Stock is more than 5% of the total outstanding shares of Common Stock. From time to time, in the ordinary course of our business, Vanguard, directly or indirectly, on behalf of itself and/or through affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During 2024, revenues from engagements to provide consulting and advisory services to Vanguard and its affiliates aggregated $541,522.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock file with the SEC reports of initial ownership and certain reports of changes in ownership of our common stock. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, we believe that during the year ended December 31, 2024, our directors and executive officers and persons who beneficially own more than 10% of our common stock filed the required reports under Section 16(a) on a timely basis, except for one late report by Ms. Boglioli reporting one transaction and one late report by Mr. Linton reporting one transaction, each as a result of an administrative error.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2024. In connection with the audit of the 2023 and 2024 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

2023 ($)	2024 ($)
(in thousands)

Audit Fees	4,240	4,650
Audit-Related Fees	—	47
Tax Fees	—	—
All Other Fees	5	5
Total	4,245	4,702

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2024, approximately $4,650,000 in fees were incurred for the audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and consent procedures. Audit fees for 2024 also included approximately $127,000 and $91,538 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and FTI Capital Advisors Canada, ULC, respectively. Audit-related fees include fees related to other agreed-upon procedures and attestation services. All Other Fees include fees related to the Company’s use of KPMG’s research tool.
KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.
For 2023 and 2024, the Audit Committee or a subcommittee of the Audit Committee pre-approved all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee may delegate to subcommittees composed of one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such subcommittee will be required to present its decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated authority to its Chair, Mr. Fanandakis, to pre-approve audit and permitted non-audit services when such approval is timely needed between regular meetings of the Audit Committee, and any such services pre-approved by Mr. Fanandakis are presented to the Audit Committee at its next regular meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the U.S. Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that FTI Consulting, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into such filing.
The Audit Committee assists the Board of Directors (the “Board”) of the Company in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.
The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011 (the “Audit Committee Charter”). The Audit Committee reviews and reassesses its charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees and recommends any changes to the NCGSR Committee and the Board for approval. A copy of the Audit Committee Charter is available in the Governance section of the Company’s website at https://www.fticonsulting.com/about/governance.
The Audit Committee currently consists of five independent non-employee directors, recommended by the NCGSR Committee and elected by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Elsy Boglioli, Gerard E. Holthaus and Stephen C. Robinson. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and related notes. The Board determined that three members of the Audit Committee qualify as “audit committee financial experts.”
The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Company’s independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s internal controls over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.
We meet periodically with the Company’s management and internal auditor, and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal controls over financial reporting with the Company’s independent registered public accounting firm and management’s response. The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2024. KPMG attended four meetings of the Audit Committee and separately met two times with the Audit Committee in closed sessions without management being present with respect to audit, financial reporting and internal control matters during calendar year 2024. One or more members of management attended all regular and special meetings of the Audit Committee, and management separately met two times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters during calendar year 2024. The Audit Committee separately met with the Vice President, Internal Audit of the Company two times in closed session during calendar year 2024. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Vice President, Internal Audit, without management and other committee members being present, and management, without other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:
(1)
We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)
The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

(3)
The Audit Committee received from KPMG the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this proxy statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)
The Audit Committee reviewed and discussed with management and KPMG, management’s report and KPMG’s attestation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

(5)
Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2024 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal year 2024, is independent from the Company and its management.

We have appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc., a Maryland corporation.
AUDIT COMMITTEE
Nicholas C. Fanandakis, Chair
Mark S. Bartlett
Elsy Boglioli
Gerard E. Holthaus
Stephen C. Robinson
April 21, 2025

PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
We did not receive any shareholder proposals prior to the deadline for submitting 2025 proposals required by our Bylaws and described in our proxy statement for the 2024 Annual Meeting. If you want to present a proposal (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 annual meeting of shareholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, at our principal executive office located at 555 12th Street NW, Suite 700, Washington, D.C. 20004. Shareholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our Bylaws. Under our Bylaws, a shareholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting of shareholders was held in the preceding year, notice by the shareholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. A shareholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders the information and materials required by our Bylaws. Unless the 2026 annual meeting is more than 30 days before or after the anniversary of this Annual Meeting, for the annual meeting of shareholders in 2026, we must receive this notice no earlier than November 22, 2025 and no later than 5:00 p.m., Eastern Time, on December 22, 2025. If a shareholder wishes to submit a proposal at the 2026 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8 the proposal must be submitted in accordance with and comply with Rule 14a-8 and be received by the Corporate Secretary not less than 120 days before the date our proxy statement was released to shareholders in connection with our previous year’s annual meeting of shareholders, which is December 22, 2025.

Appendix A
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP TO THE MOST DIRECTLY
COMPARABLE GAAP FINANCIAL MEASURES
Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the Securities and Exchange Commission.
We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA as a percentage of total revenues. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with useful supplemental information.
We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, the gain or loss on sale of a business and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with useful supplemental information on our business operating results, including underlying trends.
We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with useful supplemental information on the Company’s ability to generate cash for ongoing business operations and capital deployment.
We define “organic revenue growth,” which is a non-GAAP financial measure, as the change in revenues, excluding the estimated impact of foreign currency (“FX”) and acquisition-related revenues. The Company estimates the impact of FX driven by our businesses with functional currencies other than the U.S. dollar (“USD”) on period-to-period performance results. The estimated impact of FX is calculated as the difference between the prior period results multiplied by the average FX exchange rates to USD in the current period and applicable prior period results, multiplied by the average FX exchange rates to USD in the prior period. We define acquisition-related revenues as revenues of acquired companies in the first 12 months following the effective date of the acquisition. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with a more consistent comparison of our revenues across periods, including underlying trends.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. In addition, non-GAAP financial measures used for computing executive officer annual incentive pay may be defined differently from similarly titled measures used for financial reporting purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

(AMOUNTS IN THOUSANDS)	2024	2023	2022	2021	2020
Net income	$280,088	$274,892	$235,514	$234,966	$210,682
Add back:
Income tax provision	70,683	83,471	62,235	62,981	51,764
Interest income and other	(10,360)	4,867	(3,918)	(6,193)	412
Interest expense	6,951	14,331	10,047	20,294	19,805
Depreciation of property and equipment	43,910	41,079	35,697	34,269	32,118
Amortization of intangible assets	4,183	6,159	9,643	10,823	10,387
Special charges	8,230	—	8,340	—	7,103
Remeasurement of acquisition-related contingent consideration	—	—	—	(3,130)	—
Adjusted EBITDA	$ 403,685	$ 424,799	$ 357,558	$ 354,010	$ 332,271

RECONCILIATIONS OF NET INCOME AND EPS TO ADJUSTED NET INCOME AND ADJUSTED EPS, RESPECTIVELY, FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)	2024	2023	2022	2021	2020
Net income	$ 280,088	$274,892	$235,514	$234,966	$210,682
Add back:
Remeasurement of acquisition-related contingent consideration	—	—	—	(3,130)	—
Special charges	8,230	—	8,340	—	7,103
Tax impact of special charges	(1,857)	—	(1,584)	—	(1,847)
Non-cash interest expense on convertible notes	—	—	—	9,586	9,083
Tax impact of non-cash interest expense on convertible notes	—	—	—	(2,492)	(2,361)
Adjusted Net Income	$ 286,461	$ 274,892	$ 242,270	$ 238,930	$ 222,660
Earnings per common share — diluted	$7.81	$7.71	$6.58	$6.65	$5.67
Add back:
Remeasurement of acquisition-related contingent consideration	—	—	—	(0.09)	—
Special charges	0.23	—	0.23	—	0.19
Tax impact of special charges	(0.05)	—	(0.04)	—	(0.05)
Non-cash interest expense on convertible notes	—	—	—	0.27	0.24
Tax impact of non-cash interest expense on convertible notes	—	—	—	(0.07)	(0.06)
Adjusted earnings per common share — diluted	$7.99	$7.71	$6.77	$6.76	$5.99
Weighted average number of common shares outstanding — diluted	35,845	35,646	35,783	35,337	37,149

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW FOR THE YEAR PRESENTED IN THE PROXY STATEMENT:

(amounts in thousands)	2024

Net cash provided by operating activities	$395,097
Purchases of property and equipment	(34,900)
Free Cash Flow	$ 360,197

RECONCILIATION OF REVENUE GROWTH TO ORGANIC REVENUE GROWTH FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

	2024	2023	2022	2021	2020
Revenue growth	6.0%	15.2%	9.1%	12.8%	4.6%
Impact of FX	(0.3)%	(0.2)%	3.1%	(2.0)%	0.0%
Impact of acquisition-related revenues	(0.2)%	0.4%	(0.3)%	(0.5)%	(1.7)%
Organic revenue growth	5.5%	15.4%	11.9%	10.3%	2.9%

Appendix B
DEFINITIONS OF ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING
ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2024 AND
RECONCILIATIONS TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES
Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the Securities and Exchange Commission. Certain of the non-GAAP financial measures used to determine annual incentive pay for the year ended December 31, 2024 (“2024 AIP”) are defined differently from the definitions of the similarly named non-GAAP financial measures used for financial reporting purposes. The definitions and calculations of non-GAAP financial measures used for 2024 AIP purposes are as follows:
ADJUSTED EARNINGS PER DILUTED SHARE (“ADJUSTED EPS”)
We define Adjusted EPS, a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, the gain or loss on sale of a business and losses on early extinguishment of debt.
The Compensation Committee may, at its discretion, further adjust Adjusted EPS for the following items:
(1)	each of the potential further adjustments included in the 2024 Adjusted EBITDA definition;
(2)
exclusion of any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2024, to the extent that such gain or loss is not already excluded from Adjusted EPS; and

(3)
inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2024, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2024, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2024 subsequent to the closing of such transaction.

Reconciliations of Net Income and EPS to Adjusted Net Income and Adjusted EPS for the Year Ended December 31, 2024
For purposes of 2024 AIP, the Compensation Committee determined not to further adjust Adjusted EPS. Any further adjustments to Adjusted EPS would not have negatively impacted achievement of the 2024 Adjusted EPS performance metric at 96.0% of target, as illustrated below:

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)	2024

Net income	$280,088
Add back:
Special charges	8,230
Tax impact of special charges	(1,857)
Adjusted Net Income	$286,461
Earnings per common share — diluted	$7.81
Add back:
Special charges	0.23
Tax impact of special charges	(0.05)
Adjusted earnings per common share — diluted	$7.99
Weighted average number of common shares outstanding — diluted	35,845

B-1

ADJUSTED EBITDA
We define Adjusted EBITDA, a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt.
The Compensation Committee may, at its discretion, further adjust Adjusted EBITDA to exclude the following items:
(1)	operating results, including costs and expenses, of operations (including minority interest) discontinued, sold or acquired;
(2)	impact of foreign exchange rates different from budget (i.e. – constant currency);
(3)	costs and expenses related to financing activity and gains or losses related to financing activity;
(4)	unplanned severance costs; and
(5)	litigation settlements and costs.
Reconciliation of Net Income to Adjusted EBITDA for the Year Ended December 31, 2024
For purposes of 2024 AIP, the Compensation Committee determined not to further adjust Adjusted EBITDA. Any further adjustments to Adjusted EBITDA would not have negatively impacted achievement of the 2024 Adjusted EBITDA performance metric at 78.0% of target, as illustrated below:

(AMOUNTS IN THOUSANDS)	2024

Net income	$280,088
Add back:
Income tax provision	70,683
Interest income and other	(10,360)
Interest expense	6,951
Depreciation of property and equipment	43,910
Amortization of intangible assets	4,183
Special charges	8,230
Adjusted EBITDA	$403,685

B-2

Appendix C
RECONCILIATIONS OF THE NUMBER OF “EMPLOYEES,” EXCLUDING INDEPENDENT CONTRACTORS, TO THE
NUMBER OF “EMPLOYEES,” INCLUDING INDEPENDENT CONTRACTORS
RECONCILIATIONS OF THE NUMBER OF “EMPLOYEES,” EXCLUDING INDEPENDENT CONTRACTORS, TO THE NUMBER OF “EMPLOYEES,” INCLUDING INDEPENDENT CONTRACTORS, FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

2024	2023	2022	2021	2020	2019

Total employees, excluding independent contractors	8,374	7,990	7,635	6,780	6,321	5,567
Independent contractors	2,400	2,685	2,534	1,965	1,606	1,858
Total employees, including independent contractors	10,774	10,675	10,169	8,745	7,927	7,425

C-1

Appendix D
FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN
(INCORPORATING AMENDMENT NO. 2)
FTI CONSULTING, INC.
2017 OMNIBUS INCENTIVE COMPENSATION PLAN

(Adopted Effective as of June 7, 2017, as Amended Effective as of June 4, 2025)
ARTICLE I

ESTABLISHMENT AND OBJECTIVES OF PLAN
This FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, as hereby adopted by the Board of Directors on March 28, 2017, and approved by stockholders on June 7, 2017, as further amended from time to time, is hereafter referred to as the “Plan.” FTI Consulting, Inc., a Maryland corporation (the “Company”) has established this Plan for the benefit of non-employee directors, employees, officers and other individual service providers of the Company and its Affiliates. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining such persons and by providing such persons with additional incentives to serve the Company by increasing their proprietary interest in the success of the Company.
ARTICLE II

DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
2.1 “Account” means, with respect to each Participant that is a Key Employee, a separate bookkeeping reserve account, which may include separate sub-accounts for restricted stock units, stock units or cash amounts credited under the Plan to such Key Employee.
2.2 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.
2.3 “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, Restricted Stock Unit, Stock Unit or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Bonus” means the incentive compensation bonus payment, if any, awarded to a Key Employee pursuant to a Performance-Based Incentive Compensation Plan that a Key Employee may receive with respect to a Plan Year.
2.6 “Bonus Payment Date” means the date on which the Bonus becomes payable with respect to a Plan Year, without regard to any Deferral Election respecting such Bonus.
2.7 “Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held a majority of the Company Voting Stock. For purposes hereof, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company. Notwithstanding the foregoing, for purposes of any Award hereunder that constitutes “nonqualified deferred compensation” (within the meaning of Section 409A) and that is settled, payable or otherwise distributable upon a Change in Control, a Change in Control shall not be deemed to occur hereunder unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A).
2.8 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.
2.9 “Code Section 162(m)” means Section 162(m) of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
2.10 “Code Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
2.11 “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised (to the extent determined to be necessary or advisable by the Board) of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.
2.12 “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.
2.13 “Deferrable Bonus” means 33.33% of a Key Employee’s Bonus (or such other amount or percentage of the Bonus that the Committee determines from time to time is eligible to be deferred under the Plan), provided that any Bonus (or portion thereof) that is paid to a Key Employee after termination of employment shall not constitute a Deferrable Bonus under the Plan.
2.14 “Deferral Election” means a written election made in accordance with the provisions of Article IV to defer receipt of a Key Employee’s Deferrable Bonus (or a portion thereof) pursuant to the Plan.
2.15 “Disability” or “Disabled” shall have the meaning ascribed thereto under Code Section 409A(a) (2)(C), provided that for purposes of the grant of any incentive stock option under the Plan, the term “Disability” shall have the meaning attributed to such term under Code Section 22(e)(3).
2.16 “Elected Payment Date” shall have the meaning ascribed to such term under Section 4.4 of the Plan.
2.17 “Eligible Service Provider” means a person who is an employee (including any Key Employee), officer, non-employee director or such other individual service provider of the Company or an Affiliate, as may be determined by the Committee from time to time to be eligible to participate in the Plan. Once an Eligible Service Provider, a person shall continue to be an Eligible Service Provider until determined by the Committee to be ineligible to participate in the Plan (or such person’s service with the Employer ceases).
2.18 “Employer” means the Company and each of its Affiliates.
2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.
2.20 “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan taking into account the requirements of Code Section 409A. For all purposes under the Plan, the term “relevant date” as used herein means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion. Notwithstanding the foregoing, for purposes of the grant of stock options and stock appreciation rights under the Plan, “Fair Market Value” may be determined by the Committee under any method available under Code Section 409A.

2.21 “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.
2.22 “Grant Date” means the date authorized by the Committee for the grant of an Award under the Plan.
2.23 “Key Employee” means a person who is an employee of the Company or of an Affiliate and who holds the position of Senior Managing Director or higher, or such other highly compensated position, as may be determined by the Committee from time to time. Once a Key Employee, a person shall continue to be a Key Employee until otherwise determined by the Committee (or such person’s employment with the Employer ceases). Notwithstanding the foregoing, officers designated as Section 16 officers under the Exchange Act by the Board shall not be treated as Key Employees under the Plan.
2.24 “Participant” means an Eligible Service Provider to whom an Award has been granted pursuant to the Plan.
2.25 “Payment Election” means a written election made in accordance with the provisions of Article IV to select an Elected Payment Date with regard to an Award of Stock Units granted under the Plan to a Key Employee.
2.26 “Performance-Based Compensation” means performance-based compensation payable based on services performed over a specified performance period, determined in accordance with Code Section 409A and Code Section 162(m).
2.27 “Performance-Based Incentive Compensation Plan” means any plan, policy or program (or portion thereof) that provides for Performance-Based Compensation or bonuses, and which plan, policy or program (or portion thereof) is designated by the Company to be a Performance-Based Incentive Compensation Plan for purposes of the Plan. The Company may add or eliminate such designation for any plan, policy or program (or portion thereof) at any time in its discretion. No Performance-Based Compensation or bonus shall be eligible for deferral under the Plan unless the plan, policy or program (or portion thereof) that provides for such payment is designated by the Company as a Performance-Based Incentive Compensation Plan.
2.28 “Plan” means this FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, as amended or restated from time to time.
2.29 “Plan Year” means any 12-month period during the term of the Plan coinciding with a calendar year.
2.30 “Restricted Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock, which unit is subject to any restrictions that the Committee, in its discretion, may impose.
2.31 “Separation from Service” means a “separation from service” with respect to the Employer, within the meaning of Code Section 409A(a)(2)(A)(i).
2.32 “Specified Employee” shall have the meaning attributed to such term under Code Section 409A(a)(2)(B)(i) and the applicable provisions of Treasury Regulation Section 1.409A-1(i).
2.33 “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock.
2.34 “Unforeseeable Emergency” shall have the meaning described thereto under Code Section 409A(a)(2)(B)(ii).
ARTICLE III

ADMINISTRATION OF THE PLAN
3.1 Administrator. Except as otherwise provided herein or as the Board may determine from time to time, the Plan shall be administered by the Committee.
3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the Eligible Service Providers to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares or monetary value to be covered by or used for reference purposes for each Award and determine to what extent and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including, but not limited to, the exercise price, grant price or purchase price, vesting or exercise period, and treatment on termination of employment or service events, to the extent not inconsistent with the terms of the Plan; (5) subject to the limitations of Section 8.10 hereof, modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as specifically provided otherwise in the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) to the extent not inconsistent with the terms of the Plan, accelerate or otherwise change the time in which an Award vests, may be exercised or becomes payable, or waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of a Participant’s employment or other relationship with the Company or its Affiliates, provided that no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted thereunder, or with regard to compensation intended to qualify as “performance-based compensation” under Code Section 162(m), except as otherwise permitted thereunder; (7) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (8) determine conclusively whether (and, if applicable, when) a Participant has experienced a Separation from Service or Unforeseeable Emergency and shall make such determination consistent with Code Section 409A.
3.3 Guidelines; Delegation. The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate certain administrative or ministerial duties to a subcommittee of the Committee or to one or more officers or employees of the Company or an Affiliate as the Committee deems necessary or advisable in its sole and absolute discretion, but shall retain the ultimate responsibility for the interpretation of the Plan. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.
3.4 Effect of Committee Decisions. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, all Participants in the Plan (and their beneficiaries) and any other employee, consultant, or director of the Company, and their respective successors in interest.
3.5 Limited Liability and Indemnification. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or determination made in good faith relating to the Plan. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all of their activities under the Plan.
3.6 Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
ARTICLE IV

BONUS DEFERRAL AND PAYMENT ELECTIONS
4.1 Initial Deferral Elections. For any Plan Year, a Key Employee may elect, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), to irrevocably defer payment of all or a specified part of such Key Employee’s Deferrable Bonus earned during such Plan Year (and, to the extent set forth in Section 4.2, in any succeeding Plan Years until such Key Employee ceases to be a Key Employee). Any person who shall become a Key Employee during any Plan Year may elect, no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan under this Article IV, to irrevocably defer payment of all or a specified part of such Deferrable Bonus (as adjusted for any limitations imposed by Section 409A) payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 4.2, for any succeeding Plan Years until the Key Employee ceases to be a Key Employee). Any Deferrable Bonuses deferred pursuant to the Plan shall be paid to the Key Employee at the time and in the manner specified in Article VI.

4.2 Subsequent Deferral Elections. Deferral Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1). Deferral Elections will remain in effect from Plan Year to Plan Year unless modified by the Key Employee for a subsequent Plan Year as indicated in the following sentence (or until such person ceases to be a Key Employee). Modifications to a Key Employee’s current Deferral Election for any subsequent Plan Year may be made by filing a new Deferral Election form by June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1).
4.3 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, to the extent that any Bonus does not constitute Performance-Based Compensation, the Deferral Election and Payment Election timing for such Bonuses shall be as provided in Sections 4.1, 4.2, 4.4 and 4.5 except substituting “December 31st of the Plan Year preceding such Plan Year” for “June 30th of such Plan Year.”
4.4 Payment Elections. For any Plan Year in which a Key Employee elects pursuant to the preceding sub-sections to irrevocably defer payment of all or a specified part of the Key Employee’s Deferrable Bonus earned during such Plan Year, a Key Employee, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), may select a payment date for the resulting award of Stock Units granted (the “Elected Payment Date”). For any person who shall become a Key Employee during any Plan Year who irrevocably defers payment of all or a specified part of such Deferrable Bonus earned during such Plan Year as provided above, such Key Employee may select the Elected Payment Date no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan. A Key Employee may select an Elected Payment Date that is on or after January 1st of the second calendar year after the applicable Grant Date of the resulting award of Stock Units. To the extent that a Key Employee does not make a valid Payment Election with respect to an award of Stock Units, there shall be no Elected Payment Date for such Award (and no subsequent Payment Election under Section 4.6 shall be permitted with respect to such Award).
4.5 Subsequent Payment Elections. Except as specifically provided in Section 4.6, Payment Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.4). A Payment Election will only be valid for the Plan Year to which it applies, and Key Employees will need to make a separate Payment Election for each Plan Year in accordance with Section 4.4.
4.6 Change in Payment Elections. A Payment Election with regard to an award of Stock Units may be changed only if the following is satisfied: (i) the subsequent Payment Election shall not take effect until at least 12 months after the date on which the subsequent Payment Election is made; (ii) the Elected Payment Date under the subsequent Payment Election must be at least five years after the Elected Payment Date of the current Payment Election; and (iii) the subsequent Payment Election is made at least 12 months prior to the Elected Payment Date of the current Payment Election.
4.7 Deferral Election and Payment Election Forms. An Eligible Employee’s Deferral Elections and Payment Elections shall be made in a form and manner prescribed by the Committee.
ARTICLE V

DEFERRED COMPENSATION ACCOUNTS
5.1 Accounts. The Company shall maintain a separate Account for the Deferrable Bonuses deferred by each Key Employee.
5.2 Grant of Stock Units. For each Plan Year with respect to which a Key Employee has a valid Deferral Election in force, provided that sufficient shares are then available for award under the Plan and subject to the determinations and adjustments provided in Section 5.3, the Key Employee’s Account shall be credited, on the Grant Date with respect to the applicable Bonus Payment Date, with a number of Stock Units equal to the quotient, rounded down to the nearest whole share, obtained by dividing (a) the amount of the Deferrable Bonus for such Plan Year that the Key Eligible Employee has elected to defer, by (b) the Fair Market Value of one share of Common Stock on the applicable Grant Date. Notwithstanding the foregoing, no Stock Units will be credited to the Key Employee’s Account unless the Key Employee is employed with the Employer on the Grant Date. The crediting of Stock Units to the Key Employee’s Account shall not entitle the Key Employee to voting or other rights as a stockholder until shares of Common Stock are issued upon distribution of the Key Employee’s Account, but shall entitle the Key Employee to receive dividend equivalents under Section 5.4.

5.3 Cash Credit in lieu of Stock Units. In the event that the Committee determines, in its sole discretion, that there are insufficient shares of Common Stock available for award under the Plan as of a Bonus Payment Date or applicable Grant Date to make awards of Stock Units in accordance with Section 5.2 of the Plan to all Key Employees who have valid Deferral Elections in force, the Committee may credit cash amounts, in lieu of Stock Units, to the Account of one or more of such Key Employees (as determined by the Committee) for some or all (as determined by the Committee) of the amount of the Deferrable Bonus that such Key Employee elected to defer. For such Key Employees, the amount of the Deferrable Bonus (if any) taken into consideration under Section 5.2 in determining Stock Units shall be adjusted accordingly for such crediting of cash amounts. Such credited cash amounts shall accrue interest at a rate to be determined by the Committee in its discretion from time to time.
5.4 Dividend Equivalents. As of the date that the Company pays any cash dividend on shares of Common Stock, each Key Employee’s Account shall be credited with that number of Stock Units equal to the quotient, rounded down to the nearest whole share, determined by dividing (a) the aggregate value of the dividend that would have been payable on the Stock Units credited to the Key Employee’s Account immediately prior to such payment date had the shares of Common Stock represented by such Stock Units been outstanding as of such payment date, by (b) the Fair Market Value of a share of Common Stock on the payment date of the dividend, provided, however, that if the Committee determines, in its sole discretion, that there are then insufficient shares of Common Stock available for award under the Plan as of the dividend payment date to credit dividend equivalent Stock Units to all Key Employees’ Accounts in accordance with this Section 5.4, then the Committee, in its sole discretion, may credit one or more Key Employees’ Accounts with dividend equivalents in the form of cash credits in lieu of Stock Units.
5.5 Vesting. All Stock Units and cash amounts credited to Key Employees’ Accounts under the Plan pursuant to Article IV and this Article V shall at all times be fully vested and not subject to any risk of forfeiture.
ARTICLE VI

DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNTS
6.1 Distributions. Subject to Section 6.2, amounts credited to a Key Employee’s Account shall be distributed in accordance with the requirements of Section 409A (including without limitation Code Section 409A(a)(2)) as soon as practicable following the earliest of:
(a)	the applicable valid Elected Payment Date (if any) for such amounts;
(b)	the date of the Key Employee’s Separation from Service;
(c)	the date that the Key Employee becomes Disabled;
(d)	the date of the Key Employee’s death;
(e)	the date of a Change in Control; and
(f)	the occurrence of an Unforeseeable Emergency with respect to the Key Employee.
The amount distributed under Section 6.1(a) shall be the amount in the Account covered by the applicable Elected Payment Date. The amount distributed under Sections 6.1(b) through 6.1(e) shall be the whole amount in the Account. The amount distributed under Section 6.1(f) shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution (the “Unforeseeable Emergency Amount”), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Key Employee’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship). The Committee shall have full and final authority to determine the Unforeseeable Emergency Amount, and shall make such determination consistent with Section 409A. After such distribution of the Unforeseeable Emergency Amount, amounts remaining in the Key Employee’s account shall continue to be subject to the terms of the Plan.
6.2 Specified Employee. Section 409A requires that in the case of any Specified Employee, the requirements of Section 409A are only met if distributions upon a Separation from Service are not made before the date which is six months after the date of the Specified Employee’s

Separation from Service (or, if earlier, the date of the Specified Employee’s death). Thus, if, at the time any distributions would otherwise be made to a Key Employee pursuant to Section 6.1(b), the Key Employee is a Specified Employee, then such distributions shall not be made until the date which is six months and one day after the Key Eligible Employee’s Separation from Service (or, if earlier, the date of the Key Employee’s death).
6.3 Form of Distribution. Distribution of Key Employees’ Accounts shall be made in the form of a single sum distribution. All distributions of Stock Units from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash. All distributions of cash amounts credited under the Plan shall be paid in cash. All distributions upon an Unforeseeable Emergency shall first be paid through the distribution of Stock Units credited to the applicable Key Employee’s Account, and second through the distribution of any cash amounts credited under the Plan to such Key Employee’s Account.
6.4 No Acceleration. The time of any Account distribution shall not be accelerated, except as otherwise permitted under Section 409A (including, without limitation, Section 409A(a)(3) of the Code) and under the Plan.
6.5 Beneficiary Designation. Each Key Employee shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. If no beneficiary has been designated by the Key Employee, then in the event of the Key Employee’s death, the balance of the amounts credited to the Key Employee’s Account shall be paid, in accordance with Section 6.1, to the Key Employee’s or former Key Employee’s estate. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Key Employee and filed with the Company’s Secretary.
ARTICLE VII

DEFERRED COMPENSATION AWARDS TO NON-EMPLOYEE DIRECTORS
Awards under Article IV through Article VI of the Plan may be issued to non-employee directors who elect under the FTI Consulting, Inc. Non-Employee Director Compensation Plan to (i) defer their annual retainer fees as Stock Units, or (ii) receive their cyclical equity grant in the form of Restricted Stock Units. Such Awards shall be subject to the terms of the Plan, provided, however, that the determination of the number of applicable Stock Units and Restricted Stock Units, and the applicable vesting, dividend equivalent, settlement and distribution provisions shall be in accordance with the terms provided under the FTI Consulting, Inc. Non-Employee Director Compensation Plan.
ARTICLE VIII

GENERAL EQUITY AWARDS
8.1 General. The Committee, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Code Section 409A, the Committee may permit or require a recipient of an Award to defer such Participant’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with the requirements of Code Section 409A. The maximum term for any stock option or stock appreciation right (“SAR”) shall not exceed ten years from the Grant Date of such Award (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, shall not exceed five years from the Grant Date). Notwithstanding anything herein to the contrary, if the term of any outstanding nonstatutory stock option or SAR is scheduled to expire during any period in which the grantee of such stock option or SAR is prohibited from exercising such stock option due to such an exercise resulting in a violation of any applicable federal, state or local law, the period during which such stock option or SAR may be exercised may, in the sole discretion of the Committee, be extended to a date that is no later than the 30th day following the date on which the exercise of such stock option or SAR would no longer violate any such applicable federal, state or local law, subject to the limitations of Code Section 409A.
8.2 Participation. All Eligible Service Providers as may be selected by the Committee from time to time may receive grants of Awards under this Article VIII, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date that such individuals first perform services for the Company or an Affiliate, provided that the grant of such Awards shall be conditioned upon such individuals actually commencing the performance of such services.

8.3 Stock Options. The Committee may from time to time grant Awards of incentive stock options or nonstatutory stock options to Eligible Service Providers, provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other Eligible Service Providers who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options (other than stock options subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”)) must have an exercise price at least equal to the Fair Market Value of a share of Common Stock on the Grant Date (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, at least 110% of the Fair Market Value of a share of Common Stock on the Grant Date). No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option, and unless it otherwise meets the requirements of Section 422 of the Code.
8.4 Stock Appreciation Rights. The Committee may from time to time grant Awards of SARs to Eligible Service Providers. A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock, over (B) the base price per share specified in the Grant Agreement, multiplied by (2) the number of shares of Common Stock specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date (other than in the case of the base price of Acquisition Awards). Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.
8.5 Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.
8.6 Phantom Stock. The Committee may from time to time grant Awards to Eligible Service Providers denominated in stock-equivalent units (referred to as “phantom stock,” “phantom stock units,” “Restricted Stock Units,” and “Stock Units”) in such amounts and on such terms and conditions as it shall determine. Stock-equivalent units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of stock-equivalent units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock-equivalent unit solely as a result of the grant of a stock-equivalent unit to the grantee.
8.7 Performance Awards.
8.7.1 General. The Committee may, in its discretion, grant performance Awards which become vested or payable on account of attainment of one or more objective and/or subjective performance goals during a specified period as established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. The performance period shall be determined by the Committee, in its sole discretion. For the avoidance of doubt, the performance period may be less than 12 months.
8.7.2 Performance-Based Compensation under Code Section 162(m). Without limiting the generality of the foregoing, performance goals established by the Committee relating to performance awards designated as “performance-based compensation” within the meaning of Code Section 162(m) shall be based on objectively determinable performance goals selected by the Committee that apply to an Eligible Service Provider or group of Eligible Service Providers, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. For Awards intended to be “performance-based compensation,” the grant of the performance Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Code Section 409A to the extent applicable. The performance goals that apply to Awards intended to be “performance-based compensation” shall be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; stock price; earnings per share; diluted earnings per share; earnings or loss per share before stock option expense; net earnings; operating or other earnings; profits; gross revenues; net revenues; cash flow; net cash flow or cash flow per share (in each case, before or after dividends); return on investment; cash balances; improvement in cash balances; operating income; operating expenses or reduction; improvement in or attainment of expense levels or working capital levels; gross income; net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation); return on capital (including return on total capital); gross margin; operating margin; working capital; revenue growth; annual recurring revenues; recurring revenues; segment or product revenues; debt reduction; economic value added; financial ratios (including those measuring liquidity, activity, profitability or leverage); return on assets or net assets; stockholder return; stockholder return ratios or comparisons with various stock market indices; return on equity; growth in assets; market share; appreciation in and/or maintenance of the price of the Company’s shares of common stock or any other publicly traded securities of the Company; economic value-added models; strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures, strategic partnerships or co-development or co-marketing arrangements; specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges; sales of securities; the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Committee in its sole discretion. Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Committee within the parameters of Code Section 162(m). With respect to performance goals consisting of financial metrics, such goals may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB principles. At any time prior to the final determination of the performance Awards, the Committee may adjust the performance goals and Awards for Participants to the extent that the Committee deems appropriate considering the requirements of Code Section 162(m), provided that if a performance Award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the Committee shall be precluded from increasing the amount of compensation payable under the terms of such performance Award (but may decrease the amount of compensation payable in its sole discretion). Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied. To the extent permitted under Code Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual, infrequently occurring or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration; (d) a change in tax law or accounting standards required by generally accepted accounting principles; or (e) any other recurring or non-recurring items as the Committee, in its sole discretion, shall determine.
8.8 Other Stock-Based Awards. The Committee may from time to time grant other stock-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based Awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.
8.9 Cash-Based Awards. The Committee may from time to time grant cash-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based Awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets, and shall be payable in cash. The maximum aggregate amount payable with respect to cash-based Awards to an Eligible Service Provider in a calendar year under Sections 8.7 and 8.9 of this Plan, which are intended to qualify as “performance-based compensation” under Code Section 162(m), shall not exceed $15.0 million.

8.10 Prohibition on Reloads, Repricings, Replacements and Cancellations. The Plan does not permit the automatic reload of stock options once they are exercised. Other than pursuant to Sections 9.2 through 9.4 of the Plan, the Committee shall not, without the approval of the Company’s stockholders (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the Fair Market Value per share or exchange such stock option or SAR for cash or another Award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of Common Stock are then listed.
8.11 Dividends and Dividend Equivalents on Awards. Notwithstanding anything in the Plan to the contrary, cash, stock and any other property declared as a dividend or a dividend equivalent with respect to any Award shall be accumulated and shall be subject to restrictions and risks of forfeiture to the same extent as the applicable Award with respect to which such cash, stock or other property dividend or dividend equivalent has been declared, and such cash, stock or other property dividend or dividend equivalent shall be distributed or paid at the time such applicable restrictions or risks of forfeiture shall lapse.
ARTICLE IX

SHARE RESERVE AND ADJUSTMENTS
9.1 Shares.
9.1.1 Available Shares. Subject to the other provisions of the Plan, the number of shares of Common Stock that may be issued with respect to Awards granted under the Plan, consisting of the sum of the following, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan: (i) 559,549 shares of Common Stock available for issuance and not subject to outstanding awards under the Plan as of March 25, 2025 (the “Board Approval Date”); (ii) 676,000 additional shares of Common Stock; plus (iii) any additional shares of Common Stock subject to outstanding awards under the Plan, the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated effective as of June 3, 2015 (the “2009 Plan”), and the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time to time (the “2006 Plan”), that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company, after the Board Approval Date. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. The maximum number of shares of Common Stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the Plan following the Board Approval Date is 1,235,549. Immediately following the Board Approval Date, if any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an Award, the shares subject to such Award and the repurchased, surrendered, tendered and withheld shares shall thereafter be available for further Awards under the Plan, provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited, surrendered or withheld after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.
9.1.2 Share Limits. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the maximum number of shares of Common Stock subject to Awards granted during any calendar year to any one individual under the Plan shall be limited to 350,000 shares of Common Stock per type of Award. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.
9.1.3 Non-Employee Directors’ Compensation. The aggregate grant date fair value (computed as of the applicable Grant Date) of total compensation (consisting of cash retainers and other cash compensation, as well as Awards granted under the Plan) to any Eligible Service Provider that is a non-employee director in any calendar year in respect of such director’s service as a member of the Board or any committee of the Board during such year shall not exceed $750,000. The Board may make exceptions to the limit for a non-executive chair of the Board (or, in extraordinary circumstances for an individual non-employee director, as the Board may determine in its sole discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation).

9.2 Changes in Capital Structure. In the event of a stock dividend, extraordinary dividend, or stock split or reverse stock split affecting the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 9.1 of the Plan, and (B) the number of shares covered by and other terms of outstanding Awards shall be adjusted by the Committee to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, extraordinary dividend, stock split or reverse stock split. The Company will not issue fractional shares of Common Stock.
9.3 Other Transactions Affecting the Common Stock. Except with respect to the transactions set forth in Section 9.2, in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, stock distribution, or reclassification, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, other than (subject to Section 9.4) any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan; and (B) appropriate adjustments in outstanding Awards, including, but not limited to, modifying the number, kind and price of securities subject to Awards. The terms and conditions of the Plan will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a Participant in exchange for, or by virtue of such Participant having been credited with, an Award, whether such additional and/or substitute securities or other property are received as a result of any spin-off, stock distribution, reclassification, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event not resulting in a Change in Control affecting the Common Stock or the share price of the Common Stock. The Committee shall make such equitable adjustments, if any, with respect to Key Employee Accounts (including, without limitation, adjusting the number of Restricted Stock Units or Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available thereunder and to reflect any spin-off, stock split-up, stock distribution, extraordinary dividend or other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock.
9.4 Change in Control Transactions. In the event of a Change in Control of the Company, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:
(a)
Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee on a basis at least as beneficial to the Participant as under the original award agreement and in a manner consistent with the requirements of Section 409A of the Code and Treasury Regulation Section 1.424-1 (and any amendments thereto), and the vesting conditions and restrictions to which any Award granted on or after the Effective Date and prior to the Change in Control are subject shall not automatically lapse upon the Change in Control (although the Committee shall have the discretion to convert any performance-based vesting conditions into time-based vesting conditions to take effect following the Change in Control). Notwithstanding the foregoing, in the event that, within two years following the Change in Control (or such shorter period as determined by the Committee in its sole discretion), the Participant’s service with the Company and its Affiliates is involuntarily terminated by the Company or any of its Affiliates for any reason other than for “Cause” (as defined below) and other than as a result of death or Disability, or by the Participant for “good reason” (within the meaning of such term or term or concept of like import under any employment agreement by and between the Employer and the Participant in effect at the time of the Change in Control, or if no such agreement exists, or no such term is contained in any such agreement, then the concept of “good reason” shall be inapplicable under this Section 9.4(a) unless otherwise determined by the Committee in its sole discretion), all outstanding Awards granted to such Participant which have not theretofore vested shall immediately vest and become exercisable and all restrictions on such Awards shall immediately lapse.

(b)
To the extent that Awards will not be continued, assumed, or have new rights substituted therefor in connection with a Change in Control, the Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the “Change in Control Price” (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price (if any) of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the

Company. In addition, the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards that provide for a Participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.
(c)
The term “Cause” shall have the meaning assigned to such term under the Eligible Service Provider’s employment or service agreement, and if not defined therein, the term “Cause” shall mean the following events of termination, unless otherwise determined by the Committee:

(i)	the Eligible Service Provider is convicted of or pleads nolo contendere to a felony;
(ii)
the Eligible Service Provider commits an act or omission involving material dishonesty with respect to the Company or any of its respective employees, customers or Affiliates, as reasonably determined by the Committee;

(iii)
the Eligible Service Provider willfully fails or refuses to carry out the material responsibilities of such Eligible Service Provider’s Service to the Company pursuant to his or her employment or service agreement or other material agreement with the Company or an Affiliate, as reasonably determined by the Committee;

(iv)
the Eligible Service Provider engages in gross negligence, willful misconduct, or a pattern of behavior which has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Committee;

(v)
the Eligible Service Provider engages in any act or omission which is in material violation of the FTI Consulting, Inc. Policy on Ethics and Business Conduct, Acceptable Use Policy or Policy on Inside Information and Insider Trading, or any other policy governing the behavior of employees of the Company; or

(vi)
the Eligible Service Provider commits a breach of the Eligible Service Provider’s material obligations under his or her employment or service agreement or other material agreement with the Company or an Affiliate, as reasonably determined by the Committee.

9.5 Unusual or Nonrecurring Events. The Committee shall make, in its discretion, and without the consent of holders of Awards, and subject to applicable limitations under the Plan (including, without limitations, the prohibition against repricings and the prohibition of exercising positive discretion with respect to Awards intended to be “performance-based compensation” under Code Section 162(m)), adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan.
ARTICLE X

COMPLIANCE WITH OTHER LAWS AND REGULATIONS
The Plan, the grant of Awards, and the issuance and delivery of shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares of Common Stock if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority or national securities exchange. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state, local or foreign laws. A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. To the extent applicable, Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law. The Committee may take such actions as it deems appropriate to ensure that the Plan and Awards hereunder may comply with any tax, securities or applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan. Any determination in this connection by the Committee shall be final, binding, and conclusive.
ARTICLE XI

MODIFICATION AND TERMINATION
11.1 General Provisions. The Board may terminate, amend or modify the Plan or any portion hereof at any time, provided, however, that without the approval of the Company’s stockholders, no such amendment or modification shall be made that (i) would increase the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, (ii) increase any limitations set with respect to any type of Award, or with respect to any Eligible Service Provider during any one calendar year, as provided in Sections 8.9 or 9.1 of the Plan, except as provided in Sections 9.2 through 9.4, of the Plan, (iii) reduce the minimum stock option price or SAR base price, as applicable, set forth in Sections 8.3 or 8.4 of the Plan or (iv) is required to be submitted to stockholders of the Company for approval pursuant to applicable law or the rules and regulations of the Securities and Exchange Commission, the principal U.S. securities exchange on which shares of the Company’s Common Stock are then traded, or any other governmental or regulatory authority (including any other securities exchange) to which the Company is subject or on which the Company’s equity securities are then listed. Furthermore, except as provided in Sections 9.2 through 9.4, in no event may the terms of previously granted stock options or SARs be amended or modified, without the consent to stockholders, to (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the Fair Market Value per share or exchange such stock option or SAR for cash or another Award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of Common Stock are then listed.
Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Except as specifically provided otherwise in the Plan, no amendment, modification or termination of the Plan shall materially adversely affect the rights of a Participant that has been established prior to such amendment, modification or termination absent the written consent of the affected Participant. Notwithstanding the foregoing, any amendment or modification of the Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan or to prevent an amount deferred under the Plan from being subject to any federal, state or local tax prior to the distribution of such deferred amounts in accordance with the terms of the Plan. For the avoidance of doubt, the modifications and amendments set forth in this Plan shall not apply retroactively to outstanding Awards authorized by the Committee prior to the Effective Date, without the consent of the applicable Participant.
11.2 Tax Law Compliance. To the extent that any provision of the Plan or any Award, or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and Awards hereunder will comply with Code Section 409A to the extent applicable, and the Plan and such Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award hereunder may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.
11.3 Post-Change in Control. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.
11.4 Awards in Foreign Countries. The Committee has the authority to grant Awards to Eligible Service Providers who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants, provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 9.1, (b) increases the number of shares available under the Plan, as set forth in Section 9.1, or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans at any time. The Committee may delegate the authority to approve sub-plans to comply with and administer such plans under the laws of jurisdictions outside the U.S. to a committee composed of executive officers, provided that such committee of executive officers shall have no power and authority to grant, award, approve, authorize and set the terms of any equity awards under this Plan.
ARTICLE XII

MISCELLANEOUS
12.1 Taxes and Withholding. As a condition to any payment or distribution pursuant to the Plan, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant thereunder. The Company may deduct or withhold such sum from any payment or distribution to the Participant. For each calendar year in which a Participant receives an Award in connection with the deferral of compensation, the Employer shall withhold from that portion of the Participant’s compensation that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes due, provided, however, that the Committee may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.
12.2 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as a result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. Shares subject to Acquisition Awards will not count against the number of available shares under the Plan. Available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of available shares under the Plan, subject to the applicable requirements of the primary U.S. securities exchange upon which shares of Common Stock of the Company are then listed.
12.3 No Right to Continued Employment. Nothing in the Plan or in any Grant Agreement shall confer any right on an Eligible Service Provider to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the Eligible Service Provider’s interests under the Plan. The Plan shall not be deemed to create or confer on any Eligible Service Provider any right to be retained in the employment or service of the Employer, nor to create or confer on any Eligible Service Provider the right to receive an Award with respect to any future period of service with the Employer. The terms and conditions of an Eligible Service Provider’s employment or service with the Employer shall be governed by arrangements entered into independently of the Plan.
12.4 Unfunded Status of the Plan. Neither the Plan nor any Award hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.
12.5 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

12.6 Nontransferability and Pledging. No Award or interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, hedge, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution; nor may such Award, interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceeding, except as otherwise determined by the Committee with respect to Eligible Service Providers who are not executive officers or non-employee directors of the Company.
12.7 Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset amounts to be paid to a Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company, except that no such offset shall be permitted to the extent that such an offset would result in adverse tax consequences to the Participant under Code Section 409A.
12.8 Availability of Rights. All rights with respect to an Award or an Account, including Restricted Stock Units or Stock Units credited thereto, will be available during the Participant’s lifetime only to the Participant or the Participant’s legally authorized guardian or personal representative. The Committee may, in its discretion, require a Participant’s guardian or personal representative to supply it with evidence that the Committee deems necessary to establish the authority of the guardian or personal representative to act on behalf of the Participant.
12.9 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Eligible Service Provider or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Eligible Service Provider or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
12.10 Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.
12.11 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
12.12 Treatment for Other Compensation Purposes. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.
12.13 Code Section 83(b) Elections. The Company, any of its Affiliates and the Committee have no responsibility for any election, attempt to elect or failure to elect to include the value of a restricted stock Award or other Award subject to Code Section 83 in the gross income of a Participant for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the executed election form.
12.14 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock option or SAR will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses.
12.15 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.16 Headings. Section headings are used in this Plan for convenience of reference only and shall not affect the meaning of any provision of the Plan.
12.17 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine, and the plural will include the singular and the singular will include the plural.
12.18 Effective Date. The Plan was adopted by the Board on March 28, 2017, subject to approval by the Company’s stockholders. The Plan shall be effective as of June 7, 2017 (the “Effective Date”), subject to stockholder approval. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date, except that no incentive stock option shall be granted under the Plan after the date that is ten years following the date of the Board’s adoption of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
12.19 Effect on Other Plans. Following the Effective Date, no further awards and grants shall be made under the 2009 Plan but awards outstanding under the 2009 Plan and the 2006 Plan as of the Effective Date shall continue to remain outstanding in accordance with the terms and conditions of the applicable plan. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans that may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.
12.20 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the claw back of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
12.21 Amendment Effective Date. An amendment to the Plan was adopted by the Board on the Board Approval Date and, subject to the approval of the Company’s stockholders, will become effective as of June 4, 2025 (the “Amendment Effective Date”). Notwithstanding anything in the Plan to the contrary, no Award shall be granted under the Plan after the tenth anniversary of the Amendment Effective Date, except that no incentive stock option shall be granted under the Plan after March 24, 2035. Subject to other applicable provisions of the Plan, Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
ARTICLE XIII

CLAIMS PROCEDURES
13.1Initial Claims. In the event that a dispute arises over any payment under the Plan and the payment is not paid or delivered to the Participant (or to the Participant’s estate in the case of the Participant’s death), the claimant of such payment must file a written claim with the Committee within 60 days from the date payment or delivery is refused. The Committee shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.
13.2 Appeals. If the claimant desires a second review, such claimant shall notify the Committee in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments that the claimant may deem appropriate. In its discretion, the Committee shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the decision is based.

Appendix E
AMENDMENT NO. 2 TO FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN
(ADOPTED EFFECTIVE AS OF JUNE 4, 2025)
FTI CONSULTING, INC.

2017 OMNIBUS INCENTIVE COMPENSATION PLAN
(Adopted Effective as of June 4, 2025)
This amendment No. 2 (the “Amendment”) to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, adopted effective as of June 7, 2017 and amended by Amendment No. 1, adopted effective as of June 3, 2020 (the “Plan”), is hereby adopted as of March 25, 2025 (the “Board Approval Date”) by the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.
WITNESSETH:
WHEREAS, the Company adopted the Plan for the purposes set forth therein; and
WHEREAS, pursuant to Article XI of the Plan, the Board has the right to amend the Plan, or any portion thereof, at any time, provided that any increase in the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, shall be subject to stockholder approval; and
WHEREAS, the Board has approved and authorized this Amendment to the Plan, has recommended that the stockholders of the Company approve this Amendment and has approved the proposal for submission to a vote of stockholders at the 2025 annual meeting of stockholders;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, as follows:
1.
Article IX, Subsection 9.1.1 Available Shares, is hereby amended by increasing the number of shares of Common Stock available for issuance under the Plan by an additional 676,000 shares of Common Stock, so that Section 9.1.1, as amended and restated, reads in its entirety as follows:

“9.1.1 Available Shares. Subject to the other provisions of the Plan, the number of shares of Common Stock that may be issued with respect to Awards granted under the Plan, consisting of the sum of the following, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan: (i) 559,549 shares of Common Stock available for issuance and not subject to outstanding awards under the Plan as of March 25, 2025 (the “Board Approval Date”); (ii) 676,000 additional shares of Common Stock; plus (iii) any additional shares of Common Stock subject to outstanding awards under the Plan, the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated effective as of June 3, 2015 (the “2009 Plan”), and the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time to time (the “2006 Plan”), that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company, after the Board Approval Date. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. The maximum number of shares of Common Stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the Plan following the Board Approval Date is 1,235,549. Immediately following the Board Approval Date, if any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an Award, the shares subject to such Award and the repurchased, surrendered, tendered
E-1

and withheld shares shall thereafter be available for further Awards under the Plan, provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited, surrendered or withheld after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.”
2.	Article XII, New Subsection 12.21. Amendment Effective Date, is hereby added to read in its entirety, as follows:
“12.21 Amendment Effective Date. An amendment to the Plan was adopted by the Board on the Board Approval Date and, subject to the approval of the Company’s stockholders, will become effective as of June 4, 2025 (the Amendment Effective Date”). Notwithstanding anything in the Plan to the contrary, no Award shall be granted under the Plan after the tenth anniversary of the Amendment Effective Date, except that no incentive stock option shall be granted under the Plan after March 24, 2035. Subject to other applicable provisions of the Plan, Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.”
3.	Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.
E-2

555 12th Street NW
Suite 700
Washington, D.C. 20004
+1.202.312.9100
www.fticonsulting.com
NYSE: FCN

Copyright© 2025 FTI Consulting, Inc. All Rights Reserved.

FTI CONSULTING

FTI CONSULTING, INC.
ATTN: MICHAEL ROSENTHALL
CORPORATE SECRETARY
555 12th STREET NW
SUITE 700
WASHINGTON, D.C. 20004

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 3, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.ProxyVote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68925-P25591 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

FTI CONSULTING, INC.

Company Proposals

The Board of Directors recommends you vote FOR all of the director nominees named below in Proposal No. 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mark S. Bartlett	☐	☐	☐
1b. Elsy Boglioli	☐	☐	☐
1c. Claudio Costamagna	☐	☐	☐
1d. Nicholas C. Fanandakis	☐	☐	☐
1e. Steven H. Gunby	☐	☐	☐
1f. Stephen C. Robinson	☐	☐	☐
1g. Laureen E. Seeger	☐	☐	☐
1h. Eric T. Steigerwalt	☐	☐	☐
1i. Janet H. Zelenka	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote FOR Proposals No. 2, No. 3 and No. 4:	**For**	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as FTI Consulting, Inc.'s independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. Advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2024 as described in the Proxy Statement.	☐	☐	☐
4. Amendment to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan to increase the number of authorized shares of common stock issuable by an additional 676,000 shares and extend the expiration date to June 4, 2035.	☐	☐	☐

NOTE: The proxy holders will vote in their discretion with regard to such other business that may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

FTI CONSULTING, INC.

MEETING INFORMATION/ADMISSION TICKET

(not transferable)

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 6, 2025.

V68926-P25591

PROXY FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FTI CONSULTING, INC.

The undersigned shareholder(s) of FTI Consulting, Inc., a Maryland corporation (the "Company"), hereby appoint(s) Steven H. Gunby and Ajay Sabherwal, and each of them singly, as proxies, each with full power of substitution in each of them, to attend the 2025 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on June 4, 2025 at the office of the Company located at 555 12th Street NW, Suite 700, Washington, D.C. 20004, at 9:30 a.m. (Eastern Time), and at any and all postponements and adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, AND FOR PROPOSALS NO. 2, NO. 3 AND NO. 4, AND IN ACCORDANCE WITH THE PROXYHOLDER'S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, AND FOR PROPOSALS NO. 2, NO. 3 AND NO. 4.

(Continued and to be marked, signed and dated on the reverse side)